As filed with the Securities and Exchange Commission on January 21, 2016

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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Heat Biologics, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware	2836	26-2844103
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

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801 Capitola Drive

Durham, North Carolina 27713

(919) 240-7133

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

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Jeffrey Wolf

Chief Executive Officer and

Chairman of the Board of Directors

Heat Biologics, Inc.

801 Capitola Drive

Durham, North Carolina 27713

(919) 240-7133

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Leslie Marlow, Esq. Gracin & Marlow, LLP The Chrysler Building 405 Lexington Avenue, 26th Floor New York, New York 10174 (212) 907-6457	John D. Hogoboom, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10020 (212) 262-6700

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 424, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(3)	Amount of registration fee(2)

Common Stock, $0.0002 par value (2)(3)	$14,375,000	$1,448

Total	$14,375,000	$1,448

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)

Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	Includes shares subject to the underwriters’ over-allotment option.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated January 21, 2016

PRELIMINARY PROSPECTUS

                   Shares

Common Stock

We are offering $12,500,000 of shares of our common stock. Our common stock is listed on the NASDAQ Capital Market under the symbol “HTBX.” On January 20, 2016, the last reported sale price of our common stock on the NASDAQ Capital Market was $2.14 per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements.  See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Investing in our common stock involves risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount (1)	$	$
Proceeds, before expenses, to us	$	$

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(1)	We have also agreed to reimburse the underwriters for certain expenses. See “Underwriting” beginning on page 99 of this prospectus for a description of the compensation payable to the underwriters.

We have granted a 45-day option to the underwriters to purchase up to $1,875,000 of additional shares of our common stock solely to cover over-allotments, if any.

We expect that delivery of the common stock offered hereby will be made through the facilities of The Depository Trust Company on or about           , 2016.

Sole Book-Running Manager

Roth Capital Partners

          , 2016

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You should rely only on the information contained in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the underwriters have authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: Neither we nor any of the underwriters have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of shares of common stock and the distribution of this prospectus outside of the United States.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. We are ultimately responsible for all disclosure included in this prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Except where the context requires otherwise, in this prospectus the “Company,” “Heat Biologics,” “Heat,” “we,” “us” and “our” refer to Heat Biologics, Inc., a Delaware corporation formed in June 2008, and, where appropriate, its subsidiaries, Heat Biologics I, Inc., Heat Biologics III, Inc., Heat Biologics IV, Inc., Heat Biologics GmbH and Heat Biologics Australia Pty LTD.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not intended to be complete and does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 8 and our financial statements and the notes thereto contained in the prospectus, before making an investment decision. Except where the context requires otherwise, in this prospectus the terms “Company,” “Heat,” “we,” “us” and “our” refer to Heat Biologics, Inc., a Delaware corporation.

Company Overview

We are an immuno-oncology company developing novel therapies intended to activate a patient’s immune system to fight cancer.  Using our T cell-stimulating platform technologies, ImPACT™ (Immune Pan-Antigen Cytotoxic Therapy) and ComPACT (Combination Pan-Antigen Cytotoxic Therapy), we have generated several product candidates that we believe may be effective in treating certain forms of cancer.  Our platform technologies address two synergistic mechanisms of action: activation of CD8+ T cells, or “killer” T cells; and T cell co-stimulation.  We believe the use of these technologies has the potential to enhance patients' natural immune response against certain cancers.  We believe that our product candidates could, among other things, enhance the efficacy of other therapies, such as checkpoint inhibitors, which are designed to reverse tumor-induced immune suppression.

Using our ImPACT™ platform technology, we have developed product candidates that consist of live, genetically-modified, irradiated human cancer cells which secrete a broad spectrum of tumor-associated antigens (“TAAs”) together with a potent immune response stimulator called “gp96.”  The secreted antigen-gp96/TAA complexes activate a patient’s immune system to recognize and kill cancer cells that express the TAAs included in the product candidates, which we have engineered to address the most prevalent TAAs present in the “tumor signature” of a specific cancer.

Our ComPACT platform technology enables us to combine a pan-antigen T cell activating vaccine and a T cell co-stimulator in a single product, offering the potential benefits of combination immunotherapy without the need for multiple independent biologic products.  Using ComPACT, we have engineered new product candidates that incorporate various ligand fusion proteins targeting co-stimulatory receptors (OX40, ICOS, 4-1BB) into the gp96-Ig expression vector, resulting in a single product candidate that includes both a pan-antigen T cell priming vaccine and a T cell co-stimulator.

Using our platform technologies, we produce product candidates from proprietary allogeneic cell lines selected to express the broadest array of commonly shared tumor antigens for a specified type of cancer.  Unlike autologous or “personalized” therapeutic vaccine approaches that require the extraction of blood or tumor tissue from each patient and the creation of an individualized treatment, our product candidates are fully allogeneic, do not require extraction of individual patient’s material or custom manufacturing. As a result, our product candidates can be mass-produced and readily available for immediate patient use.  Because each patient receives the same treatment, we believe that our immunotherapy approach offers logistical, manufacturing and other cost benefits compared to one-off, patient-specific approaches.

Using our ImPact™ platform technology, we have developed HS-410 (vesigenurtacel-L) as a product candidate to treat non-muscle invasive bladder cancer (“NMIBC”) and HS-110 (viagenpumatucel-L), intended for use in combination with an anti-PD-1 checkpoint inhibitor, as a potential treatment for patients with non-small cell lung cancer (“NSCLC”).  We are currently conducting a Phase 2 trial of HS-410 in patients with NMIBC and a Phase 1b trial of HS-110, in combination with Bristol-Myers Squibb’s PD-1 inhibitor nivolumab (Opdivo®) in patients with NSCLC.  Using our ComPACT platform technology, we have developed HS-120 as a potential treatment for NSCLC.  We expect to file an Investigational New Drug, or IND, submission for our first product candidate for non small cell lung cancer (HS 120) in the second half of 2016.

The table below summarizes our current product candidates and their stages of development:

HS-410 – Bladder Cancer

HS-410 (vesigenurtacel-L) is a biologic product candidate comprising a cancer cell line genetically modified using our ImPACT™ technology platform to secrete a wide range of cancer antigens related to bladder cancer bound to gp96 molecules.  We believe that HS-410 has the potential to activate a T cell mediated pan-antigen immune response that could be an effective treatment for patients with NMBIC.

On November 6, 2015, we announced the results from our Phase 1 trial, evaluating the safety and immune response of HS-410, after surgery and treatment with standard of care bacillus Calmette-Guérin (BCG), in patients with high-risk NMIBC.  In that trial, HS-410 exhibited a positive safety profile and was well-tolerated with no serious adverse events (SAEs) and no patients discontinuing the trial due to adverse events (AEs).  7 out of the 10 patients had no documented recurrence of cancer >1 year after treatment.   3 out of 4 patients with carcinoma in situ (CIS), the patient population expected to be the least responsive to standard of care treatment, did not experience a recurrence one year after treatment.  In the study subjects, HS-410 elicited a broad-based (polyclonal) expansion of patient T cells and a high level of CD8+ tumor-infiltrating lymphocytes (TILs). Additionally, based on tissue samples taken from each patient, HS-410 shared 15 or more tumor antigens in common with those expressed on the patients' cancer cells, which we believe supports our belief that HS-410 has the ability to target a broad range of tumor antigens.  These data confirm previous preclinical findings regarding the unique mechanism of action for HS-410. Moreover, third-party analysis of blinded samples from the trial demonstrated a strong correlation between baseline characteristics of TILs by T cell receptor (TCR) sequencing and clinical outcome. Specifically, the 7 patients who remained disease free after one year exhibited the greatest clonal expansion of intratumoral T cells (p-value 0.0126).

In October 2015, we completed enrollment of our 75-patient, blinded, randomized, placebo-controlled arms of our ongoing Phase 2 clinical trial evaluating HS-410 in combination with BCG in patients with high risk NMIBC. We are enrolling an additional 25 patients to evaluate HS-410 as a monotherapy in an unblinded, open-label arm of this same trial, and we anticipate completing enrollment of this arm in early 2016.  Our Phase 2 trial will examine safety, tolerability, immune response and preliminary clinical activity of HS-410. The primary endpoint is one-year disease free survival.  We expect to report topline efficacy, immune-response and safety results in the fourth quarter of 2016.

In March 2015, the U.S. Food and Drug Administration (“FDA”) granted Fast Track designation for HS-410 for the treatment of NMIBC. The Fast Track program is designed to facilitate the development and expedite the review of therapies intended to treat serious or life-threatening conditions and that demonstrate the potential to address unmet medical needs.  The advantages of Fast Track designation include actions to expedite development, including opportunities for frequent interactions with the FDA review team to discuss all aspects of developments to support approval and eligibility for priority review depending on clinical data at the time of Biologics License Application (“BLA”) submission.  We believe that this designation will expedite our development of HS-410.

HS-110 – Non-Small Cell Lung Cancer (“NSCLC”)

HS-110 (viagenpumatucel-L) is a biologic product candidate comprising a cancer cell line that has been genetically modified using our ImPACT™ technology platform to secrete a wide range of cancer associated antigens related to lung cancer bound to gp96 proteins.  We believe that HS-110 has the potential to activate a T-cell mediated pan-antigen immune response that could be an effective treatment for patients with NSCLC.

We are conducting a Phase 1b clinical trial evaluating HS-110 in combination with Bristol-Myers Squibb’s PD-1 inhibitor nivolumab (Opdivo®) in patients with NSCLC.  The multicenter, open label trial is expected to initially enroll 18 patients and is designed to accommodate cohort expansion up to 30 patients in total.  The purpose of the trial is to evaluate the safety and efficacy of HS-110 in combination with nivolumab, an FDA approved anti-PD-1 checkpoint inhibitor, in patients with NSCLC whose cancers have progressed after first-line therapy. Primary and secondary trial endpoints include safety and tolerability, immune response, overall response rate and progression-free survival.  Top-line objective response rate and 6-month progression free survival (PFS) data are expected by the end of 2016 for these first 18 patients.

We also are conducting a Phase 2 clinical trial evaluating HS-110 in combination with low dose cyclophosphamide versus chemotherapy alone as a potential third-line or fourth-line treatment in patients with NSCLC.  We completed enrollment of 66 patients in this study in September 2015. These patients will be followed for immune response and overall survival with data expected to be reported in the fourth quarter of 2016.

In February 2013, the inventor of our ImPACT™ technology reported results from a Phase 1 open-label, single center clinical trial of HS-110 in patients with advanced NSCLC.  In the 18-patient study, 15 of the 18 treated patients completed the first course of three planned courses of therapy. Two patients completed all three planned courses of therapy (defined as three, six week treatment cycles). In that trial, HS-110 showed no overt toxicity. There were no treatment-related SAEs. Most of the AEs were reported as mild or moderate (grade 1 or 2) with the most frequent being injection site reactions and rashes that were transitory and usually resolved in one to two weeks.  Eleven of the fifteen patients (73%) who completed the first course of therapy with HS-110, exhibited a two-fold or greater increase in CD8+ cells secreting interferon gamma (CD8-CTL IFN- γ). The median survival of these eleven patients was 16.5 months (95% CI:7.1-20.0). In comparison, the 4 patients who failed to show increased CD8-CTL IFN-γ responses survived 2.1, 2.3, 6.7, and 6.7 months, or a median survival of 4.5 months, which is consistent with the expected survival times in this patient population. In 7 of 18 treated patients, tumor growth was stabilized, however no partial or complete tumor responses (e.g., reduction or disappearance of tumors) were observed in any of the 18 patients. The median one-year overall survival rate of patients in the study was 44% (95% CI:21.6-65.1), comparing to a 5.5% rate based on published historical data from an unrelated 43-patient advanced lung cancer population. One of the late-stage lung cancer patients survived over four years after treatment and another patient survived over three years after treatment.

Additional Indications

We continue to evaluate other potential indications for our ImPACT™ and ComPACT platform technologies.  Specifically, using ComPACT, we have developed cell lines for several other cancers with the first product candidate being a second-generation therapy for non-small cell lung cancer (HS-120).  Our decision to further pursue these product candidates or any additional product candidates other than our two lead product candidates will be based in part upon available funding and partnering opportunities.  On February 18, 2015, we announced a collaboration with OncoSec Medical Inc. to evaluate the feasibility of OncoSec’s ImmunoPulse in vivo electroporation technology for intra-tumoral delivery of gp96-Ig encoding DNA plasmids to activate specific immune responses against ‘private,’ mutation-derived tumor neo-antigens.  This collaboration is ongoing, and we will announce data demonstrating that intratumoral electroporation of ComPACT plasmid DNA leads to release of tumor specific neo antigens in the first half of 2016.

ImPACT™ / ComPACT Platform Technologies Advantages:

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ImPACT represents a cell-based product platform that functions as both an immune activator and an antigen-delivery vehicle.

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In addition, ImPACT is believed to be the only adjuvant currently in clinical development that is specific to CD8+ cytotoxic T cell immune responses, which we believe is especially important for developing therapeutics in oncology and a number of infectious disease indications.

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Our therapies do not require an additional adjuvant. Some vaccines require the addition of another drug, called an adjuvant, to enhance their effectiveness. Adjuvants typically cause irritation at the injection site. HS-110, one of our product candidates, is itself an adjuvant, so we do not have to use additional adjuvants to generate and maintain an activated immune response, thereby limiting any injection site reaction to that caused by our own therapies.

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ComPACT represents a potential dual-acting immunotherapy, combining a pan-antigen T cell priming vaccine and T cell co-stimulator in a single product.

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To our knowledge, ComPACT represents the first dual-acting immunotherapy that provides more effective stimulation of CD8+T cells and higher rates of tumor rejection than are achieved with either individual administration of traditional vaccines, OX40 agonist antibodies, or combinations with OX40 agonist antibodies and traditional vaccines.

The CD8+ cytotoxic T cell specific nature of our ImPACT™ and ComPACT platform technologies predict that they will be most useful in stimulating immune responses for diseases where actual cell-killing is an important part of the therapeutic effect. Cancer, which is a disease of mutated cells, naturally became the first area of focus.  ImPACT™ and ComPACT applied to cancer therapies contrast in several critical ways to other cancer immunotherapy technologies:

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Both ImPACT™ and ComPACT platform technologies offer our ready-to-use approach which do not require any personalized manufacturing. We believe our therapeutic vaccines are easier and less expensive to manufacture than autologous vaccines because our therapeutic vaccines do not require the harvesting of blood and/or tumor tissue from each patient in order to manufacture a course of treatment. We believe this is highly advantageous because it can bring the logistics, manufacturing, cost and distribution of our therapeutic vaccines within the purview of traditional biopharmaceutical product channels and dramatically expand our pool of corporate partners.

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Both ImPACT™ and ComPACT platform technologies stimulate an immune response against the full antigenic repertoire of the cancer cells, not just one or a handful of antigens. Our ImPACT™ and ComPACT platform technologies are designed to combine broad antigen targeting of known and unknown tumor associated antigens complexed with a potent immune adjuvant. The activated immune response generated by our platform technologies may be useful in treating a wide range of cancers and infectious diseases.

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There are no other allogeneic, cell-based vaccine technologies which provide a molecular transporter (gp96-Ig in the case of ImPACT™ and ComPACT) to provide specific activation of a patient’s CD8+ T cells across MHC barriers.

Strategy

Our objective is to become a leading biopharmaceutical company specializing in the development and commercialization of allogeneic, ready-to-use immunotherapies.  Our platform technologies, ImPACT™ and ComPACT, are designed to address two synergistic mechanisms of action: robust activation of killer T cells and T cell co-stimulation to further enhance patients' immune response.  We believe future cancer immunotherapy will involve multiple agents and our platform could work synergistically with other therapies, such as checkpoint inhibitors, which are designed to reverse tumor-induced immune suppression.  We are focused on discovering, developing and applying our ImPACT™ and ComPACT platform technologies towards a number of disease indications. The key elements of our strategy are:

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Develop and obtain regulatory approval for our product candidates. We have completed enrollment for the randomized arms of our NMIBC Phase 2 trial evaluating HS-410 in combination with BCG.  We expect to report topline efficacy, immune response and safety results in the fourth quarter of 2016. We are conducting a Phase 1b trial of HS-110 in combination with nivolumab (Opdivo®), a Bristol-Myers Squibb PD-1 checkpoint inhibitor, to treat patients with NSCLC. Beyond NSCLC and bladder cancers - depending upon funding and partnering opportunities - we plan to initiate additional clinical trials and in some cases expand current clinical trials in these and other disease targets utilizing our ImPACT™ and ComPACT platform technologies.

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Maximize commercial opportunity for our ImPACT™ and ComPACT technology. Our current product candidates target large markets with significant unmet medical needs. For each of our product candidates, we seek to retain all manufacturing, marketing and distribution rights which should give us the ability to maximize the economic potential of any future U.S. or international commercialization efforts. We believe that we should be well positioned to successfully commercialize our product candidates independently or through United States. and international corporate partnerships.

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Enhance our partnering efforts. We are continually exploring partnerships for licensing and other collaborative relationships and remain opportunistic in seeking strategic partnerships.

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Further expand our broad patent portfolio. We have made a significant investment in the development of our patent portfolio to protect our technologies and programs, and we intend to continue to do so. We have obtained exclusive rights to five different patent families directed to therapeutic compositions and methods related to our vaccine platform and preclinical development programs for cancer. These families comprise 15 PCT applications, three allowed patent applications, and thirty-two pending patent applications. These patents and applications cover the United States, Europe, and Japan as well as several other countries having commercially significant markets.

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Manage our business with efficiency and discipline. We believe we have efficiently utilized our capital and human resources to develop and acquire our product candidates and programs, and create a broad intellectual property portfolio. We operate cross-functionally and are led by an experienced management team with backgrounds in developing and commercializing product candidates. We use project management techniques to assist us in making disciplined strategic program decisions and to attempt to limit the risk profile of our product pipeline.

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Obtain additional grant funding. To more fully develop our ImPACT™ and ComPACT platform technologies and their application to a variety of human diseases, we plan to continue to seek and access external sources of grant funding on our own behalf and in conjunction with our academic and other partners to support the development of our pipeline programs. While we intend to work with our academic partners to secure additional grant funding, these partners have no obligation to work with us to secure such funding. We also intend to continue to evaluate opportunities and, as appropriate, acquire or license technologies that meet our business objectives.

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Continue to both leverage and fortify our intellectual property portfolio. We believe that we have a strong intellectual property position relating to the development and commercialization of our ImPACT™ and ComPACT platform technologies. We plan to continue to leverage our portfolio to create value. In addition to fortifying our existing intellectual property position, we intend to file new patent applications, in-license new intellectual property and take other steps to strengthen, leverage, and expand our intellectual property position.

Corporate Background

We were incorporated under the laws of the State of Delaware on June 10, 2008.  Our principal offices are located at 801 Capitola Drive, Durham, North Carolina 27713.  Our website address is www.heatbio.com. The information contained in, and that can be accessed through, our website is not incorporated into and is not a part of this report.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we intend to take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

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allowance to provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

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reduced disclosure about our executive compensation arrangements;

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no non-binding advisory votes on executive compensation or golden parachute arrangements; and

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exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you have beneficial ownership.

The Offering
Common stock offered by us	[_________] shares (assuming a public offering price of $[●] per share, the last reported sale price of our common stock on the NASDAQ Capital Market on January [●], 2016).
Over-allotment option

We have granted the underwriters a 45-day option to purchase up to $1,875,000 of additional shares of our common stock from us at the public offering price less the underwriting discount, solely to cover any over-allotments.

Common stock outstanding after the offering

[_________] shares (assuming a public offering price of $[●] per share, the last reported sale price of our common stock on the NASDAQ Capital Market on January [●], 2016) (or [_________] shares if the underwriters exercise their over-allotment option in full).

Use of Proceeds

We intend to use the net proceeds of this offering to continue to fund our current Phase 2 trial as well as preparation for our Phase 3 trial of HS-410 for the treatment of NMIBC; our current Phase 1b and anticipated Phase 2 trial of HS-110 in combination with Bristol-Myers Squibb PD-1 checkpoint inhibitor for the treatment of NSCLC; to fund manufacturing of new ComPACT products to support at least one new IND in NSCLC; and working capital and general corporate purposes. See “Use of Proceeds.”

Risk Factors	See the section entitled “Risk Factors” beginning on page 8 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.
NASDAQ Capital Market symbol	HTBX

The number of shares of common stock shown above to be outstanding after this offering is based on 8,424,641 shares outstanding as of December 31, 2015, and excludes as of such date:

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1,214,686 shares of our common stock issuable upon exercise of outstanding options under our equity incentive plans at a weighted-average exercise price of $4.93 per share;

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142,392 shares of our common stock reserved for issuance upon the exercise of outstanding warrants with a weighted-average exercise price of $11.03 per share; and

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452,902 shares of our common stock that are reserved for equity awards that may be granted under our equity incentive plans.

Unless otherwise indicated, the information in this prospectus assumes no exercise by the underwriters of their overallotment option.

RISK FACTORS

Investors should carefully consider the risks described below before deciding whether to invest in our securities. If any of the following risks actually occurs, our business, financial condition or results of operations could be adversely affected. In such case, the trading price of our common stock could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus as a result of different factors, including the risks we face described below.

Risks Relating to our Company

We have had limited operations to date.

We are a clinical stage company and have had limited operations to date. We have yet to demonstrate our ability to overcome the risks frequently encountered in our industry and are still subject to many of the risks common to such enterprises, including our ability to implement our business plan, market acceptance of our proposed business and products, under-capitalization, cash shortages, limitations with respect to personnel, financing and other resources, competition from better funded and experienced companies, and uncertainty of our ability to generate revenues. There is no assurance that our activities will be successful or will result in any revenues or profit, and the likelihood of our success must be considered in light of the stage of our development. Even if we generate revenue, there can be no assurance that we will be profitable. In addition, no assurance can be given that we will be able to consummate our business strategy and plans, or that financial, technological, market, or other limitations may force us to modify, alter, significantly delay, or significantly impede the implementation of such plans. We have insufficient results for investors to use to identify historical trends. Investors should consider our prospects in light of the risk, expenses and difficulties we will encounter as an early stage company. Our revenue and income potential is unproven and our business model is continually evolving. We are subject to the risks inherent to the operation of a new business enterprise, and cannot assure you that we will be able to successfully address these risks.

We have a limited operating history upon which to evaluate our ability to commercialize our products.

We are a clinical stage company and our success is dependent upon our ability to obtain regulatory approval for and commercialize our products and we have not demonstrated an ability to perform the functions necessary for the approval or successful commercialization of any product candidates. The successful commercialization of any product candidates will require us to perform a variety of functions, including:

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continuing to undertake preclinical development and successfully enroll patients in clinical trials;

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participating in regulatory approval processes;

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formulating and manufacturing products; and

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conducting sales and marketing activities.

While various members of our management and staff have significant experience in conducting cancer trials, the Company, to date, has not successfully completed any clinical trials other than the Phase 1 portion of our Phase 1/2 bladder cancer trial and has limited experience conducting and enrolling patients in clinical trials. Until recently, our operations have been limited primarily to organizing and staffing the Company, acquiring, developing and securing our proprietary technology and undertaking pre-clinical trials and preparing for our early clinical trials of our product candidates. These operations provide a limited basis for you to assess our ability to commercialize our product candidates and the advisability of investing in our securities.

Our consolidated financial statements have been prepared assuming that we will continue as a going concern.

Our operating losses, negative cash flow from operations and limited alternative sources of revenue raise substantial doubt about our ability to continue as a going concern.  The consolidated financial statements for the period ended September 30, 2015 do not include any adjustments that might result from the outcome of this uncertainty.  If we cannot raise adequate capital on acceptable terms we will need to revise our business plans.

We are substantially dependent on the success of our product candidates, HS-410 and HS-110/HS-120 and we cannot provide any assurance that any of our product candidates will be commercialized.

To date, our main focus and the investment of a significant portion of our efforts and financial resources has been in the development of our product candidates, HS-410 and HS-110, for which we are currently actively conducting Phase 2 and Phase 1b clinical trials, respectively. Our future success depends heavily on our ability to successfully manufacture, develop, obtain regulatory approval, and commercialize these product candidates, which may never occur.  Before commercializing either product candidate, we will require additional clinical trials and regulatory approvals for which there can be no guarantee that we will be successful. We currently generate no revenues from our product candidates, and we may never be able to develop or commercialize a marketable drug.

If we experience delays in the enrollment of patients in our clinical trials, our receipt of necessary regulatory approvals could be delayed or prevented.

Our inability to locate and enroll a sufficient number of eligible patients in our clinical trials for any of our current or future clinical trials would result in significant delays or may require us to abandon one or more clinical trials.  Our ability to enroll patients in trials is affected by many factors out of our control including the size and nature of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, the design of the clinical trial, competing clinical trials and clinicians’ and patients’ perceptions as to the potential advantages of the drug being studied in relation to other available therapies, including any new drugs that may be approved for the indications we are investigating.

We currently have no product revenues and may not generate revenue at any time in the near future, if at all.

We currently have no products for sale and we cannot guarantee that we will ever have any drug products approved for sale. We and our product candidates are subject to extensive regulation by the FDA, and comparable regulatory authorities in other countries governing, among other things, research, testing, clinical trials, manufacturing, labeling, promotion, marketing, adverse event reporting and recordkeeping of our product candidates. Until, and unless, we receive approval from the FDA and other regulatory authorities for our product candidates, we cannot commercialize our product candidates and will not have product revenues. For the foreseeable future, we will have to fund all of our operations from equity and debt offerings, cash on hand and grants. We believe that due to our current cash position and estimates of expenses, there is substantial doubt about our ability to continue as a going concern. In addition, changes may occur that would consume our available capital at a faster pace than expected, including changes in and progress of our development activities, acquisitions of additional candidates and changes in regulation. Moreover, preclinical studies and clinical trials may not start or be completed as we forecast and may not achieve the desired results. Therefore, we expect that we will seek additional sources of funding, such as additional financing or grant funding, and additional financing may not be available on favorable terms, if at all. Our ability to raise capital through the sale of equity may be limited by the various rules of the Securities and Exchange Commission and the Nasdaq Capital Market which place limits on the number of shares of stock that may be sold. If we do not succeed in raising additional funds on acceptable terms, we may be unable to complete planned preclinical and clinical trials or obtain approval of our product candidates from the FDA and other regulatory authorities. In addition, we could be forced to delay, discontinue or curtail product development, forego sales and marketing efforts, and forego licensing in attractive business opportunities. Any additional sources of financing will likely involve the issuance of our equity or debt securities, which will have a dilutive effect on our stockholders.

We may continue to generate operating losses and experience negative cash flows and it is uncertain whether we will achieve profitability.

For the nine months ended September 30, 2015 and the year ended December 31, 2014, we incurred a net loss of ($14,357,325) and ($12,243,211), respectively. We have an accumulated deficit of ($37,943,582) through September 30, 2015. We expect to continue to incur operating losses until such time, if ever, as we are able to achieve sufficient levels of revenue from operations. Our ability to achieve profitability will depend on the market acceptance of our product offerings and our capacity to develop, introduce and sell our products to our targeted markets. There can be no assurance that we will ever generate significant sales or achieve profitability. Accordingly, the extent of future losses and the time required to achieve profitability, if ever, cannot be predicted at this point.

Even if we succeed in developing and commercializing one or more product candidates, we expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to continue to incur significant operating expenses and anticipate that our expenses will increase substantially in the foreseeable future as we:

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continue to undertake preclinical development and conduct clinical trials for product candidates;

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seek regulatory approvals for product candidates;

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implement additional internal systems and infrastructure; and

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hire additional personnel.

We also expect to experience negative cash flows for the foreseeable future as we fund our operating losses. As a result, we will need to generate significant revenues or raise additional financing in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability would likely negatively impact the value of our securities and financing activities.

If we do not comply with the covenants under our secured loans with Square 1 Bank, we may be forced to seek other sources of financing and if we default on our secured loan with Square 1 Bank we could be forced to suspend all operations.

We have entered into loans with Square 1 Bank that are secured by substantially all of our assets, excluding our intellectual property. Our loan agreement with Square 1 Bank sets forth various affirmative and negative covenants that we must comply with, including covenants regarding financial reporting, limits on our cash burn, incurrence of indebtedness and liens and mergers and acquisitions. In addition, we are required to continually run two clinical trials. If we fail to comply with these covenants or if we fail to make timely monthly payments under the secured loans when due, Square 1 Bank could declare our loans in default. Additionally, if we do not commercialize a product by the maturity date of the loan, we may be unable to repay the loans to Square 1 Bank. If we default on the loans, Square 1 Bank has the right to seize the collateral secured by the loans, which could result in our licenses reverting back to our licensor and could force us to suspend all operations. In order to comply with the covenants of the loans and to make timely payments to Square 1 Bank under the loans, we may need to raise additional capital, which might not be available to us on favorable terms or at all.

Risks Relating to our Business

If we do not obtain the necessary regulatory approvals in the United States and/or other countries we will not be able to sell our product candidates.

We cannot assure you that we will receive the approvals necessary to commercialize any of our product candidates or any product candidates we acquire or develop in the future. We will need FDA approval to commercialize our product candidates in the United States and approvals from the FDA-equivalent regulatory authorities in foreign jurisdictions to commercialize our product candidates in those jurisdictions. In order to obtain FDA approval of any product candidate, we must submit to the FDA a BLA, demonstrating that the product candidate is safe, pure and potent, or effective for its intended use. This demonstration requires significant research including preclinical studies, as well as clinical trials. Satisfaction of the FDA’s regulatory requirements typically takes many years, depends upon the type, complexity and novelty of the product candidate and requires substantial resources for research, development and testing. We cannot predict whether our clinical trials will demonstrate the safety and efficacy of our product candidates or if the results of any clinical trials will be sufficient to advance to the next phase of development or for approval from the FDA. We also cannot predict whether our research and clinical approaches will result in drugs or therapeutics that the FDA considers safe and effective for the proposed indications. The FDA has substantial discretion in the drug approval process. The approval process may be delayed by changes in government regulation, future legislation or administrative action or changes in FDA policy that occur prior to or during our regulatory review. Delays in obtaining regulatory approvals may:

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prevent or delay commercialization of, and our ability to derive product revenues from, our product candidates; and

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diminish any competitive advantages that we may otherwise believe that we hold.

Even if we comply with all FDA requests, the FDA may ultimately reject one or more of our BLAs. We may never obtain regulatory clearance for any of our product candidates. Failure to obtain FDA approval of any of our product candidates will severely undermine our business by leaving us without a saleable product, and therefore without any source of revenues, until another product candidate can be developed. There is no guarantee that we will ever be able to develop or acquire another product candidate.

In addition, the FDA may require us to conduct additional preclinical and clinical testing or to perform post-marketing studies, as a condition to granting marketing approval of a product. Initial approval by the FDA of clinical trial protocols is subject to constant review and any process control failures could result in additional required testing. Regulatory approval of oncology products often requires that patients in clinical trials be followed for long periods to assess their overall survival. The results generated after approval could result in loss of marketing approval, changes in product labeling, and/or new or increased concerns about the side effects or efficacy of a product. The FDA has significant post-market authority, including the explicit authority to require post-market studies and clinical trials, labeling changes based on new safety information, and compliance with FDA-approved risk evaluation and mitigation strategies. The FDA’s exercise of its authority has in some cases resulted, and in the future could result, in delays or increased costs during product development, clinical trials and regulatory review, increased costs to comply with additional post-approval regulatory requirements and potential restrictions on sales of approved products.

In foreign jurisdictions, we must also receive approval from the appropriate regulatory authorities before we can commercialize any vaccines. Foreign regulatory approval processes generally include all of the risks associated with the FDA approval procedures described above. There can be no assurance that we will receive the approvals necessary to commercialize our product candidate for sale outside the United States.

Our product candidates are in early stages of development.

Because our product candidates are in early stages of development they will require extensive preclinical and clinical testing. Although certain of our product candidates have commenced Phase 1b and Phase 2 clinical trials, we cannot predict with any certainty if or when we might submit a BLA for regulatory approval for any of our product candidates or whether any such BLA will be accepted for review by the FDA, or whether any BLA will be approved upon review.

Even if our clinical trials are completed as planned, we cannot be certain that their results will support our proposed indications. Success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the results of later clinical trials will replicate the results of prior clinical trials and preclinical testing. For example, the only clinical study of HS-410 completed to date showed evidence of an immune response in NMIBC patients exposed to HS-410. However, our current Phase 2 clinical trial of HS-410 is using doses and dosing regimens which have not previously been tested, and combinations with other immunotherapy agents will be conducted which may result in different responses. In addition, immune response is not an acceptable regulatory endpoint for approval, and the HS-410 Phase 1 trial involved a small sample size and was not randomized or blinded.  The clinical trial process may fail to demonstrate that our product candidates are safe and effective for their proposed uses. This failure could cause us to abandon a product candidate and may delay development of other product candidates. Any delay in, or termination of, our clinical trials will delay and possibly preclude the filing of any BLAs with the FDA and, ultimately, our ability to commercialize our product candidates and generate product revenues.

Clinical trials are very expensive, time-consuming and difficult to design and implement.

As part of the regulatory process, we must conduct clinical trials for each product candidate to demonstrate safety and efficacy to the satisfaction of the FDA and other regulatory authorities. As we advance our product candidates we expect that our expenses will increase. The number and design of the clinical trials that will be required varies depending upon product candidate, the condition being evaluated, current medical strategies and the trial results themselves. Therefore, it is difficult to accurately estimate the cost of the clinical trials. Clinical trials are very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. The clinical trial process is also time consuming. We estimate that clinical trials of our product candidates will take at least several years to complete. Furthermore, failure can occur at any stage of the trials, and we could encounter problems that cause us to abandon or repeat clinical trials. The commencement and completion of clinical trials may be delayed or prevented by several factors, including:

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unforeseen safety issues;

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failure to determine appropriate dosing;

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greater than anticipated cost of our clinical trials;

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failure to demonstrate effectiveness during clinical trials;

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slower than expected rates of patient recruitment or difficulty obtaining investigators;

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patient drop-out or discontinuation;

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inability to monitor patients adequately during or after treatment;

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third party contractors failing to comply with regulatory requirements or meet their contractual obligations to us in a timely manner;

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insufficient or inadequate supply or quality of product candidates or other necessary materials to conduct our trials;

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potential additional safety monitoring, or other conditions required by FDA or comparable foreign regulatory authorities regarding the scope or design of our clinical trials, or other studies requested by regulatory agencies;

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problems engaging IRBs to oversee trials or in obtaining and maintaining IRB approval of studies;

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imposition of clinical hold or suspension of our clinical trials by regulatory authorities; and

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inability or unwillingness of medical investigators to follow our clinical protocols.

In addition, we or the FDA may suspend or terminate our clinical trials at any time if it appears that we are exposing participants to unacceptable health risks or if the FDA finds deficiencies in our Investigational New Drug, or IND, submissions or the conduct of these trials. Therefore, we cannot predict with any certainty when, if ever, future clinical trials will commence or be completed.

There is uncertainty as to market acceptance of our technology and product candidates.

Even if the FDA approves one or more of our product candidates, the products may not gain broad market acceptance among physicians, healthcare payers, patients, and the medical community. We have conducted our own research into the markets for our product candidates; however we cannot guarantee market acceptance of our product candidates, if approved, and have somewhat limited information on which to estimate our anticipated level of sales. Our product candidates, if approved, will require patients, healthcare providers and doctors to adopt our technology. Our industry is susceptible to rapid technological developments and there can be no assurance that we will be able to match any new technological advances. If we are unable to match the technological changes in the needs of our customers the demand for our products will be reduced. Acceptance and use of any products we market will depend upon a number of factors including:

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perceptions by members of the health care community, including physicians, about the safety and effectiveness of our products;

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limitation on use or warnings required by FDA in our product labeling;

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cost-effectiveness of our products relative to competing products;

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convenience and ease of administration;

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potential advantages of alternative treatment methods;

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availability of reimbursement for our products from government or other healthcare payers; and

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effectiveness of marketing and distribution efforts by us and our licensees and distributors, if any.

Because we expect virtually all of our product revenues for the foreseeable future to be generated from sales of our current product candidates, if approved, the failure of these therapeutics to find market acceptance would substantially harm our business and would adversely affect our revenue.

Our development program partially depends upon third-party researchers who are outside our control.

We are dependent upon independent investigators and collaborators, such as universities and medical institutions, to conduct our clinical trials under agreements with us. These collaborators are not our employees and we cannot control the amount or timing of resources that they devote to our programs. These investigators may not assign as great a priority to our programs or pursue them as diligently as we would if we were undertaking such programs ourselves. If outside collaborators fail to devote sufficient time and resources to our development programs, or if their performance is substandard, the approval of our FDA applications, if any, and our introduction of new product candidates, if any, will be delayed if obtained at all. These collaborators may also have relationships with other commercial entities, some of whom may compete with us. If our collaborators assist our competitors at our expense, our competitive position would be harmed.

We will rely significantly on third parties to formulate and manufacture our product candidates.

We have developed certain experience in the formulation, development and/or manufacturing of biologics but do not intend to establish our own manufacturing facilities. To date, the selection and initial replication of our biological cell lines used in our trials has been performed by individuals working at third party laboratories over which we have little process or quality control and therefore the process and replication could be subject to human error. We lack the resources and expertise to formulate or manufacture our own product candidates. The investigational products for our clinical trials are manufactured by our contractors under current good manufacturing practices, (“cGMPs”) and we have entered into agreements with commercial-scale manufacturers for the production and supply of investigational product for additional Phase 2 and Phase 3 clinical trials as well as commercialization.  We must also develop and validate a potency assay prior to submission of a license application. Such assays have traditionally proven difficult to develop for cell-based products and must be established prior to initiating any Phase 3 clinical trials.  If any of our current product candidates, or any product candidates we may develop or acquire in the future, receive FDA approval, we will rely on one or more third-party contractors for manufacturing. Our anticipated future reliance on a limited number of third-party manufacturers exposes us to the following risks:

We may be unable to identify manufacturers on acceptable terms or at all because the number of potential manufacturers with appropriate expertise and facilities is limited.

If we change manufacturers at any point during the development process or after approval, we will be required to demonstrate comparability between the products made by the old and new manufacturers. If we are unable to do so, we may need to conduct additional clinical trials with product manufactured by the new manufacturer. Accordingly, it may be necessary to evaluate the comparability of the HS-110 produced by the two different manufacturers at some point during the clinical development process.

If we change the manufacturer of a product subsequent to the approval of the product, we will need to obtain approval from the FDA of the change in manufacturer. Any such approval would likely require significant testing and expense, and the new manufacturer may be subject to a cGMP inspection prior to approval.

Our third-party manufacturers might be unable to formulate and manufacture our product candidates in the volume and with the quality required to meet our clinical needs and commercial needs, if any.

Our contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business for the time required to supply our clinical trials or to successfully produce, store and distribute our product candidates.

Drug manufacturers are subject to ongoing periodic unannounced inspection by the FDA, and corresponding state agencies to ensure compliance with cGMPs and other government regulations and corresponding foreign standards. We do not have control over third-party manufacturers’ compliance with these regulations and standards.

If any third-party manufacturer makes improvements in the manufacturing process for our products, we may not own, or may have to share, the intellectual property rights to the innovation.

Our contract manufacturers have in the past and may in the future encounter difficulties in achieving quality control and quality assurance and may experience shortages in qualified personnel. Our contract manufacturers are subject to inspections by the FDA and comparable agencies in other jurisdictions to assess compliance with applicable regulatory requirements. Any failure to follow cGMP or other regulatory requirements or delay, interruption or other issues that arise in the manufacture, packaging, or storage of our products as a result of a failure of the facilities or operations of third parties to comply with regulatory requirements or pass any regulatory authority inspection could significantly impair our ability to develop and commercialize our products, including leading to significant delays in the availability of products for our clinical studies or the termination or hold on a clinical study, or the delay or prevention of a filing or approval of marketing applications for our product candidates. Significant noncompliance could also result in the imposition of sanctions, including fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approvals for our product candidates, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of products, operating restrictions and criminal prosecutions, any of which could damage our reputation. If we or our contract manufacturers are not able to maintain regulatory compliance, we may not be permitted to market our products and/or may be subject to product recalls, seizures, injunctions, or criminal prosecution.

Each of these risks could delay our clinical trials, the approval, if any, of our product candidates by the FDA or the commercialization of our product candidates or could also result in higher costs or deprive us of potential product revenues.

For each of our product candidates, we rely upon a single third party to manufacture and supply our drug substance. Any problems experienced by either of our third party manufacturers or their vendors could result in a delay or interruption in the supply of our product candidate to us until the third party manufacturer or its vendor cures the problem or until we locate and qualify an alternative source of manufacturing and supply.

For each of our product candidates we currently rely on third party manufacturers to purchase from their third party vendors the materials necessary to produce our product candidates and manufacture our product candidates for our clinical studies. If either of our third party manufacturers were to experience any prolonged disruption for our manufacturing we could be forced to seek additional third party manufacturing contracts, thereby increasing our development costs and negatively impacting our timeliness and any commercialization costs.

For each of our ongoing clinical trials, we are administering our product candidates, in combination with other immunotherapy agents. Any problems obtaining the other immunotherapy agents could result in a delay or interruption in our clinical trials.

For each of our ongoing clinical trials we administer our product candidate in combination with other immunotherapy agents, such as BCG and nivolumab. If any of the immunotherapy agents that are used in our clinical trials are unavailable while the trials are continuing, our timeliness and commercialization costs could be impacted.  The recent shortage of BCG initially negatively impacted our timeliness of our Phase 2 trial of HS-410.

Adverse effects resulting from other immunotherapy drugs or therapies could also negatively effect the perceptions by members of the health care community, including physicians, about the safety and effectiveness of our product candidates.

There are many other companies that have developed or are currently trying to develop immunology vaccines for the treatment of cancer.  If adverse effects were to result from any immunotherapy drugs or therapies being developed, manufactured and marketed by others it could be attributed to our products or immunotherapy protocols as a whole.  Any such attribution could negatively affect the perceptions by members of the health care community, including physicians, about the safety and effectiveness of our product candidates and the future of immunotherapy for the treatment of cancer.  Our industry is susceptible to rapid technological changes and there can be no assurance that we will be able to match any new technological challenges presented by the adverse effects resulting from immunotherapy drugs or therapies developed, manufactured or marketed by others.

Even if we are able to obtain regulatory approval for our product candidates, we will continue to be subject to ongoing and extensive regulatory requirements, and our failure, or the failure of our contract manufacturers, to comply with these requirements could substantially harm our business.

If the FDA approves any of our product candidates, the labeling, manufacturing, packaging, adverse events reporting, storage, advertising, promotion and record-keeping for our products will be subject to ongoing FDA requirements and continued regulatory oversight and review. We may also be subject to additional FDA post-marketing obligations. If we are not able to maintain regulatory compliance, we may not be permitted to market our product candidates and/or may be subject to product recalls or seizures. The subsequent discovery of previously unknown problems with any marketed product, including AEs of unanticipated severity or frequency, may result in restrictions on the marketing of the product, and could include withdrawal of the product from the market.

A fast track designation by the FDA may not actually lead to a faster development or regulatory review or approval process.

We have been granted fast track designation for HS-410 and may seek fast track designation for future product candidates. The FDA has broad discretion whether to grant this designation, and even if we believe a particular product candidate is eligible for this designation, we cannot assure you that the FDA would decide to grant it.  Moreover, we may not experience a faster development process, review or approval compared to conventional FDA procedures for HS-410, and the FDA may withdraw fast track designation if it believes that the designation is no longer supported by data from our clinical development program.

We have no experience selling, marketing or distributing products and have no internal capability to do so.

We currently have no sales, marketing or distribution capabilities. We do not anticipate having the resources in the foreseeable future to allocate to the sales and marketing of our proposed products, if approved. Our future success depends, in part, on our ability to enter into and maintain collaborative relationships for such capabilities, the collaborator’s strategic interest in the products under development and such collaborator’s ability to successfully market and sell any such products. We intend to pursue collaborative arrangements regarding the sales and marketing of our products, however, there can be no assurance that we will be able to establish or maintain such collaborative arrangements, or if able to do so, that our collaborators will have effective sales forces. To the extent that we decide not to, or are unable to, enter into collaborative arrangements with respect to the sales and marketing of our proposed products, significant capital expenditures, management resources and time will be required to establish and develop an in-house marketing and sales force with technical expertise. There can also be no assurance that we will be able to establish or maintain relationships with third party collaborators or develop in-house sales and distribution capabilities. To the extent that we depend on third parties for marketing and distribution, any revenues we receive will depend upon the efforts of such third parties, and there can be no assurance that such efforts will be successful. In addition, there can also be no assurance that we will be able to successfully market and sell our products in the United States or overseas on our own.

We may not be successful in establishing and maintaining strategic partnerships, which could adversely affect our ability to develop and commercialize products.

We may seek to enter into strategic partnerships in the future, including alliances with other biotechnology or pharmaceutical companies, to enhance and accelerate the development and commercialization of our products. We face significant competition in seeking appropriate strategic partners and the negotiation process is time-consuming and complex. Moreover, we may not be successful in our efforts to establish a strategic partnership or other alternative arrangements for any future product candidates and programs because our research and development pipeline may be insufficient, our product candidates and programs may be deemed to be at too early of a stage of development for collaborative effort and/or third parties may not view our product candidates and programs as having the requisite potential to demonstrate safety and efficacy or return on investment. Even if we are successful in our efforts to establish strategic partnerships, the terms that we agree upon may not be favorable to us and we may not be able to maintain such strategic partnerships if, for example, development or approval of a product candidate is delayed or sales of an approved product are disappointing.

If we ultimately determine that entering into strategic partnerships is in our best interest but either fail to enter into, are delayed in entering into or fail to maintain such strategic partnerships:

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the development of certain of our current or future product candidates may be terminated or delayed;

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our cash expenditures related to development of certain of our current or future product candidates may increase significantly and we may need to seek additional financing;

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we may be required to hire additional employees or otherwise develop expertise, such as sales and marketing expertise, for which we have not budgeted;

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we will bear all of the risk related to the development of any such product candidates; and

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the competitiveness of any product candidate that is commercialized could be reduced.

To the extent we elect to enter into licensing or collaboration agreements to partner our product candidates, our dependence on such relationships may adversely affect our business.

Our commercialization strategy for certain of our product candidates may depend on our ability to enter into agreements with collaborators to obtain assistance and funding for the development and potential commercialization of these product candidates. Supporting diligence activities conducted by potential collaborators and negotiating the financial and other terms of a collaboration agreement are long and complex processes with uncertain results. Even if we are successful in entering into one or more collaboration agreements, collaborations may involve greater uncertainty for us, as we have less control over certain aspects of our collaborative programs than we do over our proprietary development and commercialization programs. We may determine that continuing a collaboration under the terms provided is not in our best interest, and we may terminate the collaboration. Our collaborators could delay or terminate their agreements, and our product candidates subject to collaborative arrangements may never be successfully developed or commercialized.

Further, our future collaborators may develop alternative products or pursue alternative technologies either on their own or in collaboration with others, including our competitors, and the priorities or focus of our collaborators may shift such that our programs receive less attention or fewer resources than we would like, or they may be terminated altogether. Any such actions by our collaborators may adversely affect our business prospects and ability to earn revenues. In addition, we could have disputes with our future collaborators, such as the interpretation of terms in our agreements. Any such disagreements could lead to delays in the development or commercialization of any potential products or could result in time-consuming and expensive litigation or arbitration, which may not be resolved in our favor.

If we cannot compete successfully for market share against other drug companies, we may not achieve sufficient product revenues and our business will suffer.

The market for our product candidates is characterized by intense competition and rapid technological advances. If any of our product candidates receives FDA approval, it will compete with a number of existing and future drugs and therapies developed, manufactured and marketed by others. Existing or future competing products may provide greater therapeutic convenience or clinical or other benefits for a specific indication than our products, or may offer comparable performance at a lower cost. If our products fail to capture and maintain market share, we may not achieve sufficient product revenues and our business will suffer.

We will compete against fully integrated pharmaceutical companies and smaller companies that are collaborating with larger pharmaceutical companies, academic institutions, government agencies and other public and private research organizations. Many of these competitors have oncology compounds already approved or in development. In addition, many of these competitors, either alone or together with their collaborative partners, operate larger research and development programs or have substantially greater financial resources than we do, as well as significantly greater experience in:

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developing drugs, biologics and other therapies;

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undertaking preclinical testing and clinical trials;

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obtaining FDA and other regulatory approvals of drugs, biologics and other therapies;

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formulating and manufacturing drugs, biologics and other therapies; and

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launching, marketing and selling drugs, biologics and other therapies.

We have limited protection for our intellectual property.

We intend to rely on a combination of common law copyright, patent, trademark, and trade secret laws and measures to protect our proprietary information. We have obtained exclusive rights to license the technology for which patent protection has been obtained; however, such protection does not prevent unauthorized use of such technology. In addition, our license for certain of our cell lines may be subject to non-exclusive licenses. Trademark and copyright protections may be limited, and enforcement could be too costly to be effective. It may also be possible for unauthorized third parties to copy aspects of, or otherwise obtain and use, our proprietary information without authorization, including, but not limited to, product design, software, customer and prospective customer lists, trade secrets, copyrights, patents and other proprietary rights and materials. Other parties can use and register confusingly similar business, product and service names, as well as domain names, which could divert customers, resulting in a material adverse effect on our business, operating results and financial condition.

If we fail to successfully enforce our intellectual property rights, our competitive position could suffer, which could harm our operating results. Competitors may challenge the validity or scope of our patents or future patents we may obtain. In addition, our licensed patents may not provide us with a meaningful competitive advantage. We may be required to spend significant resources to monitor and police our licensed intellectual property rights. We may not be able to detect infringement and our competitive position may be harmed. In addition, competitors may design around our technology or develop competing technologies. Intellectual property rights may also be unavailable or limited in some foreign countries, which could make it easier for competitors to capture market share.

The technology we license, our products or our development efforts may be found to infringe upon third-party intellectual property rights.

Third parties may in the future assert claims or initiate litigation related to their patent, copyright, trademark and other intellectual property rights in technology that is important to us. The asserted claims and/or litigation could include claims against us, our licensors or our suppliers alleging infringement of intellectual property rights with respect to our products or components of those products. Regardless of the merit of the claims, they could be time consuming, result in costly litigation and diversion of technical and management personnel, or require us to develop a non-infringing technology or enter into license agreements. We have not undertaken an exhaustive search to discover any third party intellectual patent rights which might be infringed by commercialization of the product candidates described herein. Although we are not currently aware of any such third party intellectual patent rights, it is possible that such rights currently exist or might be obtained in the future. In the event that a third party controls such rights and we are unable to obtain a license to such rights on commercially reasonable terms, we may not be able to sell or continue to develop our products, and may be liable for damages for such infringement. We cannot assure you that licenses will be available on acceptable terms, if at all. Furthermore, because of the potential for significant damage awards, which are not necessarily predictable, it is not unusual to find even arguably unmeritorious claims resulting in large settlements. If any infringement or other intellectual property claim made against us by any third party is successful, or if we fail to develop non-infringing technology or license the proprietary rights on commercially reasonable terms and conditions, our business, operating results and financial condition could be materially adversely affected.

If our products, methods, processes and other technologies infringe the proprietary rights of other parties, we could incur substantial costs and we may have to:

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obtain licenses, which may not be available on commercially reasonable terms, if at all;

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abandon an infringing drug or therapy candidate;

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redesign our products or processes to avoid infringement;

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stop using the subject matter claimed in the patents held by others;

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pay damages; or

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defend litigation or administrative proceedings which may be costly whether we win or lose, and which could result in a substantial diversion of our financial and management resources.

We rely on licenses to use various technologies that are material to our business and if the agreements were to be terminated or if other rights that may be necessary or we deem advisable for commercializing our intended products cannot be obtained, it would halt our ability to market our products and technology, as well as have an immediate material adverse effect on our business, operating results and financial condition.

We have licensing agreements with certain universities granting us the right to use certain critical intellectual property. The terms of the licensing agreements continue until the end of the life of the last patent to expire. If we breach the terms of these licensing agreements, including any failure to make minimum royalty payments required thereunder or failure to reach certain developmental milestones, using best efforts to introduce a licensed product in certain territories by certain dates, the licensor has the right to terminate the license. If we were to lose or otherwise be unable to maintain these licenses on acceptable terms, or find that it is necessary or appropriate to secure new licenses from other third parties, it would halt our ability to market our products and technology, which would have an immediate material adverse effect on our business, operating results and financial condition.

We may be unable to generate sufficient revenues to meet the minimum royalties or developmental milestones required under our license agreements.

For the years ended December 31, 2015, 2016, and 2017 our minimum royalty obligations under our licensing agreements, required to be paid with the passage of time, are $33,000, $38,000 and $338,000, respectively.  For the years ended December 31, 2018, 2019 and 2020 our minimum royalty obligations under our licensing agreement, required to be paid with the passage of time, are $38,000, $113,000 and $288,000, respectively. No assurance can be given that we will generate sufficient revenue or raise additional financing to make these minimum royalty payments. The license agreements also provide for certain developmental milestones. No assurance can be given that we will meet all of the required developmental milestones. Any failure to make the payments or reach the milestones required by the license agreements would permit the licensor to terminate the license. If we were to lose or otherwise be unable to maintain these licenses, it would halt our ability to market our products and technology, which would have an immediate material adverse effect on our business, operating results and financial condition.

Our ability to generate product revenues will be diminished if our therapies sell for inadequate prices or patients are unable to obtain adequate levels of reimbursement.

Our ability to commercialize our therapies, alone or with collaborators, will depend in part on the extent to which reimbursement will be available from:

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government and health administration authorities;

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private health maintenance organizations and health insurers; and

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other healthcare payers.

Significant uncertainty exists as to the reimbursement status of newly approved healthcare products. Healthcare payers, including Medicare, are challenging the prices charged for medical products and services. Cost control initiatives could decrease the price that we would receive for any products in the future, which would limit our revenue and profitability. Government and other healthcare payers increasingly attempt to contain healthcare costs by limiting both coverage and the level of reimbursement for drugs and therapeutics. We might need to conduct post-marketing studies in order to demonstrate the cost-effectiveness of any future products to such payers’ satisfaction. Such studies might require us to commit a significant amount of management time and financial and other resources. Our future products might not ultimately be considered cost-effective. Even if one of our product candidates is approved by the FDA, insurance coverage may not be available, and reimbursement levels may be inadequate, to cover such therapies. If government and other healthcare payers do not provide adequate coverage and reimbursement levels for one of our products, once approved, market acceptance of such product could be reduced.

Legislative and regulatory changes affecting the health care industry could adversely affect our business.

Political, economic and regulatory influences are subjecting the health care industry to potential fundamental changes that could substantially affect our results of operations. United States, the government controls the pricing and profitability of prescription pharmaceuticals. In the United States, we expect that there will continue to be federal and state proposals to implement similar governmental controls. In addition, recent changes in the Medicare program and increasing emphasis on managed care in the United States will continue to put pressure on pharmaceutical product pricing. It is uncertain whether or when any legislative proposals will be adopted or what actions federal, state, or private payers for health care treatment and services may take in response to any health care reform proposal or legislation. We cannot predict the effect health care reforms may have on our business and we can offer no assurances that any of these reforms will not have a material adverse effect on our business. These actual and potential changes are causing the marketplace to put increased emphasis on the delivery of more cost-effective treatments. In addition, uncertainly remains regarding proposed significant reforms to the U.S. health care system.

We may not successfully effect our intended expansion.

Our success will depend upon the expansion of our operations and the effective management of our growth, which will place a significant strain on our management and on our administrative, operational and financial resources. To manage this growth, we must expand our facilities, augment our operational, financial and management systems and hire and train additional qualified personnel. If we are unable to manage our growth effectively, our business would be harmed.

We may be exposed to liability claims associated with the use of biological and hazardous materials and chemicals.

Our research and development activities may involve the controlled use of biological and hazardous materials and chemicals. Although we believe that our safety procedures for using, storing, handling and disposing of these materials comply with federal, state and local laws and regulations, we cannot completely eliminate the risk of accidental injury or contamination from these materials. In the event of such an accident, we could be held liable for any resulting damages and any liability could materially adversely affect our business, financial condition and results of operations. In addition, the federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous or radioactive materials and waste products may require us to incur substantial compliance costs that could materially adversely affect our business, financial condition and results of operations.

We rely on key executive officers and scientific and medical advisors, and their knowledge of our business and technical expertise would be difficult to replace.

We are highly dependent on our principal scientific, regulatory and medical advisors and our chief executive officer. Other than a $2,000,000 insurance policy on the life of Jeffrey Wolf, we do not have “key person” life insurance policies for any of our officers or advisors. The loss of the technical knowledge and management and industry expertise of any of our key personnel could result in delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect our operating results.

If we are unable to hire additional qualified personnel, our ability to grow our business may be harmed.

We will need to hire additional qualified personnel with expertise in preclinical and clinical research, government regulation, formulation and manufacturing, sales and marketing and accounting and financing. In particular, over the next 12 months, we expect to hire additional new employees. We compete for qualified individuals with numerous biopharmaceutical companies, universities and other research institutions. Competition for such individuals is intense, and we cannot be certain that our search for such personnel will be successful. Attracting and retaining qualified personnel will be critical to our success.

Certain of our officers may have a conflict of interest.

Certain of our officers are currently working for our company on a part-time basis. One such officer also works at other jobs and has discretion to decide what time he devotes to our activities, which may result in a lack of availability when needed due to responsibilities at other jobs.

We may incur substantial liabilities and may be required to limit commercialization of our products in response to product liability lawsuits.

The testing and marketing of drug and biological product candidates entail an inherent risk of product liability. Product liability claims might be brought against us by consumers, health care providers or others selling or otherwise coming into contact with our products. Clinical trial liability claims may be filed against us for damages suffered by clinical trial subjects or their families. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our products which could impact our ability to continue as a going concern. Our inability to obtain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of pharmaceutical products we develop, alone or with collaborators. In addition, regardless of merit or eventual outcome, product liability claims may result in:

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decreased demand for any approved product candidates;

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impairment of our business reputation;

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withdrawal of clinical trial participants;

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costs of related litigation;

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distraction of management’s attention;

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substantial monetary awards to patients or other claimants;

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loss of revenues; and

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the inability to successfully commercialize any approved drug candidates.

International expansion of our business exposes us to business, regulatory, political, operational, financial and economic risks associated with doing business outside of the United States.

Our business strategy incorporates international expansion, including establishing and maintaining clinician marketing and education capabilities outside of the United States and expanding our relationships with distributors and manufacturers. Doing business internationally involves a number of risks, including:

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multiple, conflicting and changing laws and regulations such as tax laws, export and import restrictions, employment laws, regulatory requirements and other governmental approvals, permits and licenses;

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failure by us or our distributors to obtain regulatory approvals for the sale or use of our product candidates in various countries;

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difficulties in managing foreign operations;

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complexities associated with managing multiple payor-reimbursement regimes or self-pay systems;

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limits on our ability to penetrate international markets if our product candidates cannot be processed by a manufacturer appropriately qualified in such markets;

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financial risks, such as longer payment cycles, difficulty enforcing contracts and collecting accounts receivable and exposure to foreign currency exchange rate fluctuations;

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reduced protection for intellectual property rights;

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natural disasters, political and economic instability, including wars, terrorism and political unrest, outbreak of disease, boycotts, curtailment of trade and other business restrictions; and

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failure to comply with the Foreign Corrupt Practices Act, including its books and records provisions and its anti-bribery provisions, by maintaining accurate information and control over sales and distributors’ activities.

Any of these risks, if encountered, could significantly harm our future international expansion and operations and, consequently, have a material adverse effect on our financial condition, results of operations and cash flows.

We may acquire other businesses or form joint ventures or make investments in other companies or technologies that could harm our operating results, dilute our stockholders’ ownership, increase our debt or cause us to incur significant expense.

As part of our business strategy, we may pursue acquisitions of businesses and assets. We also may pursue strategic alliances and joint ventures that leverage our core technology and industry experience to expand our offerings or distribution. We have no experience with acquiring other companies and limited experience with forming strategic alliances and joint ventures. We may not be able to find suitable partners or acquisition candidates, and we may not be able to complete such transactions on favorable terms, if at all. If we make any acquisitions, we may not be able to integrate these acquisitions successfully into our existing business, and we could assume unknown or contingent liabilities. Any future acquisitions also could result in significant write-offs or the incurrence of debt and contingent liabilities, any of which could have a material adverse effect on our financial condition, results of operations and cash flows. Integration of an acquired company also may disrupt ongoing operations and require management resources that would otherwise focus on developing our existing business. We may experience losses related to investments in other companies, which could have a material negative effect on our results of operations. We may not identify or complete these transactions in a timely manner, on a cost-effective basis, or at all, and we may not realize the anticipated benefits of any acquisition, technology license, strategic alliance or joint venture.

To finance any acquisitions or joint ventures, we may choose to issue shares of our common stock as consideration, which would dilute the ownership of our stockholders. If the price of our common stock is low or volatile, we may not be able to acquire other companies or fund a joint venture project using our stock as consideration. Alternatively, it may be necessary for us to raise additional funds for acquisitions through public or private financings. Additional funds may not be available on terms that are favorable to us, or at all.

Declining general economic or business conditions may have a negative impact on our business.

Continuing concerns over U.S. health care reform legislation and energy costs, geopolitical issues, the availability and cost of credit and government stimulus programs in the United States and other countries have contributed to increased volatility and diminished expectations for the global economy. These factors, combined with low business and consumer confidence and high unemployment, precipitated an economic slowdown and recession. If the economic climate does not improve or continues to deteriorate, our business, as well as the financial condition of our suppliers and our third-party payors, could be adversely affected, resulting in a negative impact on our business, financial condition and results of operations.

The U.S. government may have “march-in rights” to certain of our intellectual property.

Because federal grant monies were used in support of the research and development activities that resulted in certain of our issued pending U.S. patent applications, the federal government retains what are referred to as “march-in rights” to patents that are granted on these applications.

In particular, the National Institutes of Health, which administered grant monies to the primary inventor of the technology we license, technically retain the right to require us, under certain specific circumstances, to grant the U.S. government either a nonexclusive, partially exclusive or exclusive license to the patented invention in any field of use, upon terms that are reasonable for a particular situation. Circumstances that trigger march-in rights include, for example, failure to take, within a reasonable time, effective steps to achieve practical application of the invention in a field of use, failure to satisfy the health and safety needs of the public and failure to meet requirements of public use specified by federal regulations. The National Institutes of Health can elect to exercise these march-in rights on their own initiative or at the request of a third-party.

Risks Related to Our Common Stock

Certain of our officers and directors have sufficient voting power to make corporate governance decisions that could have a significant effect on us and the other stockholders.

As of January 1, 2016, our officers and directors together beneficially own approximately 28.9% of our outstanding common stock on a fully diluted basis. Mr. Wolf, our Chairman of the Board and Chief Executive Officer, alone through his direct and indirect holdings beneficially owns approximately 16.9% of our outstanding common stock on a fully diluted basis. As a result, Mr. Wolf alone will be able to exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, as reported in a Schedule 13G/A filed with the Securities and Exchange Commission on April 10, 2015, our largest shareholder, Franklin Resources, Inc. beneficially owns in excess of 17% of our outstanding common stock and can exert a significant degree of influence over matters requiring stockholder approval.  This concentration of ownership may delay or prevent a change in our control and might affect the market price of our common stock, even when a change in control may be in the best interest of all stockholders. Furthermore, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders. Accordingly, these stockholders could cause us to enter into transactions or agreements that we would not otherwise consider.

The possible issuance of common stock subject to options and warrants may dilute the interest of stockholders.

In 2009, we adopted a 2009 Stock Option and Restricted Stock Plan (the “2009 Plan”). In 2014, we adopted a 2014 Stock Incentive Plan (the “2014 Plan”) and in 2015 we increased the number of shares of common stock that we have authority to grant under the 2014 Plan. As of September 30, 2015, awards for 1,693,966 shares of common stock have been granted under the 2009 Plan and the 2014 Plan, 1,106,895 remain outstanding and there were 570,295 shares of common stock remaining available for grant under these plans. In addition, as of September 30, 2015, we have 17,392 shares issuable upon exercise of warrants granted to third parties in connection with prior private placements of our equity securities and debt which excludes 125,000 shares of common stock issuable at $12.50 per share upon exercise of warrants issued to the underwriters in connection with our initial public offering. To the extent that outstanding stock options and warrants are exercised, or additional securities are issued, dilution to the interests of our stockholders may occur. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of the outstanding options can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in such outstanding options.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our common stock.

Our Third Amended and Restated Certificate of Incorporation authorizes the issuance of 50,000,000 shares of our common stock and 10,000,000 shares of Preferred Stock. In certain circumstances, the common stock and preferred stock, as well as the awards available for issuance under the 2009 and 2014 Plans, can be issued by our board of directors, without stockholder approval. Any future issuances of such stock would further dilute the percentage ownership of us held by holders of Preferred Stock and common stock. In addition, the issuance of Preferred Stock may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the common stock.

We have never paid dividends and have no plans to pay dividends in the future.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of our preferred or common stock and we do not expect to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our preferred or common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock.

We are an “emerging growth company,” and any decision on our part to comply with certain reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act enacted in April 2012, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, not being required to comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, not being required to comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could remain an emerging growth company until the earliest of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer. We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile. Further, as a result of these scaled regulatory requirements, our disclosure may be more limited than that of other public companies and you may not have the same protections afforded to stockholders of such companies.

Under Section 107(b) of the Jumpstart Our Business Startups Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

As a result of being a public company, we are subject to additional reporting and corporate governance requirements that will require additional management time, resources and expense.

As a public company we are obligated to file with the SEC annual and quarterly information and other reports that are specified in the Exchange Act. We are also subject to other reporting and corporate governance requirements under the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, all of which impose significant compliance and reporting obligations upon us and require us to incur additional expense in order to fulfill such obligations.

Future sales of our common stock by our existing stockholders could cause our stock price to decline.

As of January 20, 2016 we had 8,424,641 shares of our common stock outstanding, all of which are currently eligible for sale in the public market, subject, in certain circumstances to the volume, manner of sale and other limitations under Rule 144 or 701 promulgated under the Securities Act. It is conceivable that stockholders may wish to sell some or all of their shares. If our stockholders sell substantial amounts of our common stock in the public market at the same time, the market price of our common stock could decrease significantly due to an imbalance in the supply and demand of our common stock. Even if they do not actually sell the stock, the perception in the public market that our stockholders might sell significant shares of our common stock could also depress the market price of our common stock.

A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities, and may cause stockholders to lose part or all of their investment in our shares of common stock.

Our shares of common stock are from time to time thinly traded, so stockholders may be unable to sell at or near ask prices or at all if they need to sell shares to raise money or otherwise desire to liquidate their shares.

Our common stock has from time to time been “thinly-traded,” meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give stockholders any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

Our limited trading market has in the past and may continue to cause volatility in our share price.

Our stock is thinly traded in part due to a limited number of shares available for trading thus causing large swings in price.  As such, investors may find it difficult to obtain accurate stock price quotations and holders of our stock may be unable to resell their stock at desirable prices.  If an active market develops, our stock price may nevertheless remain volatile. Sales of substantial amounts of our common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our common stock and our stock price may decline substantially in a short period of time.  As a result, our stockholders could suffer losses or be unable to liquidate holdings.

Certain provisions of the General Corporation Law of the State of Delaware may have anti-takeover effects which may make an acquisition of our company by another company more difficult.

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any business combination, including mergers and asset sales, with an interested stockholder (generally, a 15% or greater stockholder) for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The operation of Section 203 may have anti-takeover effects, which could delay, defer or prevent a takeover attempt that a holder of our common stock might consider in its best interest.

Our failure to meet the continued listing requirements of the NASDAQ Capital Market could result in a de-listing of our common stock.

Our shares of common stock are currently listed on the NASDAQ Capital Market.  If we fail to satisfy the continued listing requirements of the NASDAQ Capital Market, such as the corporate governance requirements or the minimum stockholder’s equity requirement, the NASDAQ Capital Market may take steps to de-list our common stock. Such a de-listing would likely have a negative effect on the price of our common stock and would impair our stockholders’ ability to sell or purchase our common stock when they wish to do so. In the event of a de-listing, we would take actions to restore our compliance with the NASDAQ Capital Market’s listing requirements, but we can provide no assurance that any action taken by us would result in our common stock becoming listed again, or that any such action would stabilize the market price or improve the liquidity of our common stock.

Reports published by securities or industry analysts, including projections in those reports that exceed our actual results, could adversely affect our common stock price and trading volume.

Securities research analysts, including those affiliated with our underwriters, establish and publish their own periodic projections for our business. These projections may vary widely from one another and may not accurately predict the results we actually achieve. Our stock price may decline if our actual results do not match securities research analysts’ projections. Similarly, if one or more of the analysts who writes reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business or if one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, our stock price or trading volume could decline. While we expect securities research analyst coverage following this offering, if no securities or industry analysts begin to cover us, the trading price for our stock and the trading volume could be adversely affected.

Risks Related to this Offering

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase.

The public offering price per share of our common stock will be substantially higher than the net tangible book value per share of our common stock immediately prior to the offering. After giving effect to the assumed sale of        shares of our common stock in this offering, at an assumed public offering price of $___ per share (the last reported sale price of our common stock on the NASDAQ Capital Market on January    , 2016), and after deducting the estimated underwriting discount and estimated offering expenses payable by us, purchasers of our common stock in this offering will incur immediate dilution of $___ per share in the net tangible book value of the common stock they acquire.  For a further description of the dilution that investors in this offering will experience, see “Dilution.”

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used to continue to fund our current Phase 2 trial of HS-410 for the treatment of NMIBC; our current Phase 1b and anticipated Phase 2 trial of HS-110 for the treatment of NSCLC; to fund manufacturing of new ComPACT products to support at least one new IND in NSCLC; and working capital and general corporate purposes.  Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our common stock.

Our need for future financing may result in the issuance of additional securities which will cause investors to experience dilution.

Our cash requirements may vary from those now planned depending upon numerous factors, including the result of future research and development activities. We expect our expenses to increase in connection with our ongoing activities, particularly as we continue the research and development and initiate and conduct clinical trials of, and seek marketing approval for, our product candidates. In addition, if we obtain marketing approval for any of our product candidates, we expect to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations.  There are no other commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current stockholders, or upon terms which may be deemed more favorable than those offered to current stockholders. In addition, the issuance of securities in any future financing may dilute an investor's equity ownership and have the effect of depressing the market price for our securities. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our board of directors, may further dilute the equity ownership of our stockholders. No assurance can be given as to our ability to procure additional financing, if required, and on terms deemed favorable to us. To the extent additional capital is required and cannot be raised successfully, we may then have to limit our then current operations and/or may have to curtail certain, if not all, of our business objectives and plans.

Sales of additional shares of common stock, including by us or our directors and officers following expiration or early release of the lock-up periods, could cause the price of our common stock to decline.

Sales of substantial amounts of our common stock in the public market, or the availability of such shares for sale, by us or by others, including the issuance of shares of common stock upon the exercise of outstanding options and warrants, could adversely affect the price of our common stock.  In connection with this offering, we and our directors and officers have entered into lock-up agreements for a period of 90 days following this offering.  We and our directors and officers may be released from the lock-up prior to its expiration period at the sole discretion of the representative of the underwriters.  See “Underwriting.”  Upon expiration or earlier release of the lock-up, we and our directors and officers may sell shares of our common stock into the market, which could adversely affect the market price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including statements regarding the progress and timing of our product development, the goals of our development activities, estimates of the potential markets for our product candidates, estimates of the capacity of manufacturing and other facilities to support our products, our expected future revenues, operations and expenditures and projected cash needs. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events of our financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. Those risks and uncertainties include, among others:

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our ability to implement our business plan;

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our ability to raise additional capital to meet our liquidity needs;

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our ability to generate product revenues;

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our ability to achieve profitability;

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our ability to comply with our loan covenants;

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our ability to satisfy U.S. (including FDA) and international regulatory requirements;

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our ability to obtain market acceptance of our technology and products;

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our ability to compete in the market;

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our ability to advance our clinical trials;

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our ability to fund, design and implement clinical trials;

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our ability to demonstrate that our product candidates are safe for human use and effective for indicated uses;

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our ability to gain acceptance of physicians and patients for use of our products;

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our dependency on third-party researchers and manufacturers and licensors;

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our ability to establish and maintain strategic partnerships, including for the distribution of products;

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our ability to attract and retain sufficient, qualified personnel;

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our ability to obtain or maintain patents or other appropriate protection for the intellectual property;

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our dependency on the intellectual property licensed to us or possessed by third parties;

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our ability to adequately support future growth; and

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potential product liability or intellectual property infringement claims.

Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential,” or the negative of those terms, and similar expressions and comparable terminology intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. You should read this prospectus and the documents referenced in this prospectus and filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $[_________] million, assuming the sale of [●] shares of our common stock at an assumed public offering price of $[●] per share (the last reported sale price of our common stock on the NASDAQ Capital Market on January [●], 2016) (or approximately $[●] million if the underwriters exercise their over-allotment option in full), after deducting the estimated underwriting discount and estimated offering expenses payable by us.

A $1.00 increase (decrease) in the assumed public offering price of $[________] per share would increase (decrease) the expected net proceeds of the offering to us by approximately $[________], assuming that the number of shares sold by us remains the same. We may also increase or decrease the number of shares of our common stock we are offering. An increase (decrease) of [________] in the number of shares sold in this offering would increase (decrease) the expected net proceeds of the offering to us by approximately $[________] million, assuming that the assumed public offering price per share remains the same.

We intend to use the net proceeds from this offering as follows:

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approximately $[________] for completion of Phase 2 clinical trials and preparation for Phase 3 clinical trials of HS-410 in bladder cancer;

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approximately $[________] to complete our Phase 1b and anticipated 2 clinical trials for HS-110 targeting non-small lung cancer and the submission of related materials to the FDA;

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approximately $[________] to fund manufacturing of new ComPACT products to support at least one new IND in non-small cell lung cancer; and

•

the remaining net proceeds will be used for general corporate purposes, including ongoing operations, vendor payables and expansion of the business, further research and development, potential regulatory submissions and hiring additional sales and marketing personnel to support increased sales and marketing activities.

The expected use of the net proceeds from this offering represents our current intentions based on our present plans and business conditions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. The amounts and timing of our actual expenditures will depend on numerous factors including the progress in, and costs of, our clinical trials and other preclinical development programs and the amount of funding, if any, received from grants. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of management regarding the application of the net proceeds from the offering. We may find it necessary or advisable to reallocate the net proceeds of this offering; however, any such reallocation would be substantially limited to the categories set forth above as we do not intend to use the net proceeds for other purposes. Pending such uses set forth above, we plan to invest the net proceeds in government securities and other short-term investment grade, marketable securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our common stock will be at the discretion of our board of directors and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

CAPITALIZATION

The following table sets forth our cash and cash equivalents as well as capitalization as of September 30, 2015:

•

on an actual basis; and

•

on an as-adjusted basis to give effect to the assumed sale of [_________] shares of our common stock at an assumed public offering price of $_____ per share (the latest reported sale price of our common stock on the NASDAQ Capital Market on January   , 2016), after deducting the expected underwriting discount and estimated offering expenses payable by us.

The information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public price. You should read this table together with the sections entitled “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as our financial statements and the related notes, which appear elsewhere in this prospectus.

	As of September 30, 2015
	(unaudited)
	Actual	As Adjusted(1)

Cash and cash equivalents	$8,210,938

Current portion of long term debt	2,053,859
Long term debt, net of discount and current portion	2,831,787

Common stock, 50,000,000 shares authorized, 8,415,434 shares issued and outstanding, actual; 50,000,000 shares authorized, [______] shares issued and outstanding, as adjusted	1,365
Additional paid in capital	48,038,935
Accumulated deficit	(37,943,582)
Accumulated other comprehensive loss	(64,238)
Non-controlling Interest	(1,278,361)

Total stockholders’ equity	8,754,119

Total capitalization	$13,639,765

———————

(1)

A $1.00 increase (decrease) in the assumed public offering price of $[______] per share would increase (decrease) each of cash, total stockholders’ equity and total capitalization by $[______], assuming the number of shares sold by us remains the same. We may also increase or decrease the number of shares of our common stock we are offering. An increase (decrease) of [________] in the number of shares sold in this offering would increase (decrease) each of cash total stockholders’ equity and total capitalization by $[________], assuming that the assumed public offering price per share remains the same.

The number of shares of our common stock to be outstanding after the offering is based on 8,415,434 shares of our common stock outstanding as of September 30, 2015, and excludes as of such date:

•

1,106,895 shares of our common stock issuable upon the exercise of stock options with a weighted average exercise price of $5.10 per share;

•

142,392 additional shares of our common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $11.03 per share; and

•

570,295 additional shares of our common stock reserved for future issuance under our equity incentive plans.

DILUTION

If you purchase shares of our common stock in this offering, you will experience dilution to the extent of the difference between the public offering price per share of our common stock in this offering and our as adjusted net tangible book value per share immediately after this offering. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of September 30, 2015, our net tangible book value was approximately $8,754,117, or approximately $1.04 per share.

After giving effect to the assumed sale by us of [●] shares of our common stock in this offering at an assumed public offering price of $[●] per share (the last reported sale price of our common stock on the NASDAQ Capital Market on January [●], 2016), and after deducting the estimated underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2015 would have been approximately $[●], or approximately $[●] per share.  This represents an immediate increase in net tangible book value of $[________] per share to existing stockholders and an immediate dilution of $[________] per share to new investors purchasing shares of our common stock in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share		$
Net tangible book value per share as of September 30, 2015	$
Increase in net tangible book value per share after this offering	$

As adjusted net tangible book value per share after this offering

Dilution per share to new investors		$

If the underwriters exercise in full its option to purchase $1,875,000 of additional shares of our common stock in full at the assumed public offering price of $[●] per share, the as adjusted net tangible book value of our common stock after this offering would be $[●] per share, representing an immediate increase in net tangible book value of $[●] per share to existing stockholders and an immediate dilution of $[●] per share to the investors in this offering, after deducting the estimated underwriting discount and estimated offering expenses payable by us.

A $1.00 increase (decrease) in the assumed public offering price of $[________] per share would increase (decrease) our as adjusted net tangible book value by approximately $[________] million or approximately $[________] per share, and the dilution to new investors by approximately $[________] per share, assuming that the number of shares of our common stock sold by us remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

Each $[________] decrease in the assumed public offering price of $[________] per share, which was the latest reported sale price of our common stock on the NASDAQ Capital Market on January   , 2016, would decrease our as adjusted net tangible book value by approximately $[________] million or approximately $[________] per share, and the dilution per share to new investors by approximately $[________] per share, assuming the number of shares offered by us remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.  We may also increase or decrease the number of shares of common stock we are offering. An increase (decrease) of 1,000,000  in the assumed number of shares of common stock sold by us in this offering would increase (decrease) our as adjusted net tangible book value by approximately $[●] or approximately $[●] per share, and the dilution per share to new investors by approximately $[●] per share, assuming that the assumed public offering price remains the same and after deducting the estimated underwriting discount and estimated offering expenses payable by us The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares sold in this offering and other terms of this offering determined at pricing.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding options or warrants having a per share exercise price less than the per share offering price to the public in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The table and discussion above are based on [●] shares of common stock issued and outstanding as of September 30, 2015 and excludes as of that date:

•

1,106,895 shares of our common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $5.10 per share;

•

142,392 additional shares of our common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $11.03 per share; and

•

570,295 additional shares of our common stock reserved for future issuance under our equity incentive plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our audited and unaudited consolidated financial statements and the related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results may differ materially from those discussed in these forward-looking statements due to a number of factors, including those set forth in the section entitled “Risk Factors”, “Special Note Regarding Forward-Looking Statements” and elsewhere in this prospectus.

Company Overview

We are an immuno-oncology company developing novel therapies intended to activate a patient’s immune system to fight cancer.  Using our T cell-stimulating platform technologies, ImPACT™ (Immune Pan-Antigen Cytotoxic Therapy) and ComPACT (Combination Pan-Antigen Cytotoxic Therapy), we have generated several product candidates that we believe may be effective in treating certain forms of cancer.  Our platform technologies address two synergistic mechanisms of action: activation of CD8+ T cells, or “killer” T cells; and T cell co-stimulation.  We believe the use of these technologies has the potential to enhance patients' natural immune response against certain cancers.  We believe that our product candidates could, among other things, enhance the efficacy of other therapies, such as checkpoint inhibitors, which are designed to reverse tumor-induced immune suppression.

Using our ImPACT™ platform technology, we have developed product candidates that consist of live, genetically-modified, irradiated human cancer cells which secrete a broad spectrum of tumor-associated antigens (“TAAs”) together with a potent immune response stimulator called “gp96.”  The secreted antigen-gp96/TAA complexes activate a patient’s immune system to recognize and kill cancer cells that express the TAAs included in the product candidates, which we have engineered to address the most prevalent TAAs present in the “tumor signature” of a specific cancer.

Our ComPACT platform technology enables us to combine a pan-antigen T cell activating vaccine and a T cell co-stimulator in a single product, offering the potential benefits of combination immunotherapy without the need for multiple independent biologic products.  Using ComPACT, we have engineered new product candidates that incorporate various ligand fusion proteins targeting co-stimulatory receptors (OX40, ICOS, 4-1BB) into the gp96-Ig expression vector, resulting in a single product candidate that includes both a pan-antigen T cell priming vaccine and a T cell co-stimulator.

Using our platform technologies, we produce product candidates from proprietary allogeneic cell lines selected to express the broadest array of commonly shared tumor antigens for a specified type of cancer.  Unlike autologous or “personalized” therapeutic vaccine approaches that require the extraction of blood or tumor tissue from each patient and the creation of an individualized treatment, our product candidates are fully allogeneic, do not require extraction of individual patient’s material or custom manufacturing. As a result, our product candidates can be mass-produced and readily available for immediate patient use.  Because each patient receives the same treatment, we believe that our immunotherapy approach offers logistical, manufacturing and other cost benefits compared to one-off, patient-specific approaches.

Using our ImPact™ platform technology, we have developed HS-410 (vesigenurtacel-L) as a product candidate to treat non-muscle invasive bladder cancer (“NMIBC”) and HS-110 (viagenpumatucel-L), intended for use in combination with an anti-PD-1 checkpoint inhibitor, as a potential treatment for patients with non-small cell lung cancer (“NSCLC”).  We are currently conducting a Phase 2 trial of HS-410 in patients with NMIBC and a Phase 1b trial of HS-110, in combination with Bristol-Myers Squibb’s PD-1 inhibitor nivolumab (Opdivo®) in patients with NSCLC.  Using our ComPACT platform technology, we have developed HS-120 as a potential treatment for NSCLC.  We expect to file an Investigational New Drug, or IND, submission for our first product candidate for NSCLC (HS-120) in the second half of 2016.

Our lead product candidates are HS-410 and HS-110. Currently, we have completed enrollment in the blinded, randomized arms of our Phase 2 trial with HS-410 in patients with NMIBC, and are conducting a Phase 1b trial of HS-110 in combination with nivolumab (Opdivo®), a Bristol-Myers Squibb PD-1 checkpoint inhibitor to treat patients with NSCLC.  We are devoting substantially all of our resources to developing HS-410 and HS-110/HS-120 including conducting clinical trials, providing general and administrative support for these operations and protecting our intellectual property. We currently do not have any products approved for sale and we have not generated any significant revenue from product sales since our inception. We expect to continue to incur significant expenses and to incur increasing operating losses for at least the next several years. We anticipate that our expenses will increase substantially as we:

•

complete the ongoing clinical trials of our lead product candidates;

•

maintain, expand and protect our intellectual property portfolio;

•

seek to obtain regulatory approvals for our product candidates;

•

continue our research and development efforts;

•

add operational, financial and management information systems and personnel, including personnel to support our product development and commercialization efforts; and

•

operate as a public company.

We commenced active operations in June 2008. Our operations to date have been primarily limited to organizing and staffing our company, business planning, raising capital, acquiring and developing our technology, identifying potential product candidates and undertaking preclinical and clinical studies of our most advanced product candidates. To date, we have not generated any revenues and have financed our operations with net proceeds from the private placement of our preferred stock, our initial public offering in which we received gross proceeds of $27 million, our last public offering that was completed on March 16, 2015 (the “Offering”) of 1,886,000 shares of our common stock at a closing price of $6.50 per share for gross proceeds of $12.3 million and net proceeds to us of approximately $11.1 million and $7.5 million received from our debt facility with Square 1 Bank. As of September 30, 2015, we had an accumulated deficit of ($37,943,582). We had net losses of ($14,357,325) and ($8,508,592) for the nine months ended September 30, 2015 and 2014. We had net losses of ($12,243,211) and ($6,609,864) for the years ended December 31, 2014 and 2013, respectively. We expect to incur significant expenses and increasing operating losses for the foreseeable future. We expect our expenses to increase in connection with our ongoing activities, particularly as we continue the research and development and initiate and conduct clinical trials of, and seek marketing approval for, our product candidates. In addition, if we obtain marketing approval for any of our product candidates, we expect to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. Adequate additional financing may not be available to us on acceptable terms, or at all. If we are unable to raise capital when needed or on attractive terms, we would be forced to delay, reduce or eliminate our research and development programs or any future commercialization efforts. Accordingly, there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital.  This is based on our current estimates, and we could use our available capital resources sooner than we currently expect. We will need to generate significant revenues to achieve profitability, and we may never do so.

HS-410

HS-410 (vesigenurtacel-L) is a biologic product candidate comprising a cancer cell line genetically modified using our ImPACT™ technology platform to secrete a wide range of cancer antigens related to bladder cancer bound to gp96 molecules.  We believe that HS-410 has the potential to activate a T cell mediated pan-antigen immune response that could be an effective treatment for patients with NMBIC.

On November 6, 2015, we announced the results from our Phase 1 trial, evaluating the safety and immune response of HS-410, after surgery and treatment with standard of care bacillus Calmette-Guérin (BCG), in patients with high-risk NMIBC.  In that trial, HS-410 exhibited a positive safety profile and was well-tolerated with no serious adverse events (SAEs) and no patients discontinuing the trial due to adverse events (AEs).  7 out of the 10 patients had no documented recurrence of cancer >1 year after treatment.  3 out of 4 patients with carcinoma in situ (CIS), the patient population expected to be the least responsive to standard of care treatment, did not experience a recurrence one year after treatment.  In the study subjects, HS-410 elicited a broad-based (polyclonal) expansion of patient T cells and a high level of CD8+ tumor-infiltrating lymphocytes (TILs). Additionally, based on tissue samples taken from each patient, HS-410 shared 15 or more tumor antigens in common with those expressed on the patients' cancer cells, which we believe supports our belief that HS-410 has the ability to target a broad range of tumor antigens.  These data confirm previous preclinical findings regarding the unique mechanism of action for HS-410. Moreover, third-party analysis of blinded samples from the trial demonstrated a strong correlation between baseline characteristics of TILs by T cell receptor (TCR) sequencing and clinical outcome. Specifically, the 7 patients who remained disease free after one year exhibited the greatest clonal expansion of intratumoral T cells (p-value 0.0126).

In October 2015, we completed enrollment of our 75-patient, blinded, randomized, placebo-controlled arms of our ongoing Phase 2 clinical trial evaluating HS-410 in combination with BCG in patients with high risk NMIBC. We are enrolling an additional 25 patients to evaluate HS-410 as a monotherapy in an unblinded, open-label arm of this same trial, and we anticipate completing enrollment of this arm in early 2016.  Our Phase 2 trial will examine safety, tolerability, immune response and preliminary clinical activity of HS-410. The primary endpoint is one-year disease free survival.  We expect to report topline efficacy, immune-response and safety results in the fourth quarter of 2016.

In March 2015, the U.S. Food and Drug Administration (“FDA”) granted Fast Track designation for HS-410 for the treatment of NMIBC. The Fast Track program is designed to facilitate the development and expedite the review of therapies intended to treat serious or life-threatening conditions and that demonstrate the potential to address unmet medical needs.  The advantages of Fast Track designation include actions to expedite development, including opportunities for frequent interactions with the FDA review team to discuss all aspects of developments to support approval and eligibility for priority review depending on clinical data at the time of Biologics License Application (“BLA”) submission.  We believe that this designation will expedite our development of HS-410.

HS-110

HS-110 (viagenpumatucel-L) is a biologic product candidate comprising a cancer cell line that has been genetically modified using our ImPACT™ technology platform to secrete a wide range of cancer associated antigens related to lung cancer bound to gp96 proteins.  We believe that HS-110 has the potential to activate a T-cell mediated pan-antigen immune response that could be an effective treatment for patients with NSCLC.

We are conducting a Phase 1b clinical trial evaluating HS-110 in combination with Bristol-Myers Squibb’s PD-1 inhibitor nivolumab (Opdivo®) in patients with NSCLC.  The multicenter, open label trial is expected to initially enroll 18 patients and is designed to accommodate cohort expansion up to 30 patients in total.  The purpose of the trial is to evaluate the safety and efficacy of HS-110 in combination with nivolumab, an FDA approved anti-PD-1 checkpoint inhibitor, in patients with NSCLC whose cancers have progressed after first-line therapy. Primary and secondary trial endpoints include safety and tolerability, immune response, overall response rate and progression-free survival.  Top-line objective response rate and 6-month progression free survival (PFS) data are expected by the end of 2016 for these first 18 patients.

We also are conducting a Phase 2 clinical trial evaluating HS-110 in combination with low dose cyclophosphamide versus chemotherapy alone as a potential third-line or fourth-line treatment in patients with NSCLC.  We completed enrollment of 66 patients in this study in September 2015. These patients will be followed for immune response and overall survival with data expected to be reported in the fourth quarter of 2016.

In February 2013, the inventor of our ImPACT™ technology reported results from a Phase 1 open-label, single center clinical trial of HS-110 in patients with advanced NSCLC.  In the 18-patient study, 15 of the 18 treated patients completed the first course of three planned courses of therapy. Two patients completed all three planned courses of therapy (defined as three, six week treatment cycles). In that trial, HS-110 showed no overt toxicity. There were no treatment-related SAEs. Most of the AEs were reported as mild or moderate (grade 1 or 2) with the most frequent being injection site reactions and rashes that were transitory and usually resolved in one to two weeks.  Eleven of the fifteen patients (73%) who completed the first course of therapy with HS-110, exhibited a two-fold or greater increase in CD8+ cells secreting interferon gamma (CD8-CTL IFN- γ). The median survival of these eleven patients was 16.5 months (95% CI:7.1-20.0). In comparison, the 4 patients who failed to show increased CD8-CTL IFN-γ responses survived 2.1, 2.3, 6.7, and 6.7 months, or a median survival of 4.5 months, which is consistent with the expected survival times in this patient population. In 7 of 18 treated patients, tumor growth was stabilized, however no partial or complete tumor responses (e.g., reduction or disappearance of tumors) were observed in any of the 18 patients. The median one-year overall survival rate of patients in the study was 44% (95% CI:21.6-65.1), comparing to a 5.5% rate based on published historical data from an unrelated 43-patient advanced lung cancer population. One of the late-stage lung cancer patients survived over four years after treatment and another patient survived over three years after treatment.

Additional Indications

We continue to evaluate other potential indications for our ImPACT™ and ComPACT platform technologies.  Specifically, using ComPACT, we have developed cell lines for several other cancers with the first product candidate being a second-generation therapy for non-small cell lung cancer (HS-120).  Our decision to further pursue these product candidates or any additional product candidates other than our two lead product candidates will be based in part upon available funding and partnering opportunities.  On February 18, 2015, we announced a collaboration with OncoSec Medical Inc. to evaluate the feasibility of OncoSec’s ImmunoPulse in vivo electroporation technology for intra-tumoral delivery of gp96-Ig encoding DNA plasmids to activate specific immune responses against ‘private,’ mutation-derived tumor neo-antigens.  This collaboration is ongoing, and we will announce data demonstrating that intratumoral electroporation of ComPACT plasmid DNA leads to release of tumor specific neo antigens in the first half of 2016 at a major scientific conference.

CRITICAL ACCOUNTING POLICIES AND SIGNIFICANT JUDGMENTS AND ESTIMATES

We believe that several accounting policies are important to understanding our historical and future performance. We refer to these policies as "critical" because these specific areas generally require us to make judgments and estimates about matters that are uncertain at the time we make the estimate, and different estimates—which also would have been reasonable—could have been used, which would have resulted in different financial results.

Our management’s discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of our consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates based on historical experience and make various assumptions, which management believes to be reasonable under the circumstances, which form the basis for judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We have elected to follow the extended transition period guidance provided for in Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards. We will disclose the date on which adoption of such standards is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standards.

The notes to our audited consolidated financial statements contain a summary of our significant accounting policies. We consider the following accounting policies critical to the understanding of the results of our operations:

•

Stock-based compensation;

•

Clinical and regulatory cost; and

•

Research and development costs.

Stock-Based Compensation

Calculating stock-based compensation expense requires the input of highly subjective assumptions. We apply the Black-Scholes-Merton option pricing model to determine the fair value of our stock options. Inherent in this model are assumptions related to expected stock-price volatility, option life, risk-free interest rate and dividend yield. As a newly public company we do not have sufficient history to estimate the volatility of our common stock, therefore we have elected to utilize a peer group of similar publicly traded companies for which the historical information is available. We estimate the expected life of our options using the simplified method. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected life of the options. The dividend rate is based on our historical rate, which we anticipate to remain at zero. The assumptions used in calculating the fair value of stock options represent our best estimates, however these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and different assumptions are used, the stock-based compensation expense could be materially different in the future. In addition, we are required to estimate the expected forfeiture rate and only recognize expense for those stock options expected to vest over the service period.

Research and Development Costs

We expense research and development costs associated with developmental products not yet approved by the FDA to research and development expense as incurred. Research and development costs consist primarily of license fees (including upfront payments), milestone payments, pre-manufacturing costs, salaries, stock-based compensation and related personnel costs, fees paid to consultants and outside service providers for legal expenses resulting from intellectual property prosecution and other expenses relating to the design, development, and testing and enhancement of our product candidates.

Clinical and Regulatory Costs

We expense clinical and regulatory costs associated with bringing our developmental products into advanced phase clinical trials as incurred.  Clinical and regulatory costs consist of clinical trial execution, investigator payments, drug manufacturing, testing, storage, packaging, shipping, regulatory activities, salaries, stock-based compensation and related personnel costs, fees paid to consultants and outside service providers related to the development of our product candidates.

Recent Accounting Pronouncements

In August 2014, Financial Accounting Standards Board ("FASB") issued Accounting Standards Update (“ASU”) 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). The amendments in ASU 2014-15 are intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures if there is substantial doubt about its ability to continue as a going concern. The pronouncement is effective for annual periods ending after December 15, 2016 with early adoption permitted. The adoption of this guidance is not expected to have a material impact on our consolidated financial statements.

In January 2015, the FASB issued ASU No. 2015-1, Income Statement - Extraordinary and Unusual Items. ASU 2015-01 will eliminate from U.S. GAAP the concept of extraordinary items and will no longer require an entity to separately classify, present, and disclose extraordinary events and transactions. ASU 2015-01 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015, and early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. We do not believe the adoption of this guidance will have a material impact on its consolidated financial statements or related footnote disclosures.

In April 2015, the FASB issued ASU 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”). ASU 2015-03 revises Subtopic 835-30 to require that debt issuance costs be reported in the balance sheet as a direct deduction from the face amount of the related liability, consistent with the presentation of debt discounts.  Prior to the amendments, debt issuance costs were presented as a deferred charge (i.e., an asset) on the balance sheet.  The ASU provides examples illustrating the balance sheet presentation of notes net of their related discounts and debt issuance costs. Further, the amendments require the amortization of debt issuance costs to be reported as interest expense. Similarly, debt issuance costs and any discount or premium are considered in the aggregate when determining the effective interest rate on the debt. The amendments are effective for public business entities for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years.  The amendments are effective for all other entities for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. The amendments must be applied retrospectively.  All entities have the option of adopting the new requirements as of an earlier date for financial statements that have not been previously issued. The Company does not expect this ASU to have a material impact on its consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. ASU 2016-01 requires equity investments to be measured at fair value with changes in fair value recognized in net income; simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment; eliminates the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments; requires separate presentation of financial assets and financial liabilities by measurement category and form of financial assets on the balance sheet or the accompanying notes to the financial statements and clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. ASU 2016-01 is effective for financial statements issued for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The adoption of this guidance is not expected to have a material impact on its consolidated financial statements.

RESULTS OF OPERATIONS

Comparison of the Nine Months ended September 30, 2015 and 2014

Research and development expense.  Research and development expense for the nine months ended September 30, 2015 was $1,767,942 compared to $2,425,404 for the nine months ended September 30, 2014. The 27% decrease of $657,462 from the nine months ended September 30, 2014 to the nine months ended September 30, 2015 is attributable to a decrease of $954,054 in pre-manufacturing costs associated with preparing to produce vaccines for use in our clinical trials (costs of vaccine production are now included in clinical and regulatory expense), as well as decreases in patent, license and other professional fees of $168,100. These decreases are offset by increases of $243,850 in compensation costs associated with an increase in pay to certain key employees as well as new hires, $166,908 in lab supplies and other costs, and $53,934 in depreciation related to the build out of the lab facility and other associated costs.

Clinical and regulatory expense.  Clinical and regulatory expense for the nine months ended September 30, 2015 was $9,261,529 compared to $3,218,137 for the nine months ended September 30, 2014. The 188% increase of $6,043,392 from the nine months ended September 30, 2014 to the same period of 2015 is primarily attributable to increases in costs related to the production of vaccines for our clinical trials of $1,963,624, increased investigator payments of $1,777,528, and increased clinical trial execution costs of $1,513,059. Additionally, personnel cost, including consultants, increased by $451,539, professional fees increased by $251,020, travel and other costs increased by $86,622.

General and administrative expense.  General and administrative expense for the nine months ended September 30, 2015 was $3,150,394 compared to $2,844,883 for the nine months ended September 30, 2014. The 11% increase of $305,511 from the nine months ended September 30, 2014 to the same period of 2015 is attributable to $229,969 related to an increase in pay to certain key employees, $87,415 related to an increase in professional services such as accountants, attorneys and investor relations, offset by a decrease of $11,873 in other administrative costs.

Interest income.  Interest income was $49,970 for the nine months ended September 30, 2015 as compared to $27,261 for the nine months ended September 30, 2014. The increase of $22,709 is due to the investment in various short-term financial instruments that generated interest income during the period.

Other income (expense).  Other income was $29,909 for the nine months ended September 30, 2015, as compared to other expense of $39,291 for the nine months ended September 30, 2014. Other income is due to the reimbursement of taxes expensed during 2014 associated with clinical trial execution in Australia. Other expense is due to the stock warrant liability revaluation during the nine months ended September 30, 2014. The Company had no stock warrant liability after September 30, 2014.

Interest expense.  Interest expense for the nine months ended September 30, 2015 was $257,339, compared to $8,138 for the nine months ended September 30, 2014, all of which is attributable to the Square 1 Bank loans, the first of which, the Tranche 1 Loan, was entered into in August 2014. As of September 30, 2015, we had drawn down three of the four Tranche Loans and on December 30, 2015, we drew down the last tranche.

Comparison of the Balance Sheet at September 30, 2015 and December 31, 2014

Prepaid expenses and other current assets.  Prepaid expenses and other current assets were $986,264 as of September 30, 2015 compared to $863,227 as of December 31, 2014. The increase of $123,037 was primarily due to an increase in the amount paid in advance to our clinical research organizations (CRO) as we progress with our Phase 2 trial for HS-410 and Phase 1b trial for HS-110.

Accounts Payable.  Accounts payable was $936,361 as of September 30, 2015 compared to $1,367,426 as of December 31, 2014. The decrease of $431,065 was primarily related to a payable that was due to one of our drug manufacturers at December 31, 2014, which was subsequently paid in the first quarter of 2015.

Accrued Expenses and Other Payables. Accrued expenses were $2,074,174 as of September 30, 2015 compared to $805,968 as of December 31, 2014. The increase of $1,268,206 was primarily related to the increase in subjects enrolled in our clinical trials.

Long Term Debt Including Current Portion.  Total debt was $4,885,646 of which $2,053,859 was current as of September 30, 2015 compared to total debt of $2,711,589 of which $397,465 was current as of December 31, 2014. As of September 30, 2014, we only had outstanding debt from Tranche 1 of the Square 1 loan which was drawn down on in August 2014. Tranche 2 was drawn down in November 2014.  As of September 30, 2015, we had drawn down $1,500,000 under each of Tranche 1 and Tranche 2, and $2,250,000 under Tranche 3 for a total of $5,250,000 in principal.

Foreign currency translation. The foreign currency translation adjustment included in other comprehensive income was $64,238 for the nine months ended September 30, 2015 and $0 for the same period of 2014. The functional currency of the entities located outside the United States of America (the foreign entities) is the applicable local currency. Assets and liabilities of the foreign entities are translated at period-end exchange rates.  Statement of operations accounts are translated at the average exchange rate during the period. The effects of foreign currency translation adjustments are included in other comprehensive loss, which is a component of accumulated other comprehensive loss in stockholders’ equity.

Years Ended December 31, 2014 and 2013

Revenues

To date, our revenues have been entirely comprised of grant awards. There were no grant awards in 2014 and 2013. We will continue our efforts to secure future grant funding to subsidize ongoing research and developments costs and clinical and regulatory costs.

Operating Expenses

Total operating expenses for the year ended December 31, 2014 increased 86% to $12,186,927 compared to $6,564,641 for the year ended December 31, 2013.  Operating expenses are primarily comprised of research and development, clinical and regulatory and general and administrative expenses. For the year ended December 31, 2014, research and development expenses were $2,861,231, clinical and regulatory expenses were $5,348,091 and general and administrative expenses were $3,977,605 as compared to research and development expenses of $2,737,688, clinical and regulatory expenses of $1,397,157 and general and administrative expenses of $2,429,796 for the year ended December 31, 2013.  For the year ended December 31, 2014, research and development expenses represented approximately 23% of operating expenses, clinical trials and regulatory represented approximately 44% of operating expenses, and general and administrative expenses represented approximately 33% of operating expenses. For the year ended December 31, 2013, research and development expenses represented approximately 42% of operating expenses, clinical trials and regulatory represented approximately 21% of operating expenses, and general and administrative expenses represented approximately 37% of operating expenses.

Research and development expense.

Research and development expense for the year ended December 31, 2014 increased 5% to $2,861,231 compared to $2,737,688 for the year ended December 31, 2013. The $123,543 increase from the year ended December 31, 2013 to the year ended December 31, 2014 is primarily related to an increase of $286,111 in patent legal fees associated with licenses. Salaries and compensation related expense increased by $252,350 due to hiring over the course of the year. Administrative and allocated expense related to the expansion of the lab during 2014 increased by $206,417. Depreciation related to the lab facility was $59,719 compared to no expense in 2013. Travel expenses increased by $21,217 year over year. These increases were offset by $702,271 in pre-manufacturing costs as we began manufacturing clinical trial batches.

Clinical and regulatory expense.

Clinical and regulatory expense for the year ended December 31, 2014 increased 283% to $5,348,091 compared to $1,397,157 for the year ended December 31, 2013. The $3,950,934 increase from the year ended December 31, 2013 to the year ended December 31, 2014 resulted from an increase of $1,955,309 in clinical trial execution, $1,183,959 in payments to investigators, specimen management and other clinical trial expenses, and $395,851 in drug development and manufacturing related to our clinical trials. Salaries and compensation related expenses for our clinical and research staff increased by $214,168 as we hired employees to support our clinical trials. Travel costs increased by $76,492 related to attendance at conferences. Administrative and allocated expense related to expanded headcount increased by $86,420. Additionally, we established an Australian subsidiary and incurred goods and services tax of $38,735.

General and administrative expense.

General and administrative expense for the year ended December 31, 2014 increased 64% to $3,977,605 compared to $2,429,796 for the year ended December 31, 2013. The $1,547,809 increase from the year ended December 31, 2013 to the year ended December 31, 2014 is primarily attributable to an increase in personnel costs of $786,595, including non-cash, stock-based compensation of $277,473. The increase in personnel costs is primarily related to an increase in pay to certain key employees.  Additionally, public company expenses increased by $825,782 which include professional services such as accountants, attorneys and insurance due to the increased risk management requirements of a public company. Tax expense increased by $106,470 primarily as a result of increased franchise taxes due to us becoming a public company. Additionally, travel costs increased by $226,695 from the year ended December 31, 2013 to the year ended December 31, 2014 as our executives attended more conferences. These increases are offset by a decrease of $315,656 in patent, license and trademark fees as much of that work was performed in 2013, and we merely maintained these assets in 2014. Additionally, facilities costs related to general and administrative expenses decreased by $82,077 in the year ended December 31, 2014 as compared to the year ended December 31, 2013 as these costs were allocated to other departments.

Interest income

Interest income increased to $40,570 for the year ended December 31, 2014 from $10,068 for the year ended December 31, 2013. The $30,502 increase is due to our increased cash balance that has been invested in various short-term financial instruments that generated interest income during 2014.

Interest expense

Interest expense decreased to $73,354 for the year ended December 31, 2014 from $79,119 for the year ended December 31, 2013.  In the year ended December 31, 2013, we had outstanding debt accruing interest for the majority of the year, while in the year ended December 31, 2014 we only had outstanding debt from the end of August through the end of the year. The year ended December 31, 2014 also includes the amortization of the debt discount and deferred financing fees.

Net loss attributable to common stockholders

We had a net loss attributable to common stockholders of $11.8 million, or ($1.83) per basic and diluted share for the year ended December 31, 2014 compared to a net loss of $9.1 million, or ($2.42) per basic and diluted share for the year ended December 31, 2013.

COMPARISON OF BALANCE SHEET AS OF DECEMBER 31, 2014 AND 2013

Investments held to maturity, (net)

Investments held to maturity (net) decreased to $10,698,982 as of December 31, 2014 from $17,297,165 as of December 31, 2013.  The decrease of $6,598,183 was primarily due to cash used in our operating activities.

Prepaid expenses.

Prepaid expenses were $863,227 as of December 31, 2014 compared to $1,066,638 as of December 31, 2013. The decrease of $203,411 was due primarily to a reduction in the amount paid in advance for clinical trial related costs.

Accounts Payable.

Accounts payable was $1,367,426 as of December 31, 2014 compared to $651,917 as of December 31, 2013. This increase of $715,509 was primarily related to an increase of volume as we increased activity related to clinical trials.

Accrued Expenses.

Accrued expenses were $805,968 as of December 31, 2014 compared to $503,050 as of December 31, 2013. The increase of $302,918 was primarily related to a $126,988 increase for clinical trials, a $124,775 increase for employee bonuses and related benefits due to expanded headcount, and a $51,155 increase in accrued rent for office and laboratory facility.

LIQUIDITY AND CAPITAL RESOURCES

Sources of liquidity

To date, we have not generated any revenues. Since our inception in June 2008, we have financed our operations principally through private placements, our July 2013 initial public offering, our March 2015 public offering, and debt commitments. The total gross proceeds from the March 2015 offering and subsequent over-allotment option was $12.3 million, before underwriting discounts, commissions and other offering expenses payable by us. The net proceeds to us were approximately $11.1 million. We believe that our existing cash and cash equivalents will not be sufficient to meet our anticipated cash needs for the next twelve months. We intend to spend substantial amounts on research and development and clinical and regulatory activities, including product development, regulatory and compliance, clinical studies in support of our future product offerings, and the enhancement and protection of our intellectual property. We will need to obtain additional financing to pursue our business strategy, to respond to new competitive pressures or to take advantage of opportunities that may arise. To meet our financing needs, we are considering multiple alternatives, including, but not limited to, current and additional equity financings, debt financings and/or funding from partnerships or collaborations. There can be no assurance that we will be able to complete any such transactions on acceptable terms or otherwise. If we are unable to obtain the necessary capital, we will need to pursue a plan to scale back our operations, license or sell our assets, seek to be acquired by another entity and/or cease operations. As of September 30, 2015, we had $14,953,925 in cash and cash equivalents and short term investments.

Our cash and cash equivalents are currently held in an interest-bearing checking and money market account and short term investment grade securities.

Cash flows

Nine Months ended September 30, 2015 and 2014

Operating activities.  The use of cash in all periods resulted primarily from our net losses adjusted for non-cash charges and changes in the components of working capital. The significant increase in cash used in operating activities for the nine months ended September 30, 2015 compared to the same period of 2014 is due to an increase in clinical and regulatory expenses as we began and continued clinical trials. Additionally, there was an increase in other operational costs primarily associated with increases in headcount and/or consultants in all departments.

Investing activities.  Cash provided by investing activities for the nine months ended September 30, 2015 was primarily from proceeds from maturities and purchases of various short-term investments offset by the purchase of property and equipment. Cash provided by investing activities during the nine months ended September 30, 2014 was from proceeds from maturities of short-term investments offset by purchase of property and equipment.

Financing activities.  Cash provided by financing activities during the nine months ended September 30, 2015 was primarily from the March 2015 public offering and exercise of the over-allotment option which generated net proceeds of approximately $11.1 million (after deduction of offering expenses) as well as $2.2 million in proceeds from Tranche 3 of the Loan.

Years Ended December 31, 2014 and 2013

Operating activities.  The use of cash in all periods resulted primarily from our net losses adjusted for non-cash charges and changes in the components of working capital. The significant increase in cash used in operating activities for the year ended December 31, 2014 compared to the year ended December 31, 2013 was due to an increase in clinical and regulatory expenses as we began clinical trials. Additionally, there was an increase in other operational costs primarily associated with increases in headcount as well as costs associated with being a public company.

Investing activities.  Cash provided by investing activities for the year ended December 31, 2014 was primarily from proceeds from maturities and purchases of various short-term investments offset by the purchase of property and equipment.  The use of cash for the year ended December 31, 2013 was primarily for the purchase of short-term investments.

Financing activities.  Cash provided by financing activities for the year ended December 31, 2014 was approximately $3.0 million which related to the proceeds from the Loan and the exercise of stock options.  During the year ended December 31, 2013, cash provided by financing activities was approximately $28.3 million which related to the initial public offering, partial exercises of the over-allotment option as well as the exercise of stock options.

OFF-BALANCE SHEET ARRANGEMENTS

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined under SEC rules.

Current and Future Financing Needs

Funding requirements

As of September 30, 2015, we had $14,953,925 in cash and cash equivalents and short term investments. As of December 31, 2014, we had $14,514,415 in cash and cash equivalents, short term investments, and restricted cash. We have incurred an accumulated deficit of ($37,943,582) through September 30, 2015 and $(24,135,447) through December 31, 2014. We have incurred negative cash flows from operations since we started our business. We have spent, and expect to continue to spend, substantial amounts in connection with implementing our business strategy, including our planned product development efforts, our clinical trials, and our research and discovery efforts.

To date, we have not generated any net income. Since our inception in June 2008, we have financed our operations principally through private placements, our July 2013 initial public offering, our March 2015 public offering, and debt commitments. We believe that our existing cash and cash equivalents and short-term investments will not be sufficient to meet our anticipated cash needs for the next twelve months. We intend to spend substantial amounts on research and development activities, including product development, regulatory and compliance, clinical studies in support of our future product offerings, and the enhancement and protection of our intellectual property. We will need to obtain additional financing to pursue our business strategy, to respond to new competitive pressures or to take advantage of opportunities that may arise. To meet our financing needs, we are considering multiple alternatives, including, but not limited to, current and additional equity financings, debt financings and/or funding from partnerships or collaborations. There can be no assurance that we will be able to complete any such transaction on acceptable terms or otherwise. If we are unable to obtain the necessary capital, we will need to pursue a plan to scale back our operations, license or sell our assets, seek to be acquired by another entity and/or cease operations.

However, the actual amount of funds we will need to operate is subject to many factors, some of which are beyond our control. These factors include the following:

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the progress of our research activities;

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the number and scope of our research programs;

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the progress of our preclinical and clinical development activities;

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the progress of the development efforts of parties with whom we have entered into research and development agreements;

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our ability to maintain current research and development licensing arrangements and to establish new research and development and   licensing   arrangements;

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our ability to achieve our milestones under licensing arrangements;

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the costs involved in prosecuting and enforcing patent claims and other intellectual property rights;

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the costs and timing of regulatory approvals; and

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profitability of our clinical laboratory diagnostic and microbiology services business.

We have based our estimate on assumptions that may prove to be wrong. We may need to obtain additional funds sooner or in greater amounts than we currently anticipate. Potential sources of financing include strategic relationships, public or private sales of our equity (including through the Controlled Equity Offering when it is available) or debt and other sources. We may seek to access the public or private equity markets when conditions are favorable due to our long-term capital requirements. We do not have any committed sources of financing at this time, and it is uncertain whether additional funding will be available when we need it on terms that will be acceptable to us, or at all. If we raise funds by selling additional shares of common stock or other securities convertible into common stock, the ownership interest of our existing stockholders will be diluted. If we are not able to obtain financing when needed, we may be unable to carry out our business plan. As a result, we may need to significantly limit our operations and our business, financial condition and results of operations would be materially harmed.

In August 2014, we entered into a secured loan with Square 1 Bank (“Loan”). The Loan provides us with a term loan in the aggregate principal amount not to exceed $7,500,000 to be used to supplement working capital. The Loan is available to us in four tranches:  $1,500,000 was made available to us on August 22, 2014 (“Tranche 1 Loan”), $1,500,000 was made available to us upon our enrollment of its first patient in our Phase 2 clinical trial for HS-410 (“Tranche 2 Loan ”), 2,250,000 was made available to us upon the initiation of the Phase 1B trial for lung cancer indication on June 30, 2015 (“Tranche 3 Loan”) and $2,250,000 was made available to us upon Square 1 Bank’s receipt on December 30, 2015 of evidence satisfactory to it of the full enrollment of our Phase 1/2 clinical trial for HS-410 (“Tranche 4 Loan”). As of September 30, 2015, the Company had drawn down $1,500,000 under each of the Tranche 1 Loan and Tranche 2 Loan, $2,250,000 under the Tranche 3 Loan.  On December 30, 2015 the Company had drawn down $2,250,000 under the Tranche 4 Loan for a total of $7,500,000.

The Loan accrues interest monthly at an interest rate at the greater of the prime rate plus 3.05% or 6.30% per annum. The Tranche 1 Loan was payable as interest-only until June 30, 2015 and thereafter is payable in monthly installments of principal plus accrued interest until February 22, 2018. The Tranche 2 Loan is payable as interest-only prior to October 31, 2015 and thereafter is payable in monthly installments of principal plus accrued interest until February 22, 2018. The Tranche 3 Loan is payable as interest-only prior to October 31, 2015 and thereafter is payable in monthly installments of principal plus accrued interest until February 22, 2018. The Tranche 4 Loan is payable in monthly installments of principal plus accrued interest until February 22, 2018. We have made $145,161 and $0 in principal payments for the three and nine months ended September 30, 2015 and 2014, respectively. We have made $83,090 and $181,520 in interest payments on the outstanding loan for the three and nine months ended September 30, 2015, respectively, and $0 for the same periods in 2014. The agreement with Square 1 Bank sets forth various affirmative and negative covenants. The failure of us to comply with the covenants constitutes a default under the Loan. The covenants include us having at least two ongoing clinical trials at all times, the attainment of the funding conditions set forth in the agreement and covenants regarding financial reporting, limits on our cash burn, incurrence of indebtedness, permitted investments, encumbrances, distributions, investments and mergers and acquisitions. The Loan is also secured by a security interest in all of our personal property, excluding our intellectual property. We are in compliance with the covenants of the Loan as of September 30, 2015.

License and Contractual Agreement Obligations

Below is a table of our contractual obligations for the years 2015 through 2019 as of December 31, 2015.

	Year ended December 31,
	2015	2016	2017	2018	2019	Total
License agreements	$33,000	$38,000	$338,000	$38,000	$113,000	$560,000
Principal repayments on term loans	558,180	3,226,250	3,226,250	489,320	—	7,500,000
Interest payments on term loans	261,294	350,084	143,626	2,618	—	757,622
Lease agreements	192,833	231,291	237,693	244,823	193,650	1,100,290
Total	$1,045,307	$3,845,625	$3,945,569	$774,761	$306,650	$9,917,912

Additional In-Licensed Programs

We may enter into additional license agreements relating to new product candidates.

BUSINESS

Company Overview

We are an immuno-oncology company developing novel therapies intended to activate a patient’s immune system to fight cancer.  Using our T cell-stimulating platform technologies, ImPACT™ (Immune Pan-Antigen Cytotoxic Therapy) and ComPACT (Combination Pan-Antigen Cytotoxic Therapy), we have generated several product candidates that we believe may be effective in treating certain forms of cancer.  Our platform technologies address two synergistic mechanisms of action: activation of CD8+ T cells, or “killer” T cells; and T cell co-stimulation.  We believe the use of these technologies has the potential to enhance patients' natural immune response against certain cancers.  We believe that our product candidates could, among other things, enhance the efficacy of other therapies, such as checkpoint inhibitors, which are designed to reverse tumor-induced immune suppression.

Using our ImPACT™ platform technology, we have developed product candidates that consist of live, genetically-modified, irradiated human cancer cells which secrete a broad spectrum of tumor-associated antigens (“TAAs”) together with a potent immune response stimulator called “gp96.”  The secreted antigen-gp96/TAA complexes activate a patient’s immune system to recognize and kill cancer cells that express the TAAs included in the product candidates, which we have engineered to address the most prevalent TAAs present in the “tumor signature” of a specific cancer.

Our ComPACT platform technology enables us to combine a pan-antigen T cell activating vaccine and a T cell co-stimulator in a single product, offering the potential benefits of combination immunotherapy without the need for multiple independent biologic products.  Using ComPACT, we have engineered new product candidates that incorporate various ligand fusion proteins targeting co-stimulatory receptors (OX40, ICOS, 4-1BB) into the gp96-Ig expression vector, resulting in a single product candidate that includes both a pan-antigen T cell priming vaccine and a T cell co-stimulator.

Using our platform technologies, we produce product candidates from proprietary allogeneic cell lines selected to express the broadest array of commonly shared tumor antigens for a specified type of cancer.  Unlike autologous or “personalized” therapeutic vaccine approaches that require the extraction of blood or tumor tissue from each patient and the creation of an individualized treatment, our product candidates are fully allogeneic, do not require extraction of individual patient’s material or custom manufacturing. As a result, our product candidates can be mass-produced and readily available for immediate patient use.  Because each patient receives the same treatment, we believe that our immunotherapy approach offers logistical, manufacturing and other cost benefits compared to one-off, patient-specific approaches.

Using our ImPact™ platform technology, we have developed HS-410 (vesigenurtacel-L) as a product candidate to treat non-muscle invasive bladder cancer (“NMIBC”) and HS-110 (viagenpumatucel-L), intended for use in combination with an anti-PD-1 checkpoint inhibitor, as a potential treatment for patients with non-small cell lung cancer (“NSCLC”).  We are currently conducting a Phase 2 trial of HS-410 in patients with NMIBC and a Phase 1b trial of HS-110, in combination with Bristol-Myers Squibb’s PD-1 inhibitor nivolumab (Opdivo®) in patients with NSCLC.  Using our ComPACT platform technology, we have developed HS-120 as a potential treatment for NSCLC.  We expect to file an Investigational New Drug, or IND, submission for our first product candidate for NSCLC (HS-120) in the second half of 2016.

HS-410

HS-410 (vesigenurtacel-L) is a biologic product candidate comprising a cancer cell line genetically modified using our ImPACT™ technology platform to secrete a wide range of cancer antigens related to bladder cancer bound to gp96 molecules.  We believe that HS-410 has the potential to activate a T cell mediated pan-antigen immune response that could be an effective treatment for patients with NMBIC.

On November 6, 2015, we announced the results from our Phase 1 trial, evaluating the safety and immune response of HS-410, after surgery and treatment with standard of care bacillus Calmette-Guérin (BCG), in patients with high-risk NMIBC.  In that trial, HS-410 exhibited a positive safety profile and was well-tolerated with no serious adverse events (SAEs) and no patients discontinuing the trial due to adverse events (AEs).  7 out of the 10 patients had no documented recurrence of cancer >1 year after treatment.  3 out of 4 patients with carcinoma in situ (CIS), the patient population expected to be the least responsive to standard of care treatment, did not experience a recurrence one year after treatment.  In the study subjects, HS-410 elicited a broad-based (polyclonal) expansion of patient T cells and a high level of CD8+ tumor-infiltrating lymphocytes (TILs). Additionally, based on tissue samples taken from each patient, HS-410 shared 15 or more tumor antigens in common with those expressed on the patients' cancer cells, which we believe supports our belief that HS-410 has the ability to target a broad range of tumor antigens.  These data confirm previous preclinical findings regarding the unique mechanism of action for HS-410. Moreover, third-party analysis of blinded samples from the trial demonstrated a strong correlation between baseline characteristics of TILs by T cell receptor (TCR) sequencing and clinical outcome. Specifically, the 7 patients who remained disease free after one year exhibited the greatest clonal expansion of intratumoral T cells (p-value 0.0126).

In October 2015, we completed enrollment of our 75-patient, blinded, randomized, placebo-controlled arms of our ongoing Phase 2 clinical trial evaluating HS-410 in combination with BCG in patients with high risk NMIBC. We are enrolling an additional 25 patients to evaluate HS-410 as a monotherapy in an unblinded, open-label arm of this same trial, and we anticipate completing enrollment of this arm in early 2016.  Our Phase 2 trial will examine safety, tolerability, immune response and preliminary clinical activity of HS-410. The primary endpoint is one-year disease free survival.  We expect to report topline efficacy, immune-response and safety results in the fourth quarter of 2016.

In March 2015, the U.S. Food and Drug Administration (“FDA”) granted Fast Track designation for HS-410 for the treatment of NMIBC. The Fast Track program is designed to facilitate the development and expedite the review of therapies intended to treat serious or life-threatening conditions and that demonstrate the potential to address unmet medical needs.  The advantages of Fast Track designation include actions to expedite development, including opportunities for frequent interactions with the FDA review team to discuss all aspects of developments to support approval and eligibility for priority review depending on clinical data at the time of Biologics License Application (“BLA”) submission.  We believe that this designation will expedite our development of HS-410.

On January 26, 2015, we announced positive data from two patients in the Phase 1 portion of our Phase 1/2 clinical trial of HS-410 in NMIBC. More specifically, analysis of tumor-infiltrating lymphocytes in one patient after surgery and induction BCG followed by six weeks of HS-410 demonstrated an approximately 70-fold increase in CD8 expression (a marker for CD8+ killer T cells) within the tumor, which was not associated with any increase in CD4 expression (a marker for CD4+ helper T cells). When the patient returned at week 21, the trend continued and an approximate 750-fold increase in CD8 was observed, without any increase in CD4 expression. We also reported that with respect to a second patient, a non-specific immune infiltrate was noted on week seven to be slightly increased as compared to baseline, but which consisted of both CD4+ and CD8+ T cells. This second patient returned with recurrent disease at week 13, when the repeat biopsy showed no further increase in the immune infiltrate.

HS-110

HS-110 (viagenpumatucel-L) is a biologic product candidate comprising a cancer cell line that has been genetically modified using our ImPACT™ technology platform to secrete a wide range of cancer associated antigens related to lung cancer bound to gp96 proteins.  We believe that HS-110 has the potential to activate a T-cell mediated pan-antigen immune response that could be an effective treatment for patients with NSCLC.

We are conducting a Phase 1b clinical trial evaluating HS-110 in combination with Bristol-Myers Squibb’s PD-1 inhibitor nivolumab (Opdivo®) in patients with NSCLC.  The multicenter, open label trial is expected to initially enroll 18 patients and is designed to accommodate cohort expansion up to 30 patients in total.  The purpose of the trial is to evaluate the safety and efficacy of HS-110 in combination with nivolumab, an FDA approved anti-PD-1 checkpoint inhibitor, in patients with NSCLC whose cancers have progressed after first-line therapy. Primary and secondary trial endpoints include safety and tolerability, immune response, overall response rate and progression-free survival.  Top-line objective response rate and 6-month progression free survival (PFS) data are expected by the end of 2016 for these first 18 patients.

We also are conducting a Phase 2 clinical trial evaluating HS-110 in combination with low dose cyclophosphamide versus chemotherapy alone as a potential third-line or fourth-line treatment in patients with NSCLC.  We completed enrollment of 66 patients in this study in September 2015. These patients will be followed for immune response and overall survival with data expected to be reported in the fourth quarter of 2016.

In February 2013, the inventor of our ImPACT™ technology reported results from a Phase 1 open-label, single center clinical trial of HS-110 in patients with advanced NSCLC.  In the 18-patient study, 15 of the 18 treated patients completed the first course of three planned courses of therapy. Two patients completed all three planned courses of therapy (defined as three, six week treatment cycles). In that trial, HS-110 showed no overt toxicity. There were no treatment-related SAEs. Most of the AEs were reported as mild or moderate (grade 1 or 2) with the most frequent being injection site reactions and rashes that were transitory and usually resolved in one to two weeks.  Eleven of the fifteen patients (73%) who completed the first course of therapy with HS-110, exhibited a two-fold or greater increase in CD8+ cells secreting interferon gamma (CD8-CTL IFN- γ). The median survival of these eleven patients was 16.5 months (95% CI:7.1-20.0). In comparison, the 4 patients who failed to show increased CD8-CTL IFN-γ responses survived 2.1, 2.3, 6.7, and 6.7 months, or a median survival of 4.5 months, which is consistent with the expected survival times in this patient population. In 7 of 18 treated patients, tumor growth was stabilized, however no partial or complete tumor responses (e.g., reduction or disappearance of tumors) were observed in any of the 18 patients. The median one-year overall survival rate of patients in the study was 44% (95% CI:21.6-65.1), comparing to a 5.5% rate based on published historical data from an unrelated 43-patient advanced lung cancer population. One of the late-stage lung cancer patients survived over four years after treatment and another patient survived over three years after treatment.

ComPACT

On June 15, 2015, we announced the development of a next-generation platform incorporating various T cell costimulatory ligand fusion proteins into the gp96-Ig expression vector. ComPACT combines a pan-antigen T cell priming vaccine and T cell co-stimulator in a single product, offering the potential benefits of combination immunotherapy in a single drug without the need for multiple independent biologic products. ComPACT has been engineered to incorporate various fusion proteins targeting co-stimulatory receptors (OX40, ICOS, 4-1BB), enabling the combination of two important immunotherapy pathways in a single drug.  For our ComPACT platform technology, we expect to file an IND for our first product candidate for NSCLC (HS-120) in the second half of 2016.

Additional Indications

We continue to evaluate other potential indications for our ImPACT™ and ComPACT platform technologies.  Specifically, using ComPACT, we have developed cell lines for several other cancers with the first product candidate being a second-generation therapy for NSCLC (HS-120).  Our decision to further pursue these product candidates or any additional product candidates other than our two lead product candidates will be based in part upon available funding and partnering opportunities.  On February 18, 2015, we announced a collaboration with OncoSec Medical Inc. to evaluate the feasibility of OncoSec’s ImmunoPulse in vivo electroporation technology for intra-tumoral delivery of gp96-Ig encoding DNA plasmids to activate specific immune responses against ‘private,’ mutation-derived tumor neo-antigens.  This collaboration is ongoing, and we will announce data demonstrating that intra tumoral electroporation of ComPACT plasmid DNA leads to release of tumor specific neo antigens in the first half of 2016 at a major scientific conference.

ImPACT Therapy—Novel Pan-Antigen Immune Activation

Our ImPACT therapy is a novel technology platform designed to educate and stimulate the immune system to combat specific disease targets, such as cancer cells. ImPACT utilizes live attenuated, human-derived, genetically-modified cells to generate an array of tumor associated antigens and secrete an essential immunostimulatory protein called “gp96-Ig”. The secreted proteins are designed to generate an immune response against cancer cells by mobilizing and activating a patient’s own killer T cells to target a broad array of different tumor antigens with the goal of eliminating cancer cells. In contrast with other vaccine technologies that target only one antigen, ImPACT’s pan-antigen approach may enable the body to induce and maintain an immune response against a broad array of tumor-specific proteins, by potentially providing a more robust and sustained immune response and limiting cancer cells’ ability to evade the immune system. We believe the clinical and preclinical results suggest that ImPACT generates anti-tumor immune responses capable of targeting and destroying tumors. We believe our novel, off-the-shelf, live cell therapy has the potential to be used to not only combat a wide range of cancers, but also against various infectious diseases, such as hepatitis C, malaria and HIV, for which non-human primate studies, which we believe are encouraging, have been completed. We have leveraged our existing infrastructure by developing additional product candidates in areas where we can use our proprietary technology. Our success will depend on the clinical and regulatory success of our product candidates and our ability to retain, on commercially reasonable terms, financial and managerial resources, which are currently limited. To date, we have not received regulatory approval for any of our product candidates or derived any revenues from their sales. Moreover, there can be no assurance that we will ever receive regulatory approval for any of our product candidates or derive any revenues from their sales.

ImPACT™ / ComPACT Platform Technologies Advantages:

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ImPACT represents a cell-based product platform that functions as both an immune activator and an antigen-delivery vehicle.

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In addition, ImPACT is believed to be the only adjuvant currently in clinical development that is specific to CD8+ cytotoxic T cell immune responses, which we believe is especially important for developing therapeutics in oncology and a number of infectious disease indications.

•

Our therapies do not require an additional adjuvant. Some vaccines require the addition of another drug, called an adjuvant, to enhance their effectiveness. Adjuvants typically cause irritation at the injection site. HS-110, one of our product candidates, is itself an adjuvant, so we do not have to use additional adjuvants to generate and maintain an activated immune response, thereby limiting any injection site reaction to that caused by our own therapies.

•

ComPACT represents a potential dual-acting immunotherapy, combining a pan-antigen T cell priming vaccine and T cell co-stimulator in a single product.

•

To our knowledge, ComPACT represents the first dual-acting immunotherapy that provides more effective stimulation of CD8+T cells and higher rates of tumor rejection than are achieved with either individual administration of traditional vaccines, OX40 agonist antibodies, or combinations with OX40 agonist antibodies and traditional vaccines.

The CD8+ cytotoxic T cell specific nature of our ImPACT™ and ComPACT platform technologies predict that they will be most useful in stimulating immune responses for diseases where actual cell-killing is an important part of the therapeutic effect. Cancer, which is a disease of mutated cells, naturally became the first area of focus.  ImPACT™ and ComPACT applied to cancer therapies contrast in several critical ways to other cancer immunotherapy technologies:

•

Both ImPACT™ and ComPACT platform technologies offer our ready-to-use approach which do not require any personalized manufacturing. We believe our therapeutic vaccines are easier and less expensive to manufacture than autologous vaccines because our therapeutic vaccines do not require the harvesting of blood and/or tumor tissue from each patient in order to manufacture a course of treatment. We believe this is highly advantageous because it can bring the logistics, manufacturing, cost and distribution of our therapeutic vaccines within the purview of traditional biopharmaceutical product channels and dramatically expand our pool of corporate partners.

•

Both ImPACT™ and ComPACT platform technologies stimulate an immune response against the full antigenic repertoire of the cancer cells, not just one or a handful of antigens. Our ImPACT™ and ComPACT platform technologies are designed to combine broad antigen targeting of known and unknown tumor associated antigens complexed with a potent immune adjuvant. The activated immune response generated by our platform technologies may be useful in treating a wide range of cancers and infectious diseases.

•

There are no other allogeneic, cell-based vaccine technologies which provide a molecular transporter (gp96-Ig in the case of ImPACT™ and ComPACT) to provide specific activation of a patients CD8+ T cells across MHC barriers.

Strategy

Our objective is to become a leading biopharmaceutical company specializing in the development and commercialization of allogeneic, ready-to-use immunotherapies.  Our platform technologies, ImPACT™ and ComPACT, are designed to address two synergistic mechanisms of action: robust activation of killer T cells and T cell co-stimulation to further enhance patients' immune response.  We believe future cancer immunotherapy will involve multiple agents and our platform could work synergistically with other therapies, such as checkpoint inhibitors, which are designed to reverse tumor-induced immune suppression.  We are focused on discovering, developing and applying our ImPACT™ and ComPACT platform technologies towards a number of disease indications. The key elements of our strategy are:

•

Develop and obtain regulatory approval for our product candidates. We have completed enrollment for the blinded, randomized arms of our NMIBC Phase 2 trial evaluating HS-410 in combination with BCG.  We expect to report topline efficacy, immune response and safety results in the fourth quarter of 2016. We are conducting a Phase 1b trial of HS-110 in combination with nivolumab (Opdivo®), a Bristol-Myers Squibb PD-1 checkpoint inhibitor, to treat patients with NSCLC. Beyond NSCLC and bladder cancers - depending upon funding and partnering opportunities - we plan to initiate additional clinical trials and in some cases may expand current clinical trials in these and other disease targets utilizing our ImPACT™ and ComPACT platform technologies.

•

Maximize commercial opportunity for our ImPACT™ and ComPACT technology. Our current product candidates target large markets with significant unmet medical needs. For each of our product candidates, we seek to retain all manufacturing, marketing and distribution rights which should give us the ability to maximize the economic potential of any future U.S. or international commercialization efforts. We believe that we should be well positioned to successfully commercialize our product candidates independently or through U.S. and international corporate partnerships.

•

Enhance our partnering efforts. We are continually exploring partnerships for licensing and other collaborative relationships and remain opportunistic in seeking strategic partnerships.

•

Further expand our broad patent portfolio. We have made a significant investment in the development of our patent portfolio to protect our technologies and programs, and we intend to continue to do so. We have obtained exclusive rights to five different patent families directed to therapeutic compositions and methods related to our vaccine platform and preclinical development programs for cancer. These families comprise 15 PCT applications, 3 allowed patent applications, and 32 pending patent applications. These patents and applications cover the United States, Europe, and Japan as well as several other countries having commercially significant markets.

•

Manage our business with efficiency and discipline. We believe we have efficiently utilized our capital and human resources to develop and acquire our product candidates and programs, and create a broad intellectual property portfolio. We operate cross-functionally and are led by an experienced management team with backgrounds in developing and commercializing product candidates. We use project management techniques to assist us in making disciplined strategic program decisions and to attempt to limit the risk profile of our product pipeline.

•

Obtain additional grant funding. To more fully develop our ImPACT™ and ComPACT platform technologies and their application to a variety of human diseases, we plan to continue to seek and access external sources of grant funding on our own behalf and in conjunction with our academic and other partners to support the development of our pipeline programs. While we intend to work with our academic partners to secure additional grant funding, these partners have no obligation to work with us to secure such funding. We also intend to continue to evaluate opportunities and, as appropriate, acquire or license technologies that meet our business objectives.

•

Continue to both leverage and fortify our intellectual property portfolio. We believe that we have a strong intellectual property position relating to the development and commercialization of our ImPACT™ and ComPACT platform technologies. We plan to continue to leverage our portfolio to create value. In addition to fortifying our existing intellectual property position, we intend to file new patent applications, in-license new intellectual property and take other steps to strengthen, leverage, and expand our intellectual property position.

Disease Targets and Markets

The Oncology Market

The American Cancer Society estimates that 1.66 million people in the United States will be diagnosed with cancer in 2015. The lifetime probability of being diagnosed with an invasive cancer is 43% for men and 38% for women. It is projected that 589,430 Americans will die from cancer in 2015.

Despite continuous advances made in the field of cancer research every year, there remains a significant unmet medical need as the overall five-year survival rate for cancer patients diagnosed between 2004 and 2010 is an average of 68%. According to the Centers of Disease Control and Prevention, in 2011, cancer was the second leading cause of mortality in the United States (22.9%) behind heart disease (23.7%). The American Cancer Society estimates that one in four deaths in the United States is due to cancer.

The main treatments for cancer are surgery, radiotherapy and chemotherapy. There are often, however, significant debilitating effects resulting from these treatments or lingering morbidity associated with these approaches to treatment of cancer. Our goal is to develop new treatments that can lengthen survival times and improve the quality of life of cancer patients and survivors.

Although there are a large number of patients, treatment and management of cancer is performed by a relatively concentrated pool of medical professionals. We plan to reach this prescriber base using a relatively small commercial infrastructure that we intend to develop in the future by either hiring internally, or partnering or contracting with one or more third-party entities with an established sales force. These development plans are dependent on our raising additional capital and/or receiving grant funding, the success of HS-110, and HS-410 and any technologies we might develop in the future and successful negotiation of commercial relationships, none of which we have completed to date. We believe, however, assuming the efficacy and safety of HS-110 and HS-410 and any other technology we might acquire, that our experienced management team will raise the capital and establish the commercial relationships necessary for success.

Limitations of Current Cancer Therapies

We believe current cancer treatment alternatives suffer from a number of limitations that impair their effectiveness in improving patient survival and overall quality of life including:

•

Toxicity. Chemotherapeutic agents are highly toxic to the human body and very often cause a variety of significant and debilitating side effects, including, but not limited to, nausea and vomiting, bleeding, anemia and mucositis. Some targeted therapeutics have fewer systemic toxicities, but still typically have off-target effects such as gastrointestinal inflammation, severe skin reactions and breathing difficulties. These side effects limit a patient's ability to tolerate treatment and as such can deprive the patient of the potential benefit of additional treatments or treatment combinations that might otherwise destroy or prevent the growth of cancer cells. Once they become aware of the limited efficacy, limited increased survival and potentially significant toxicity of existing treatment alternatives, many patients diagnosed with terminal cancer choose to limit or forego therapy in order to avoid further compromising their quality of life. Patients with advanced stage cancer also often cannot tolerate cancer therapy, and certain therapies can hasten death as the patient's health further deteriorates from the therapy applied.

•

Mechanism of action. While many current therapeutic approaches can be effective against specific targeted cells, the efficacy of these therapies in treating cancer over the long term generally is limited by the abundance and diversity of the cancer and tumor cells, which are believed to enable the targeted cells to adapt and become resistant to the current therapeutic approach over time.

•

Short-term approach. Other than tumor removal in a surgical procedure, curing the cancer is often not the intent or a potential outcome of many current cancer therapies. Rather, increased survival time is the primary focus of many currently marketed and development-stage cancer therapeutics. In this regard, many cancer therapies show only a modest impact on the overall survival of the patients and only affect the length of time that passes after treatment begins and before the patient’s disease worsens or the patient dies.

•

Immune system suppression. A weakened immune system not only inhibits the body's natural ability to fight cancer, but also causes patients to become more susceptible to infections and other diseases. Current approaches to cancer treatment generally involve introduction of an agent, such as a chemical, an antibody or radiation, which causes cell apoptosis (programmed cell death) or inhibits the proliferation of all cells, including immune cells, which has the unintended consequence of indirectly suppressing the immune system.

Immunotherapy Overview

Our ImPACT ™ and ComPACT platform technologies are forms of immunotherapy. Immunotherapy involves administration of a therapeutic agent that enlists or boosts a subject’s immune system in order to fight disease.

Commonly recognized successful examples of immunotherapy include prophylactic vaccines, such as, childhood immunizations against infectious diseases such as measles, mumps, and rubella. In these cases, usually weakened (attenuated) or inactivated viruses are injected into the body to educate certain immune system cells to recognize and remember small pieces of viral or bacterial proteins (antigens). If and when an individual is subsequently exposed to this same pathogen, the immune system will recognize these antigens immediately and mount a potent immune response to neutralize and eliminate the pathogenic threat.

Therapeutic vaccines, such as ImPACT™ and ComPACT-based product candidates, operate in a fashion similar to prophylactic vaccines except that therapeutic vaccines are administered after a particular disease is already present. In each case, the human immune system is educated and harnessed to recognize and fight the disease of interest. Cancer can be considered a failure of the immune system to effectively recognize and eliminate inappropriately dividing and multiplying (malignant) cells. Under ordinary circumstances the human immune system continuously monitors and eliminates inappropriately dividing cells. However, for reasons that are not entirely understood, under cancerous conditions the immune system fails to recognize malignant cells and such cells are permitted to inappropriately multiply, grow and metastasize to form tumors which can eventually become life threatening. Our therapeutic vaccines are designed to assist the immune system in identifying and eliminating malignant cells. Our approach involves activating strong T cell immune responses against cellular antigens that are characteristic of malignant cells with the goal of destroying the cancer expressing those antigens.

Immunotherapy Approaches

Immunotherapy is designed to stimulate and enhance the body’s natural mechanism for killing cancer cells and virus-infected cells. Generally, immunotherapeutic approaches to treat disease can be separated into two distinct classes, passive and active, based on their mechanism of action.

Passive Immunotherapy: Passive immunotherapies generally consist of monoclonal antibodies directed at a single disease-specific enzyme or protein on the surface of the targeted cells with the goal of either killing the targeted cells or preventing them from dividing. Rather than stimulate or otherwise use the body’s immune system to initiate the attack on the disease, the attack is made by the therapy which is produced ex vivo, or outside of the body. These therapies also are not usually personalized for the patient.

Active Immunotherapy: Active immunotherapies generally consist of therapies intended to trigger or stimulate the body’s own immune system to fight disease. Active immunotherapies have no direct therapeutic action but rather contain antigens specifically designed to activate the patient’s own immune system to find and kill the targeted cells that carry the same antigen. Active immunotherapies depend on the patient’s immune system to seek out and destroy targeted cells or tumors. Most active immunotherapies utilize off-the-shelf antigens, known as “defined” antigens, rather than individualized, patient specific antigens, and are often paired with adjuvants, which are agents that generally activate the immune system cells to increase immune response.

Shortcomings of Immunotherapies: Both passive and active immunotherapy approaches have shortcomings, which include:

•

Most active immunotherapies use normal, non-mutated, self-antigens which are typically poor at stimulating immune responses, even from healthy immune systems. In fact, the human immune system generally does not generate immune responses against self-antigens. Most passive and active immunotherapies also target one or only a few antigens, which increases the probability that infected cells will escape detection by the immune system and immunotherapy.

•

Many active immunotherapies employ a single defined antigen so they are not effective against cancers which do not express that antigen.

•

Most immunotherapies produce toxic effects resulting in damage to healthy tissues.

•

Many patients may not be able to mount effective immune responses with immunotherapy due to tumor or virus induced immunosuppression of accessory cells such as CD4+ helper T cells, which are necessary for the immunotherapies to be effective but may be functionally impaired by the patient’s disease.

•

It can be difficult to commercialize immunotherapies based on cells derived from individual patients in a cost-effective manner as a result of the added complexity, limited patient material for production of multiple doses, and the need to store and ship the individual doses.

•

Immunotherapies that rely on defined, off-the-shelf antigens or a single targeted antigen may have limited effectiveness because even within the same type of cancer, the genetic makeup and distinct antigens of a tumor can vary significantly from patient to patient.

Although many of the immunotherapies currently in clinical development have shown promising results, we believe that specific proprietary elements of the ImPACT™ and ComPACT platform technologies combined with a well-honed clinical strategy position Heat favorably in the marketplace.

Our Solution: ImPACT™ / ComPACT Therapy

We believe our ImPACT™ Therapy has a number of advantages over existing therapies. These advantages, elaborated below, may enable us to develop commercial products that extend the survival of, and improve the quality of life for, cancer patients:

•

It is designed to fight cancer by activating the immune system against a wide variety of cancer antigens (both known and unknown). This has now been confirmed in patients with non-muscle invasive bladder cancer treated with HS-410.

•

It is intended to continually secrete a wide variety of cancer-associated antigens, thus initiating a broad and sustained pan-antigen cytotoxic T cell attack against the targeted cancer. We believe this broad-based attack increases the probability of destroying the targeted cancer.

•

It is designed to stimulate a natural immune response against specific cancer cells. We believe this may limit serious adverse events related to treatment.

•

We believe that the novel mechanism of action, good tolerability and favorable safety profile will enable our ImPACT™ product candidates to have potential benefits across multiple disease stages and tumor types and in combination with other therapies. We believe our ImPACT™ and ComPACT technologies can be targeted to additional specific tumor types by modifying cells from the cancer type of interest.

•

Our ImPACT™ Therapy represents an agent that functions as both an immune activator and an antigen-delivery vehicle. To our knowledge, ImPACT™ is the only allogeneic cell-based technology platform currently in clinical development that is specific to CD8+ cytotoxic T cell immune response, which is especially important for developing therapeutics in oncology.

•

Our ComPACT platform was developed using in-house expertise and is a platform that can provide a vaccine and a T cell costimulatory molecule in a single therapeutic. In preclinical studies, the ComPACT platform incorporating OX40 stimulation provided superior immune response and tumor rejection to what is seen with either OX40 agonist antibodies alone or in combination with traditional vaccines.

•

Our ImPACT™ and ComPACT platforms are off-the-shelf therapies and offer substantial manufacturing and cost advantages compared to autologous or “personalized” immunotherapies.

•

We believe many patients for whom the risks associated with chemotherapy, BCG or other traditional agents are intolerable may be able to benefit from our ImPACT™ and ComPACT product candidates.

ImPACT™ TECHNOLOGY PLATFORM

ImPACT™ Background

Our ImPACT™ technology represents an “off-the-shelf” method to deliver cancer antigens complexed to heat shock proteins, or HSPs, to illicit an immune response. HSPs are used as a signaling mechanism by the immune system to identify mutated proteins (“antigens”), including those from tumor cells. Although always present within certain cells, HSPs are normally only released when cells die by necrosis or unnatural cell death (rather than apoptosis or natural programmed cell death) and upon release are recognized by the host’s immune system. When a cell dies an unnatural death through “necrosis”, such as when it is infected and killed by a flu virus or other pathogen, the cell releases its contents into circulation setting off a molecular warning to the immune system thereby generating a rapid and potent immune response. Because HSPs very rarely leave cells, the immune system has evolved to recognize HSPs that have been released from dying cells as the sentries of a molecular alarm system. This characterizes the role of heat shock proteins as damage associated molecular patterns (DAMPs). Upon detection of HSPs, the immune system then directs an immune response against any foreign (pathogenic) proteins bound to the HSP at the time the cell that released it died.

HSP’s have several functions including:

•

Protecting tissues from pathogens by activating the immune system.

•

Acting as a chaperone to:

o

Facilitate proper protein folding within the endoplasmic reticulum.

o

Enable proper function of toll-like receptors and the innate immune system.

o

Carry damaged proteins to intracellular garbage disposals to be degraded into peptides (short chains of amino acids – that are protein fragments).

•

Loading peptides onto another class of proteins known as MHC I molecules. MHC I molecules move to the cellular surface where they are monitored by the immune system.

•

Directing antigen cross-presentation for activation of CD8+ T cells toward tumor antigens

HSP gp96 is one of the most abundantly expressed proteins in the human body and is expressed by all cells. It is normally retained within cells in a compartment called the endoplasmic reticulum (ER), where it facilitates the folding of newly synthesized proteins so that they may perform their various tasks properly. Gp96 is particularly important in the process of detecting antigens as it is present in all cell types and, it is able to recognize all antigens. It also induces the immune system to activate CD8+ (“killer”) T cells which then seek out and destroy the cells that are marked by antigens. Gp96 is normally only contained inside the ER of cells, however when a cell dies an abnormal death through necrosis it breaks open and releases gp96 into the surrounding tissue microenvironment. ImPACT™ works by modifying the chemical structure of gp96 so that a cell can continuously secrete it into the extracellular space accompanied by the unique peptide that it is folding at the time without causing necrosis. This allows the immune system to seek out and destroy cells characterized with antigens before the body would otherwise have detected them.

ImPACT™ Technology Overview

A limitation of utilizing gp96 as a cancer immunotherapy is that it is normally retained within cells by a small region called a “KDEL sequence” that acts like a “leash”, preventing gp96 from leaving the ER. Therefore, in order to utilize gp96 as a therapeutic, gp96 must either be purified from individual cells or engineered to be secreted from cells.

To overcome this limitation, a team of scientists led by Eckhard Podack, MD, Ph.D., the Former Chairman of our Scientific Advisory Board and the inventor of this technology, deleted this KDEL sequence and replaced it with another sequence that causes the new fusion protein, called gp96-Ig, to be secreted from cells continuously. Multiple tumor cell lines were then made to express gp96-Ig, and as expected, secreted it continuously into the extracellular space in a complex with tumor antigens. Dr. Podack demonstrated that gp96-Ig vaccination effectively cross-presented tumor specific antigens to immune cells, led to expansion of Cytotoxic T Lymphocytes (CTL) and the subsequent rejection of injected tumor cells. Importantly, these studies demonstrated that the secreted protein gp96-Ig maintained the critical characteristics of the native gp96 protein required to generate anti-tumor immune responses.

Our ImPACT™ technology platform:

•

Effectively cross-presents tumor antigens and leads to cytotoxic killer T cell activation

Published studies in mice showed that killer T cell activation was approximately 10 million times greater with ImPACT™ secreted gp96-Ig than with a corresponding gp96 protein injection. The modified cell secretes gp96 in a sustained release for several days after injection. This creates a sustained immune response. These data suggest that gp96-chaperoned peptides may represent the most efficient, robust pathway for presenting a cell’s antigens to the immune system and activating killer T cells.

•

Binds and presents all potential tumor antigens to the immune system simultaneously

A single type of tumor might have multiple strains derived from numerous tumor cells. These different strains have different antigens, all of which are capable of initiating an immune response. By creating a vaccine from a native tumor-cell line, we believe that ImPACT™’s technology can develop a therapy that shares many common features with patients’ tumors of the same origin. We believe this “blanket” approach will provide each patient with a higher likelihood of a positive response to the therapy.

•

Features killer T cell activation that is independent of CD4+ T cell help

Animal studies have confirmed that our technology initiates a mechanism called cross-presentation that is critical to inducing tumor rejection. Importantly, it does this independently and successfully without additional CD4+ T cell (also known as a helper T cell) recruitment, which is typically required in a normal immune system response. This is particularly important in cancer and HIV because helper T cell activity is frequently impaired in these disease states.

•

May cause few side effects

We believe our technology allows the body to recognize cancer as a foreign entity and uses the body’s natural immune mechanism to recognize and fight it. In doing so, we believe our product candidates will generate fewer side effects than conventional chemotherapy and that patients will be able to maintain a higher quality of life.

The distinguishing characteristics of ImPACT™ are:

(i)

While most other immunotherapy approaches target only a single antigen, our patented approach uses modified heat shock proteins to stimulate an immune response against multiple antigens contained within cancer cells (both known and unknown). Cancer cells express different antigens that can be used to initiate an immune response. Each ImPACT™ vaccine is created from a native tumor-cell line that we believe expresses a wide array of those antigens most commonly expresses in a particular type of cancer. We believe this “pan-antigen” approach provides each patient with a higher likelihood of a response to the therapy.

(ii)

Our product candidates are made from “off-the-shelf” (allogeneic) cells and may therefore be less expensive to manufacture than patient-specific (autologous) vaccines. Our vaccines are mass-produced from a single source while other immunotherapy approaches require physicians to extract a patient’s blood and/or cells, send them to a facility where a personalized vaccine is created, and then have them shipped back to the physician for injection into the patient.

(iii)

While competing companies are developing therapies that are both “off-the-shelf” and which target multiple antigens, our ImPACT™ technology is the only “off-the-shelf” (allogeneic) vaccine – to know our knowledge - that directly induces “cross-presentation” to the CD8+ (“killer”) T cells, which are the cytotoxic arm of the immune system. Stimulating these CD8 (killer) T cells through “cross-presentation” has recently been shown to be critical to the induction of effective anti-tumor immunity. We believe our product candidates are able to leverage gp96 to serve as their own powerful immune stimulant (adjuvant) while other companies’ technologies rely on the use of a secondary adjuvant like GMCSF or Alum.

Our ComPACT Technology Platform

The ComPACT technology platform was created in-house to take advantage of all aspects of the T cell activation platform and to build upon them. Because the future of cancer immunotherapy appears to be focused on drug combinations, it is valuable to conceive technologies where one drug may be re-purposed to do two things, rather than always relying on individual combinations of different single-function drugs. The need for this sort of innovation is highlighted by the recent approval of Nivolumab and Yervoy for patients with late stage melanoma. The price for this combination is upwards of $250,000 per course of therapy, not including the substantially increased ancillary costs associated with monitoring and treating the potentially fatal complications that are common with such a combination. ComPACT was designed to deliver the gp96-Ig vaccine molecule together with a T cell costimulatory fusion protein in a single compound. The first iterations of ComPACT included OX40L-Fc, 4-1BBL-Fc and ICOSL-Fc as the T cell costimulatory proteins, and due to preferential activity with the OX40L-Fc version of ComPACT, this compound has been prioritized for rapid clinical development. Interestingly, the activity of locally secreted OX40L-Fc from ComPACT provides a superior immune response and tumor rejection than what is seen with OX40 agonist antibodies.

Our Product Candidates and Clinical Development Programs

We have initiated development programs to target our ImPACT™ technology platform against a range of diseases, including non-muscle invasive bladder cancer (NMIBC) and non-small cell lung cancer (“NSCLC”). In October 2015, we completed full enrollment of 75 patients in the blinded, randomized, placebo-controlled arms of our ongoing Phase 2 clinical trial evaluating HS-410 either in combination with BCG, or HS-410 alone, in patients with high risk, NMIBC.  We are enrolling an additional 25 patients to evaluate HS-410 as a monotherapy in an unblinded, open-label arm, which we anticipate completing enrollment by early 2016. We began dosing NSCLC patients in combination with nivolumab in a Phase 1b protocol with our first therapeutic vaccine, HS-110, in the second half of 2015.  The inventor of our technology platform had also completed a study in primates for the development of a therapeutic and prophylactic vaccine for the treatment and prevention of HIV. This study was fully funded by the NIH. The HIV trials were initiated by the primary inventor and to date have been funded by grants awarded to the primary inventor, which can be used at the discretion of the inventor. We have no funding obligation for such trials and the primary inventor is responsible for future development and research; nonetheless any research conducted by the primary inventor contributes to our body of research and we may choose to progress with any such research to further clinical trials and incorporate such research into our future development plans.

ImPACT™ INDICATIONS

Bladder Cancer

Disease

In the United States, bladder cancer is the fourth most common type of cancer in men and the eleventh most common cancer in women. According to the National Cancer Institute, 1 in 42 men and women will be diagnosed with bladder cancer during their lifetimes, meaning more than half a million people are living with bladder cancer in the United States. In 2015, the American Cancer Society estimated 73,000 cases of bladder cancer will be diagnosed in the United States, and an estimated 15,000 deaths will occur. According to the American Cancer Society there are currently over 500,000 bladder cancer patients in the United States and twenty percent (20%) of the patients have NMIBC and eighty percent (80%) of the patients have muscle invasive bladder cancer.  Available treatments are currently not effective, in all patients, thus this remains an area of high unmet need.

Phase 2 Clinical Development

Enrollment is complete for the 75 patients in the blinded, randomized, placebo-controlled arms of our Phase 2 clinical trial to examine safety, tolerability, immune response and preliminary clinical activity of HS-410 in patients with high risk, superficial bladder cancer who have completed surgical resection.  We are enrolling an additional 25 patients to evaluate HS-410 as a monotherapy in an unblinded, open-label arm.  The Phase 1 portion started treatment with HS-410 after standard intravesical bacillus Calmette-Guérin (BCG) immunotherapy; the Phase 2 portion investigates one of two doses of HS-410 or placebo in combination with BCG or one dose of HS-410 as monotherapy. We anticipate including approximately 15-20 clinical sites in the United States with an enrollment period of 18-24 months.

Phase 2 Randomized Controlled
Arm 1
HS-410 + BCG
Low Dose
N = 25
Arm 2
HS-410 + BCG
High Dose
N = 25
Arm 3
Placebo + BCG
N = 25
Arm 4
HS-410
High Dose
N = 25
Yes
Randomize
1:1:1
Will patient receive BCG?
No
1-yr disease-free survival
Immune response
Safety and tolerability

Fast track designation by FDA

Design

- Dosing regimen 12 week induction followed by maintenance according to BCG schedule

Operations

- Multi-center trial of ~16 sites in U.S.
- Lead center: University of Chicago School of Medicine
- Positive safety profile with no SAEs
- Complete enrollment 4Q:15
- Data readout 4Q:16

Patient Population

- NMIBC (Ta, T1, CIS)
- Newly diagnosed or >12mo from BCG

On November 6, 2015, we announced positive results from our Phase 1 trial, evaluating the safety and immune response of HS-410, after standard of care bacillus Calmette-Guérin (BCG), for the treatment of high-risk NMIBC. These results are outlined below:

HS-410 Phase 1 NMIBC Trial Results Overview

Trial Design

- 10 Ta, T1 stage high grade bladder cancer patients
- Intradermal injections of HS-410 for 12 weeks then monthly for 3 months

Results

Safety

- Well-tolerated
- No SAEs
- Grade 1-2 injection site reactions
- No vaccine-related discontinuations

BLADDER CANCER STAGING (TNM)
Ureters
Muscularis Propria
Lamina Propria
Perivesical Fat
Urothelial layer(mucosa)
Adjacent organs
Urethra
T1
T2
T3a
T3b
Ta
Tis
T4

Immune Response

- Intratumoral CD8+ T cells: unprecedented increase (polyclonal expansion)
- Strong correlation: TIL clonality and clinical outcome
- 15+ antigens in HS-410 shared with patients' cancer

Bladder Cancer Recurrence

- 7 of 10 patients no cancer recurrences >1 year after SOC surgery
- 3 of 4 patients with *carcinoma in situ* (CIS), patients least responsive to BCG <u>had complete response durable beyond one year</u>

1. As previously reported, Heat expects to complete enrollment for the monotherapy arm in late 2015/early 2016

HS-410 had a positive safety profile and was well-tolerated with no patients discontinuing the trial due to adverse events (AEs). Furthermore, no serious adverse events (SAEs) were reported, and 7 out of 10 patients had no documented recurrence of cancer >1 year after standard of care surgery.  Significantly, 3 out of 4 patients with carcinoma in situ (CIS), the patient population least responsive to standard of care, did not recur. HS-410 elicited a broad-based (polyclonal) expansion of patient T cells and a high level of CD8+ tumor-infiltrating lymphocytes (TILs).  Additionally, HS-410 shared 15 or more tumor antigens in common with those expressed on the patients' cancer cells, indicating HS-410's ability to target a broad range of tumor antigens for all patients treated to date.  These data confirm previous clinical findings regarding the unique mechanism of action for HS-410 and for our ImPACT™ and ComPACT platform technologies. Moreover, third-party analysis of blinded samples demonstrated a strong correlation between baseline characteristics of TILs by T cell receptor (TCR) sequencing and clinical outcome. Specifically, the 7 patients who remain disease free exhibited the greatest clonal expansion of intratumoral T cells (p-value 0.0126).

Post-treatment Induction of CD8+ TIL

Pre-treatment
Post-treatment
Disease-free
Recurrent Disease
25-007
25-004

- Before treatment there are few CD8+ (red) TIL in the disease-free patient (25-007, upper left), whereas TIL are abundant in the recurring patient (25-004, lower left)
- Following treatment with HS-410, there is robust induction of TIL in the disease-free patient, with moderate induction in the recurring patient

Source: Heat's HS-410 Phase 1 NMIBC trial results presented at SITC 2015

Significant Correlation Observed Between TIL Clonality and Clinical Outcome

0.20
0.15
0.10
0.05
Clonality
= Disease-free
= Recurrent Disease
p=0.0126

- HS-410 significantly increased TIL clonality in patients who exhibited a positive clinical outcome (disease-free); P-value 0.0126
- Data are consistent with HS-410 mechanism of action

Source: Heat's HS-410 Phase 1 NMIBC trial results presented at SITC 2015; TIL is defined as tumor infiltrating lymphocyte

Polyclonal TCR Expansion in Peripheral Blood

Induction
Maintenance
Long-term Follow-up
3-mo cysto
6-mo cysto
9-mo cysto
12-mo cysto
Vx6
Vx6
V
V
V
TURBT
BCG
Time Since Start of TURBT

Expanded
Stable
Contracted
PBMCs Week 14 (Count)
1000
00
10
1
0
PBMCs Baseline (Count)
0
1
10
100
1000

T cells that are expanding post-treatment are those that were present at very low frequencies (or completely absent) in the pre-treatment sample

In October 2015, we completed full enrollment of 75 patients in the blinded, randomized, placebo-controlled arms of our ongoing Phase 2 clinical trial evaluating HS-410 either in combination with BCG, or HS-410 alone, in patients with high risk, NMIBC.  The Phase 2 trial will examine safety, tolerability, immune response and preliminary clinical activity of HS-410. The primary endpoint is one-year disease free survival.  We are enrolling an additional 25 patients to evaluate HS-410 as a monotherapy in an unblinded, open-label arm, which we anticipate completing enrollment by early 2016.  We expect to report topline efficacy, immune-response and safety results in the fourth quarter of 2016.

On March 5, 2015, we were notified that the U.S. Food and Drug Administration (“FDA”) granted Fast Track designation for HS-410 for the treatment of NMIBC. The Fast Track program is designed to facilitate the development and expedite the review of therapies intended to treat serious or life-threatening conditions and that demonstrate the potential to address unmet medical needs.  The advantages of Fast Track designation include actions to expedite development, including opportunities for frequent interactions with the FDA review team to discuss all aspects of developments to support approval and eligibility for priority review depending on clinical data at the time of Biologics License Application (“BLA”) submission.  We believe that this designation will expedite our development of HS-410.

Other Cancers

We continue to evaluate other indications for our ImPACT™ and ComPACT platform technologies.  Specifically, using ComPACT, we have developed cell lines for several other cancers with the first product candidate being a second-generation therapy for non-small cell lung cancer (HS-120). Our decision to further pursue these or any additional product candidates other than our two lead product candidates will be based in part upon available funding and partnering opportunities.

Lung Cancer

Disease

Lung cancer is the leading cause of cancer-related death in the United States. According to the National Cancer Institute, in 2015, lung cancer is expected to account for 26% of all female cancer deaths and 28% of all male cancer deaths. An expected 221,200 people will be diagnosed with lung cancer in the United States in 2015. Of these lung cancers, roughly 85% are expected to present as non-small cell lung cancer. Patients with advanced clinical stage IIIB/IV disease have a 5-year survival rate as low as 1-5%.

Phase 1b Clinical Trial

In May 2015, we initiated our Phase 1b clinical trial investigating the combination of our HS-110 therapeutic vaccine and the Bristol-Myers Squibb PD-1 inhibitor nivolumab (Opdivo®) in non-small cell lung cancer (NSCLC). HS-110 is our first product candidate in a series of proprietary ImPACT™ based immunotherapies designed to stimulate patient's own T-cells to attack cancer. HS-110 is a biologic product comprising a lung cancer cell line that has been genetically modified using our ImPACT™ technology platform to secrete a wide range of lung cancer associated antigens bound to gp96 proteins and activate a T cell mediated pan-antigen immune response against the patient’s cancer.  This multicenter trial is evaluating the safety and efficacy of HS-110 in combination with nivolumab in patients with NSCLC whose cancers have progressed after first-line therapy. Primary and secondary trial endpoints include safety and tolerability, immune response, overall response rate and progression-free survival. This trial is expected to initially enroll 18 patients, and we expect to release top-line objective response rate and 6-month progression free survival (PFS) data on these first 18 patients by the end of 2016.

Phase 1b HS-110/DURGA Trial Design

Phase 2 Clinical Development

Data from our Phase 2 randomized, controlled trial using HS-110 in combination with cyclophosphamide versus chemotherapy alone in third-line and fourth-line NSCLC patients is expected during the fourth quarter of 2016.  This trial which enrolled 65 patients is winding down to instead focus on combinations with checkpoint.  The trial was structured as a multicenter randomized, study to evaluate the immune response, safety and efficacy endpoints of HS-110 when administered weekly for 12 weeks in combination with low-dose cyclophosphamide in an induction period followed by monotherapy HS-110 every nine weeks during maintenance for up to one year. Patients randomized to the comparator arm were treated with one chemotherapy regimen until progression. Blood samples were taken to evaluate the immune response and their correlation to overall survival, and where considered appropriate by the investigator, patients are invited to consent for pre- and post-treatment biopsies for exploratory biomarker analysis. The primary endpoint was overall survival; secondary endpoints follow objective responses and immune response.

Phase 1 HS-110 Clinical Trial

Background

A Phase 1 clinical trial with HS-110 in patients with very late stage IIIB/IV NSCLC was undertaken by the inventor of the technology which we license at the Sylvester Comprehensive Cancer Center with a total of 18 patients dosed, 15 of which completed the first course of three planned courses of therapy and were evaluated. Two of these 15 patients completed all three planned courses. The primary purpose of this trial was to evaluate safety of HS-110, while the secondary objectives were to study gp96-Ig specific immune responses and to monitor clinical progress. The patients were divided into 3 arms. Due to statistical and safety considerations and early termination of the study, the patients in the trial were not evenly divided among the three arms. Arm 1, which consisted of 11 patients, received 40 million cells every two weeks for 18 weeks, arm 2, which consisted of 4 patients, received 20 million cells every week for 18 weeks and arm 3, which consisted of 3 patients, received 10 million cells twice a week for 18 weeks. Three of the patients, who were late stage lung cancer patients, died before their immune response could be evaluated and were not included in the evaluation set at the end of the trial.

The Phase 1 trial was conducted under an investigator-sponsored IND and was fully funded by the NIH. The main criteria for inclusion were: (i) patients with histologically confirmed NSCLC stage IIIB, stage IV, or recurrent disease; (ii) at least one site of bi-dimensionally measurable disease; (iii) treated brain metastasis must be stable by CT scan or MRI for at least 8 weeks; (iv) patient must have received and failed at least two lines of therapy (one of them erlotinib); (v) age ≥ 18 years; ECOG performance status 0-2; life expectancy ≥ 3 months; and (vi) signed informed consent.

The median age was 67 years (range 38-86). HS-110 showed no overt toxicity. There were no serious adverse events (SAEs) that were considered by the trial investigator to be treatment-related. Most of the adverse events (AEs) were reported as mild or moderate (grade 1 or 2) with the most frequent being skin induration and rash that were transitory and usually resolved in 1 to 2 weeks.

HS-110 provides evidence of a CD8-CTL IFN- γ immune response in patients with advanced NSCLC. In 11 of the 15 patients (73%) that completed the first course of therapy with HS-110, there was a twofold or greater increase in CD8 cells secreting interferon gamma (CD8-CTL IFN- γ). These patients also exhibited an estimated median survival of 16.5 months (95% CI:7.1-20.0). In contrast, 4 patients were immune non-responders and survived 2.1, 2.3, 6.7, and 6.7 months, or a median survival of 4.5 months, which is consistent with the expected survival times in this patient population. The protocol required that we look for such responses, but, as is typical in immunotherapy, no partial or complete tumor responses were observed. The median one-year overall survival rate of patients in the study was 44% (95% CI:21.6-65.1). For comparative purposes, while there was a wide range of survival times, the one-year overall survival rate in a published one-year, 43-patient, advanced lung cancer population was 5.5%. One of the late-stage lung cancer patients survived over four years since starting the therapy and another patient survived over three years since starting the therapy. These findings were consistent with multiple preclinical published studies on ImPACT™ therapy.

HS-110 Safety

We believe HS-110 showed no overt toxicity. There were no serious adverse events (SAEs) that were considered by the trial investigator to be treatment-related. Most of the adverse events (AEs) were reported as mild or moderate (grade 1 or 2) with the most frequent being skin induration and rash that were transitory and usually resolved in 1 to 2 weeks. The single grade 3 AE was in the “Body as a Whole” category (fatigue) and was rated as “possibly” related. There were no immune-related events with the vaccine or the vaccinations.

Skin reactions at the vaccination site were minimal and of short duration and there was no evidence of the generation of any autoimmune phenomena. In lieu of a dose escalation design, the design of the Phase I trial involved increasing the frequency of vaccination, while still retaining the total dose of vaccine cells administered. A more frequent vaccination schedule caused increased tumor rejection in preclinical models.

Adverse Events by Body System

Body System	Number of Events (N=219)	Severity Grade (# of events)
Injection Site Reactions	166 (75.8%)	Grade 1 (166)
Respiratory System	9 (4.1%)	Grade 2(5)
Body as a Whole (general disorders including fever)	8(3.7%)	Grade 1(4) Grade 2(3) [a] Grade 3(1) [b]
Nervous System	8(3.7%)	Grade 2(1)
Musculoskeletal	7(3.2%)	Grade 2(5)
Digestive System	7(3.2%)	Grade 1(7)
Metabolic and Nutrition	6(2.7%)	Grade 1(6)
Skin and Appendages (non-injection site reactions)	4(1.8%)	Grade 2(1)
Cardiovascular System	2(0.9%)	Grade 2(1)
Urogenital System	1(0.5%)	Grade 1(1)
Endocrine System	1(0.5%)	Grade 2(1)
Hemic and Lymphatic	—	—

———————

a

All grade 2 AEs except 4 were classified as non-related to treatment. The grade 2 treatment-related AEs were 1 musculoskeletal event (joint pain) rated as definitely related. 1 musculoskeletal event (knee weakness) rated as possibly related. 1 endocrine event (hot flashes) rated as unlikely related and 1 skin event (pruritus) rated as unlikely related.

b

The single grade 3 AE was in the body as a whole category (fatigue) and was rated as possibly related.

Injection Site Reactions

Injection Site Reaction (ISR)	Number of Events (N = 166)
Pain	17 (10%)
Induration	58 (35%)
Pruritus	8 (5%)
Hyperpigmentation/Discoloration	3 (2%)
Rash	78 (47%)
ISR non-specific	2 (1%)

Positive Immunological Response

In 11 of the 15 patients (73%) completing the first course of therapy with HS-110, there was a twofold or greater increase in CD8 cells secreting interferon gamma (CD8-CTL IFN- γ) following vaccination.

CD8 IFN- γ response. Samples from 15 patients collected for immune response at baseline and after at least one course of vaccination were available for analysis of the CD8 IFN- γ response. 20,000 purified patient CD8 T cells were stimulated with vaccine cells for 40h in ELI-spot plates and the frequency of IFN- γ secreting cells determined. + indicates first increase. Solid indicate immune response (IR+), dashed lines no response (IR − ).

Since NSCLC is known to be highly immunosuppressive, we believe that by overcoming tumor-induced-suppression with frequent vaccinations as observed anecdotally in the Phase 1 study and the generation of an observed potent polyepitope specific CD8 CTL is encouraging and warrants further study.

Clinical Response

Seven of 15 patients completing the first course of therapy (39%; 95% CI: 17.3- 64.3%) achieved disease stabilization after the first course of vaccinations (6 weeks) and 8 patients had disease progression. While the protocol required that we look for such responses, as is typical in immunotherapy, no partial or complete tumor responses were noted in the study. Although clinicians and patients may perceive disease stabilization as beneficial, without a control arm the FDA does not consider it to be a clinical benefit for regulatory purposes. In order to obtain FDA approval, we will be required to show an improvement in progression-free survival (or, PFS) or overall survival (or, OS) when compared to a control arm in a randomized study. The Kaplan Meier estimate of median time to progression was 1.4 months (95% CI: 1.3-2.7), and the PFS rates at 1, 2 and 3 months were 88.9% (95% CI: 62.4- 97.1%), 38.9% (95% CI: 17.5-60.0%), and 11.1% (95% CI: 1.9-29.8%), respectively. Of note, two patients remained progression free for just over 7 months.

The typical median survival period for late-stage lung cancer is 4.5 months for patients who are not receiving any treatment. Two of the fifteen patients who completed the first course of therapy were followed for over 3 years and 4 years, respectively. The Kaplan-Meier estimate of median overall survival was 8.1 months (95% CI: 6.7- 18.2), and the 1, 2, and 3-year OS rates were 44.4% (95% CI: 21.6-65.1%), 19.0% (95% CI: 4.8- 40.3%), and 9.5% (95% CI: 0.8-32.1%), respectively. While these results may be encouraging, apparent differences in outcome between population-based survival estimates and treatment groups from a clinical study can arise from differences other than drug treatment. The reliability of such comparisons must also be considered in light of the unblinded nature of the study data at the time that the comparator was chosen. Moreover, the wide range of values in the 95% confidence intervals in our study suggests that the actual median survival times could lie anywhere in the reported intervals.

Time to progression (thick line) and additional follow up (thin line) by dose-schedule cohort. Patients are shown within cohort in order of increasing follow up (shortest at top). Filled diamonds indicate disease progression; open diamonds indicate stable disease at last assessment. Filled circles indicate death; open circles last follow up of surviving patients. IR+: more than twofold increase in CD8 from baseline. IR − : no CD8 immune response. na: not assessed for immune response.

In 11 of the 15 patients (73%) completing the first course of therapy with HS-110, there was a twofold or greater increase in CD8 cells secreting interferon gamma (CD8-CTL IFN-y) following vaccination. In a non-prespecified analysis, the responders saw a threefold increase in median overall survival compared to the non-responders on the trial.

Summary

In summary, based on the results of this Phase 1 trial in 18 patients, we believe HS-110 showed no overt toxicity and appears to be capable of generating CD8-CTL IFN- γ immune responses in patients with advanced NSCLC. These results are encouraging and may be predictive of clinical benefit based on stabilization of disease, overall survival and the immune responder results.

Manufacturing

We rely on third-party manufacturers to produce and store our product candidates for clinical use and currently do not own or operate manufacturing facilities.

We have retained Lonza Walkersville, Inc. a vendor, which has begun manufacturing of HS-110 to be used in our Phase 2 and potential Phase 3 clinical trials. We entered into an eight year Manufacturing Services Agreement, dated October 20, 2011, with the vendor (the “Manufacturing Agreement”). The Manufacturing Agreement provides that the vendor will manufacture products based on our ImPACT™ technology intended for use in pharmaceutical or medicinal end products, including, without limitation, products in a final packaged form and labeled for use in clinical trials or for commercial sale to end users in accordance with the terms and conditions of individual statements of work. The Manufacturing Agreement requires that we purchase a certain minimum percentage of our annual global product requirements from the vendor. The Manufacturing Agreement may be terminated by the parties upon mutual agreement, and by each party for a material breach by the other party that is not cured within the cure period, upon notice that a clinical trial for which product is being produced under the agreement is suspended or terminated or upon the other party’s insolvency, dissolution or liquidation.

The HS-110 used in the inventor’s Phase 1, and in our Phase 2 clinical trial and HS-410 used in our Phase 1/2 clinical trial was and is currently manufactured under current good manufacturing practices, or cGMP. The vaccine is grown in large quantities, dispensed into individual doses, frozen in liquid nitrogen, and quality tested in compliance with FDA guidelines. The vaccine is irradiated, which is a commonly used attenuation process that eliminates the ability of the gp96-Ig-containing vaccine cell lines to replicate but allows them to continue secreting gp96-Ig for a period of several days. These batches of frozen, irradiated vaccine are stable for long periods of time, and are thawed immediately prior to administration to patients. Sufficient material to dose a subset of patients in the HS-110 Phase 2 study has already been produced, and preparations are underway to produce quantities required for trial completion and subsequent clinical trials. Sufficient material to complete the Phase 1 portion and part of the Phase 2 portion of the HS-410 Phase1/ 2 study has already been produced, and preparations are underway to produce quantities required for trial completion and subsequent clinical trials.

Competition

The pharmaceutical industry and biologics industry are each highly competitive and characterized by a number of established, large companies, mid-sized companies, as well as smaller companies like ours. If our competitors market products that are less expensive, safer or more effective than any future products developed from our product candidates, or that reach the market before our approved product candidates, we may not achieve commercial success. Technological developments in our field of research and development occur at a rapid rate and we expect competition to intensify as advances in this field are made. We will be required to continue to devote substantial resources and efforts to our research and development activities. As a biotechnology company with cancer immunotherapy agents as s lead product candidates, we compete with a broad range of companies. At the highest level, cancer immunotherapy can be seen as both a complement and a potential competitor to any oncology therapy, most notably chemotherapy, biologics and small molecule drugs. Not only do we compete with companies engaged in various cancer treatments including radiology and chemotherapy but we also compete with various companies that have developed or are trying to develop immunology vaccines for the treatment of cancer. Certain of our competitors have substantially greater capital resources, large customer bases, broader product lines, sales forces, greater marketing and management resources, larger research and development staffs and larger facilities than we do and have more established reputations as well as global distribution channels. Our most significant competitors, among others, are fully integrated pharmaceutical companies such as Eli Lilly and Company, Bristol-Myers Squibb Company, Merck & Co., Inc., Novartis AG, MedImmune, LLC (a wholly owned subsidiary of AstraZeneca plc), Johnson & Johnson, Pfizer Inc., MerckKGaA and Sanofi-Aventis U.S. LLC, and more established biotechnology companies such as Genentech, Inc. (a member of the Roche Group), Amgen Inc., Celgene Corporation, Gilead Sciences, Inc., and competing cancer immunotherapy companies such as Kite Pharma, Inc., Juno Therapeutics, Inc., Bluebird Bio, Inc., Transgene SA, Valeant Pharmaceuticals International, Inc., NewLink Genetics Corporation, Agenus Inc., NovaRx Corporation, Aduro Biotech, Inc., Advaxis, Inc., ImmunoCellular Therapeutics, Ltd., Immunovaccine Inc., Oncothyreon Inc., Oxford BioMedica plc, Bavarian Nordic A/S, Celldex Therapeutics, Inc., Telesta Therapeutics Inc. and others, some of which have substantially greater financial, technical, sales, marketing, and human resources than we do. These companies might succeed in obtaining regulatory approval for competitive products more rapidly than we can for our products. In addition, competitors might develop technologies and products that are less expensive, safer or more effective than those being developed by us or that would render our technology obsolete. In addition, the pharmaceutical and biotechnology industry is characterized by rapid technological change. Because our research approach integrates many technologies, it may be difficult for us to remain current with the rapid changes in each technology. If we fail to stay at the forefront of technological change, we may be unable to compete effectively. Our competitors may render our technologies obsolete by advancing their existing technological approaches or developing new or different approaches.

We expect to compete with other pharmaceutical and biotechnology companies, and our competitors may:

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develop and market products that are less expensive, more effective or safer than our future products;

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commercialize competing products before we can launch any products developed from our product candidates;

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operate larger research and development programs, possess greater manufacturing capabilities or have substantially greater financial resources than we do;

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initiate or withstand substantial price competition more successfully than we can;

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have greater success in recruiting skilled technical and scientific workers from the limited pool of available talent;

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a more effectively negotiate third-party licenses and strategic relationships; and

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take advantage of acquisition or other opportunities more readily than we can.

We expect to compete for market share against large pharmaceutical and biotechnology companies, smaller companies that are collaborating with larger pharmaceutical companies, new companies, academic institutions, government agencies and other public and private research organizations.

Many major pharmaceutical companies have at least one immunotherapy drug or therapeutic in development, either directly or in partnership with a smaller biotech firm. Some of our competitors that are developing competitive immunology drugs and therapeutics include Merck & Co. Inc., Genentech, Inc. (a member of the Roche Group), Bristol Myers Squibb Company, Transgene SA, Oxford BioMedica plc; NewLink Genetics Corporation; Celldex Therapeutics, Inc., Pfizer Inc.; and Celgene Corporation.

The primary treatments for non-small cell lung cancer are surgery, radiation, chemotherapy and various combinations of each of these treatments. A large number of patients, particularly with advanced disease, are refractory to these treatments and are subsequently treated with a number of emerging biologic agents, including immunotherapy. Some examples of therapies commonly attempted with stage IIIB/IV NSCLC patients include: nivolumab (Opdivo), pembrolizumab (Keytruda), Alimta (pemetrexed), Avastin (bevacizumab), Tarceva (erlotinib), Gemzar (gemcitabine), Carboplatin, Taxol (paclitaxel), Taxotere (docetaxel), and Vinorelbine. It is unlikely that biologic agents will compete with more traditional therapies in the short-term, but many oncologists believe that such therapies will eventually become the mainstay of lung cancer therapy. None of these agents have proven particularly effective for stage IIIB/IV NSCLC patients, with the most effective therapies only increasing survival by a few months. As a result, we do not consider these agents to be direct competitors to HS-110 because they are likely to be given either in sequence or in conjunction with some of the agents listed. Furthermore, many patients cannot tolerate many of the chemotherapeutics listed. Thus, we believe if HS-110 has a positive safety profile (without observation of local or systemic toxicities, none of which have been seen to date), it is likely that HS-110 would be preferred both by physicians and patients in this stage of disease.

As previously stated we compete with other forms of cancer treatment such as biologic therapies in addition to immunology therapies. There are several biologic therapies in clinical development for NSCLC that have been identified as potential competitors to HS-110. In particular, a cell-based vaccine therapy, Lucanix, is in development by NovaRx. Lucanix has recently completed Phase 3 clinical trials and failed to reach the primary endpoint, although these data have yet to be formally published.

Our strategy is to emphasize what we believe to be our competitive advantages which are that the therapy will have less side effects than most other chemotherapies, will be available at lower prices than other therapies and will work on almost all types of cancer and not just one specific type.

Although all chemotherapy drugs have severe side-effects such as overall damage to the immune system, not only to cancerous cells, leading to hair loss, nausea and vomiting, and considerable pain, etc., the side effects from immunotherapy are typically reduced because immunotherapy works with the body’s own immune response.

According to Schreiber et al, patient-specific vaccines are not more effective than off-the shelf vaccines in reducing tumors. Furthermore, patient-specific vaccines cost far more to produce than off the shelf (allogeneic) vaccines, where any donor tissue can be used. Over 95% of newly developed cancer immunotherapies cost over $20,000 per course of treatment and we expect that our treatment will be less expensive.

Intellectual Property

License Agreements and Intellectual Property

Our goal is to obtain, maintain and enforce patent protection for our products, formulations, processes, methods and other proprietary technologies, preserve our trade secrets and exclusive rights in our unique biological materials, and operate without infringing on the proprietary rights of other parties, both in the United States and in other countries. Our policy is to actively seek to obtain, where appropriate, the strongest intellectual property protection possible for our current product candidates (ImPACT™ therapy) and any future product candidates, proprietary information and proprietary technology through a combination of contractual arrangements and patents, both in the United States and abroad. However, even patent protection may not always afford us with complete protection against competitors who seek to circumvent our patents. See “Risk Factors - Risks Relating to Our Business – We have limited protection of our intellectual property.”

We will continue to depend upon the skills, knowledge and experience of our scientific and technical personnel, as well as that of our advisors, consultants and other contractors, none of which is patentable. To help protect our proprietary know-how, which is not patentable, and for inventions for which patents may be difficult to enforce, we currently rely and will in the future rely on trade secret protection and confidentiality agreements to protect our interests. To this end, we require all of our employees, consultants, advisors and other contractors to enter into confidentiality agreements that prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries and inventions important to our business.

License Agreements

In July 2008, we entered into an exclusive license agreement with the University of Miami (the “University”) for intellectual and tangible property rights relating to our ImPACT™, technology. This license agreement was subsequently assigned to our subsidiary Heat Biologics I, Inc. which issued to the University shares of its common stock representing seven and one half percent (7.5%) of its common stock. The term of the license is the length of the last to expire patent, unless terminated earlier. The license agreement grants Heat Biologics I, Inc. exclusive, worldwide rights to make, use or sell licensed materials based upon the following patent-related rights:

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U.S. patent applications: Serial number 60/075,358 (the “358 application”) entitled “Modified Heat Shock Protein-Antigenic Peptide Complex” and filed on February 20, 1998; Serial number 09/253,439 (the “ ‘439 application”) entitled “Modified Heat Shock Protein-Antigenic Peptide Complex ” and filed on February 19, 1999; serial number 11/878,460 (the “ ‘460 application”) entitled “Recombinant Cancer Cell Secreting Modified Heat Shock Protein-Antigenic Peptide Complex” and filed on July 24, 2007; and all U.S. patents and foreign patents and patent applications based on these U.S. applications; as well as all divisionals, continuations, and those claims in continuations-in-parts to the extent they are sufficiently described in the ‘358, ‘439, or ‘460 applications of the foregoing, and any re-examinations or reissues of the foregoing (the “GP96 Vaccine Technology Portfolio”).

As consideration for the rights granted in the license agreement, the licensee is obligated to pay the University upfront license fees, additional yearly and milestone payments and a royalty based on net sales of products covered by the patent-related rights set forth above. More specifically, the licensee is obligated to pay the University (i) all past and future patent costs associated with the licensed patent-related rights; (ii) a license issue fee of $150,000; (iii) annual payments of $10,000 in 2010, 2011 and 2012, and $20,000 each year thereafter; (iv) a milestone payment of $250,000 by the earlier of May 31, 2017 or approval of a BLA for the lung cancer vaccine or for a cancer vaccine other than lung cancer; and (v) royalties equal to a percentage (in the low-to-mid single digits) of net sales of licensed products. The royalty rate is subject to reduction if additional license rights from third parties are required to commercialize licensed products. In the event of a sublicense to a third party, Heat Biologics I, Inc. is obligated to pay royalties to the University equal to a percentage of what it would have been required to pay to the University had it sold the products under sublicense itself. In exchange for additional consideration, the University agreed to postpone the payment due dates prior to February 2010 of this license agreement.

In September 2014, we amended the license agreement in which the University of Miami agreed not to license the cell line to third parties while we are in good standing and in compliance of our patent license agreements with the University relating to our ImPACT™ platform.

In February 2011, our subsidiary, Heat Biologics I, Inc., entered into four additional exclusive license agreements with the University. The terms of each of these additional licenses run until all the patent-related rights licensed therein have expired, unless terminated earlier. In these additional exclusive license agreements, Heat Biologics I, Inc. obtained exclusive, worldwide rights to make, use or sell products covered under the following patent-related rights:

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U.S. patent application serial number 61/347,336 entitled “Cancer Treatment” and filed on May 21, 2010, all U.S. patents and foreign patents and patent applications based on these U.S. applications; as well as all divisionals, continuations, and those claims in continuations-in-parts (to the extent they are sufficiently described in the applications) of the foregoing, and any re-examinations or reissues of the foregoing (the “Cancer Treatment Portfolio”).

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U.S. patent application serial number 61/033,425 entitled “Allogeneic Cancer –Based Immunotherapy” and filed on March 3, 2008 and PCT application number PCT/2009/001330 entitled “Allogeneic Cancer –Based Immunotherapy” filed on March 3, 2009, all U.S. patents and foreign patents and patent applications based on these U.S. applications as well as all divisionals, continuations, and those claims in continuations-in-parts (to the extent they are sufficiently described in the applications) of the foregoing, and any re-examinations or reissues of the foregoing (the “Allogeneic Cancer –Based Immunotherapy Portfolio”).

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U.S. patent application serial number 61/033,425 entitled “Heat Shock Protein GP96 Vaccination and Methods of Using Same” filed on March 20, 2008 and PCT application number PCT/ 2009/001727 entitled “Heat Shock Protein GP96 Vaccination and Methods of Using Same “filed on March 19, 2009, all U.S. patents and foreign patents and patent applications based on these U.S. applications as well as all divisionals, continuations, and those claims in continuations-in-parts (to the extent they are sufficiently described in the applications) of the foregoing, and any re-examinations or reissues of the foregoing (the “Heat Shock Protein GP96 Vaccination Portfolio”).

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U.S. patent application serial number 61/116.971 entitled “HIV/SIV Vaccine for the Generation of Mucosal and Systemic Immunity” filed November 21, 2008 and PCT application number PCT/ 2009/065500” entitled “HIV/SIV Vaccine for the Generation of Mucosal and Systemic Immunity” filed on November 23, 2009 all U.S. patents and foreign patents and patent applications based on these U.S. applications as well as all divisionals, continuations, and those claims in continuations-in-parts (to the extent they are sufficiently described in the applications) of the foregoing, and any re-examinations or reissues of the foregoing (the “HIV/SIV Vaccine Portfolio”).

As consideration for the rights granted in these additional four license agreements, the licensee is obligated to pay the University certain upfront license fees, past and future patent costs and royalties based on net sales of commercialized products covered by the patent-related rights set forth above. No annual or milestone payments are required under any of these four additional license agreements. The upfront license fees for the Cancer Treatment Portfolio and the HIV/SIV Vaccine Portfolio license agreements are $10,000 and $50,000, respectively. No upfront license fees were required under the license agreements for the Allogeneic Cancer–Based Immunotherapy and the Heat Shock Protein GP96 portfolios. Under each of these four additional license agreements, the royalties are equal to a percentage (in the low-to-mid single digits) of net sales of products covered by the patent-related rights in the respective license agreements. These royalty rates are subject to reduction if additional license rights from third parties are required to commercialize licensed products. In the event of a sublicense to a third party, Heat Biologics I, Inc. is obligated to pay royalties to the University equal to a percentage of what it would have been required to pay to the University had it sold the products under sublicense itself. Each of these additional license agreements also provides that the licensee will not have to pay more than the above-noted royalty rates and sublicense fees if more than one license from the University is required to sell products covered by the licensed patent-related rights. In exchange for additional consideration (including the requirement that Heat Biologics I, Inc. pay additional milestone payments of $25,000 before initiation of any Phase 3 clinical trials for products covered by any of the license agreements, and an additional payment equal to 18% annual interest on the amounts due or a note convertible into an equivalent value of shares in our Preferred Stock), the University agreed to postpone the payment due dates prior to February 2010 for each of these four additional licenses.

All five of the above-described license agreements provide that the licensor has the right to terminate a subject license if the licensee has (i) not introduced, or at least use it best efforts to introduce, a licensed product in the commercial marketplace in the United States, European Union, or Japan by December 31, 2020; (ii) not otherwise exercise diligence to bring licensed products to market; or (iii) files, or has filed against it, a proceeding under the Bankruptcy Act, is adjudged insolvent, makes an assignment for the benefit of its creditors, or has an unreleased or unsatisfied writ of attachment or execution levied upon it.

In March 2014, our subsidiary, Heat Biologics I, Inc., entered into an additional exclusive license agreement with the University. The term of this license runs until all the patent-related rights licensed therein have expired, unless terminated earlier. In this exclusive license agreement, Heat Biologics I, Inc. obtained exclusive, worldwide rights to make, use or sell products covered under the University’s interest in the following patent-related rights:

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U.S. Provisional Patent Application serial number 61/445,884 entitled “Combined Cell Based Gp96-IG-SIV/HIV; Recombinant Gp120 Protein Vaccination For Protection From SIV/HIV” and filed February 23, 2011 (the “884 application”); PCT Application Serial No. PCT/US2012/26256 entitled “Combined Cell Based Gp96-IG-SIV/HIV, Recombinant Gp120 Protein Vaccination For Protection From SIV/HIV” and filed February 23, 2012 (the “ ‘256 application”); and all U.S. patents and foreign patents and patent applications based on these applications; as well as all divisionals, continuations, and those claims in continuations-in-parts (to the extent they are sufficiently described in the ‘884 or ‘256 applications) of the foregoing, and any re-examinations or reissues of the foregoing (the “Combination HIV/SIV Vaccine Portfolio Portfolio”).

The patent rights in the Combination HIV/SIV Vaccine Portfolio are co-owned by the University and the National Institutes of Health (the “NIH”).  Heat Biologics I, Inc. has only licensed the University’s rights therein. The NIH’s rights in this portfolio have not been licensed by Heat Biologics I, Inc.  As consideration for the rights granted in this license agreement, the licensee is obligated to pay the University an upfront license fee, past patent costs, and royalties based on net sales on commercialized products covered by the patent-related rights set forth above. No annual payments are required under this license agreement.  The licensee is obligated to make milestone payments under this license agreement as follows: $50,000 upon completion of a phase I clinical trial, $100,000 upon completion of a phase II trial, $100,000 upon completion of a phase III trial, and $100,000 upon acceptance of a BLA by the FDA or its foreign equivalent. Under this license agreement, the royalties are equal to a percentage (low single digits) of net sales of products covered by the patent-related rights. This royalty rate is subject to reduction if additional license rights from third parties are required to commercialize licensed products.  In the event of a sublicense to a third party, Heat Biologics I, Inc. is obligated to pay royalties to the University equal to a percentage of what it would have been required to pay to the University had it sold the products under sublicense itself. This license agreement also provides that the licensee will not have to pay more than the above sublicense fees or a royalty in the low-to-mid single digits if more than one license from the University is required to sell products covered by the licensed patent-related rights. The licensor has the right to terminate this license if the licensee has (i) not introduced, or at least use its best efforts to introduce, a licensed product in the commercial marketplace in the United States, European Union, or Japan by December 31, 2023; (ii) not otherwise exercise diligence to bring licensed products to market; or (iii) files, or has filed against it, a proceeding under the Bankruptcy Act, is adjudged insolvent, makes an assignment for the benefit of its creditors, or has an unreleased or unsatisfied writ of attachment or execution levied upon it.

Upon an uncured material breach of an obligation under any one of the above six license agreements by a party, the other party has the right to terminate that agreement upon 90 days notice or 30 days notice if the breach relates to payments due to the University. In the event of a termination, Heat Biologics I, Inc. will be obligated to pay all amounts that accrued prior to such termination. Each of the above license agreements also contains other customary clauses and terms as are common in similar agreements between industry and academia, including the licensee’s agreement to indemnify the University for liabilities arising out of the negligence of licensee, making the license grant subject to the Bayh-Dole act (35 U.S.C. 200 et seq.), the reservation of licensor of the right to use the licensed intellectual property rights for its internal, non-commercial purposes, limitations/disclaimers of various warranties and representations, reporting and record-keeping requirements, and licensee liability insurance requirements.

Under the above-described license agreements with the University, we have obtained exclusive rights to six different patent families. These families comprise six PCT applications, ten issued patents, three allowed patent applications, and 48 pending patent applications which cover the United States, Europe and Japan as well as several other countries having commercially significant markets. The six patent families associated with our ImPACT™ platform are:

“Recombinant cancer cell secreting modified heat shock protein-antigenic peptide complex.”

This family of patent filings relates to methods and compositions for enhancing an immune response. More particularly, the application describes the creation of a tumor cell therapy including a cancer cell that has been engineered to secrete a heat shock protein (gp96), and the use of such therapy to enhance an anti-tumor immune response. Within this family are one issued U.S. patent, one pending U.S. application, one issued Australian patents, one issued Canadian patent, three granted European patents (collectively validated in 28 countries), two issued Japanese patents. Not including any patent term adjustments or extensions (e.g., for patent office delays or extensions/exclusivity periods provided for new drug approvals in the United States and some foreign countries), the term for patents in this family extends until 2019.

“Heat Shock Protein gp96 Vaccination and Methods of Using Same”

This family of patent filings also relates to methods and compositions for enhancing an immune response. It further describes: (a) how intraperitoneal gp96-Ig administration increases recruitment of innate immune cells into the administration site, mediates proliferation of dendritic cells (DCs) and CD8 cells, and activates natural killer (NK) cells; (b) that gp96-Ig-secreting cell vaccines are more effective when gp96-Ig is continuously released; (c) that frequent gp96 immunizations can overcome tumor-induced immune suppression and retards tumor growth; and (d) that B cell depletion can enhance gp96-Ig -mediated recruitment of NK cells and retention of DCs in the administration site. Within this family are one issued United States patent and one issued Australian patent, and one pending application each in Canada, Europe and Israel, and Hong Kong. Not including any patent term adjustments or extensions, the term for patents in this family extends until 2029.

“Allogenic Cancer Cell Based Immunotherapy”

This family of patent filings also relates to methods and compositions for enhancing an immune response. It further describes: (a) making vaccines cells allogeneic by expressing exogenous major histocompatibility complex (MHC) antigens; (b) B cell depletion to augment the effectiveness of the vaccines; and (c) the enhancement of anti-tumor immune responses using multiple immunizations less than two weeks apart. Within this family are one issued Australian patent, one issued U.S. patent, one granted European patent one allowed application in the United States and one allowed pending application each in Canada, China, Europe, Israel, India, Japan, and South Korea. Not including any patent term adjustments or extensions, the term for patents in this family extends until 2029.

“Cancer Treatment”

This family of patent filings contains results from a Phase 1 clinical trial of human subjects with cancer. Within this family are one pending application each in the United States, Canada, Australia, India and South Korea. Not including any patent term adjustments or extensions, the term for patents in this family extends until 2031.

“HIV/SIV Vaccines to Generate Mucosal and Systemic Immunity” This patent family relates to the use of host cells that have been engineered to secrete a heat shock protein (gp96) to treat various chronic viral infections including those caused by HIV. Within this family are one issued Australian patent, one granted South African patent and one pending application each in the United States, Canada, Europe, India, the Philippines, Singapore, and Hong Kong. Not including any patent term adjustments or extensions, the term for patents in this family extends until 2029.

“Combined Cell Based Gp96-Ig-SIV/HIV, Recombinant Gp120 Protein Vaccination for Protection From SIV/HIV”

This patent family relates to combination therapies for treating chronic viral infections including HIV. The combination therapy uses host cells that have been engineered to secrete a heat shock protein (gp96) to induce antiviral T cell responses and soluble viral antigens to induce antiviral antibody responses. Within this family are one issued patent in Australia, one issued patent in South Africa and one pending application each in Canada and India. Not including any patent term adjustments or extensions, the term for patents in this family extends until 2032.

In April 2013, we entered into an agreement with the University under which the University granted us an option to obtain an exclusive license to the following patent-related rights:

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U.S. patent application serial number 12/303,036 entitled “Perforin-2 Proteins” filed December 2, 2008 and U.S. patent application serial number 61/637,455 entitled “Perforin-2 Defense Against Invasive and Multi-drug Resistant Bacteria” filed on April 21, 2012; all U.S. patents and foreign patents and patent applications based on these U.S. applications; as well as all divisionals, continuations, and those claims in continuations-in-parts (to the extent they are sufficiently described in the aforementioned applications) of the foregoing, and any re-examinations or reissues of the foregoing.

In consideration for the option, we are obligated to pay the University an option fee of $2,000 and to reimburse the University $3,000 for past patent costs. The term of the option is 12 months and is extendible so long as we continue to pay ongoing patent expenses. We are currently in the process of negotiating the terms of an exclusive license for this portfolio.

In addition to the licenses obtained from the University, we have entered into agreements with (i) the Regents of the University of Michigan (“U.Mich”); and (ii) the American Type Culture Collection (“ATCC”) for the evaluation of, and acquisition of commercial rights to, certain biological materials.

In July 2011, we exercised an option agreement with U.Mich and entered into a license agreement with U.Mich pursuant to which we are UMich’s exclusive licensee and have the right to use, market, offer for sale, sell and/or sublicense materials and processes related to certain bladder cancer cell lines. The term of the license is perpetual, unless terminated earlier by us or by U.Mich where U.Mich can only terminate for our material breach of this agreement. As consideration for the rights granted in the license agreement, we agreed to pay U.Mich up-front license fees and additional yearly and milestone payments. We also assumed under the license agreement responsibility for any infringement of third party rights caused by our use of the licensed materials. We paid an option fee of $2,000, a license issue fee of $10,000 and are obligated to pay an annual maintenance fee of $10,000 each year until the first commercial sale of a licensed product at which time the annual maintenance fee increases to $50,000. In addition, we are obligated to make milestone payments of $25,000, $50,000 and $75,000 upon completion of a Phase 1, Phase 2 and Phase 3 trial and $250,000 upon the first commercial sale of a licensed product and $350,000 upon annual net sales of $100,000,000 or more. The license agreements provide that the licensor has the right to terminate the license should we cease to carry on our business, fail to make a required payment or otherwise materially breach or default in our obligations under the license agreement following the giving of notice and an opportunity to cure any such breach. The license agreement provides that if we do not achieve the following milestones within the required period, U.Mich has the right to terminate the license agreement: completion of a Phase 1 clinical trial on or before January 1, 2015, a Phase 2 clinical trial on or before January 1, 2017, a Phase 3 clinical trial on or before January 1, 2019 and the first commercial sale of a product that includes the materials supplied by U.Mich on or before January 1, 2020. The license agreement also contains other customary clauses and terms as are common in similar agreements between industry and academia.

In April 2011, we entered into an evaluation and biological material license agreement with the ATCC to evaluate, use, market, offer for sale, sell and/or sublicense materials and processes related to various different cell lines. In October 2013 and March 2014, this agreement was amended to add additional cell lines in exchange for additional fees.  The agreement with ATCC provides for an evaluation term of 12 months subject to two additional renewals, and a non-exclusive commercial use license upon termination of the evaluation period to utilize the products we obtain in the evaluation to develop, make, use and sell licensed products. The agreement with ATCC has a term of 40 years. We paid an evaluation fee and two renewal evaluation fees totaling $15,000, and are obligated to pay a $50,000 fee upon initiation of the commercial license and a less than 1% royalty based on sales of licensed products. In addition, we are obligated to make milestone payments of $15,000, $30,000 and $60,000 upon initiation of a Phase 1, Phase 2, and Phase 3 trial, respectively; and $200,000 upon receipt of marketing authorization.  In December 2015, we amended this agreement with ATCC to add additional cell lines in exchange for additional fees.

In September 2014, we entered into an exclusive license agreement for a multiple myeloma cell line with Professor Kenneth Nilsson in Sweden for the production, sale and use for immunotherapy, including the prevention or treatment of disease with substances, synthetic or biologic, that modulate the immune response and specifically exclude the use of the said cell line for discovery of any other therapeutics. The term of the license is perpetual, unless terminated earlier by us or by Professor Kenneth Nilsson where Profession Nilsson can only terminate for our material breach of this agreement. As consideration for the rights granted in the license agreement, we paid an up-front license fee of $5,000 and are obligated to pay an annual maintenance fee of $3,000 each year until the first commercial sale of a licensed product at which time the annual maintenance fee increases to $30,000. In the license agreement, we agreed to pay royalties equal to a one-tenth of low single digit percentage of net sales of licensed products. In addition, we are obligated to make milestone payments of $12,000, $20,000 and $40,000 upon completion of a Phase 1, Phase 2 and Phase 3 trial and $100,000 upon the first commercial sale of a licensed product and $200,000 upon annual net sales of $100,000,000 or more. The license agreements provide that the licensor has the right to terminate the license should we cease to carry on our business, fail to make a required payment or otherwise materially breach or default in our obligations under the license agreement following the giving of notice and an opportunity to cure any such breach. There are no timelines to achieve the above milestones. The license agreement also contains other customary clauses and terms as are common in similar agreements between industry and academia.

In August 2015, we entered into an exclusive license agreement with Columbia University for an endometrial cancer cell line for the production, sale and use for all human healthcare applications. The term of the license is perpetual, unless terminated earlier by us or by Columbia University where Columbia University can only terminate for our material breach of this agreement. As consideration for the rights granted in the license agreement, we paid an up-front license fee of $7,500 and are obligated to pay an annual maintenance fee of $5,000 each year until the first commercial sale of a licensed product at which time the annual maintenance fee increases to $50,000. In the license agreement, we agreed to pay royalties equal to a one-tenth of low single digit percentage of net sales of licensed products. In addition, we are obligated to make milestone payments of $25,000, $40,000 and $75,000 upon completion of a Phase 1, Phase 2 and Phase 3 trial and $200,000 upon the first commercial sale of a licensed product and $500,000 upon annual net sales of $100,000,000 or more. The license agreements provide that the licensor has the right to terminate the license should we cease to carry on our business, fail to make a required payment or otherwise materially breach or default in our obligations under the license agreement following the giving of notice and an opportunity to cure any such breach. There are no timelines to achieve the above milestones. The license agreement also contains other customary clauses and terms as are common in similar agreements between industry and academia. This license agreement did not impact the consolidated balance sheet and consolidated statement of operations and comprehensive loss as of and for the nine-month period ended September 30, 2015.

With enhanced internal research and development capabilities, we filed four provisional patent applications relating to compositions, methods and kits for the treatment of cancer in 2015.

Government Regulation

FDA Approval Process

In the United States, pharmaceutical products are subject to extensive regulation by the U.S. Food and Drug Administration, or the FDA. The Federal Food, Drug, and Cosmetic Act, (the “FDC Act”), and other federal and state statutes and regulations, govern, among other things, the research, development, testing, manufacture, storage, recordkeeping, approval, labeling, promotion and marketing, distribution, post-approval monitoring and reporting, sampling, and import and export of pharmaceutical products. Biological products used for the prevention, treatment, or cure of a disease or condition of a human being are subject to regulation under the FDC Act, except the section of the FDC Act which governs the approval of new drug applications, or NDAs. Biological products are approved for marketing under provisions of the Public Health Service Act, or PHSA, via a Biologics License Application, or BLA. However, the application process and requirements for approval of BLAs are very similar to those for NDAs, and biologics are associated with similar approval risks and costs as drugs. Failure to comply with applicable U.S. requirements may subject a company to a variety of administrative or judicial sanctions, such as FDA refusal to approve pending NDAs or BLAs, warning or untitled letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties, and criminal prosecution.

Pharmaceutical product development for a new product or certain changes to an approved product in the United States typically involves preclinical laboratory and animal tests, the submission to the FDA of an investigational new drug application, or IND, which must become effective before clinical testing may commence, and adequate and well-controlled clinical trials to establish the safety and effectiveness of the drug for each indication for which FDA approval is sought. Satisfaction of FDA pre-market approval requirements typically takes many years and the actual time required may vary substantially based upon the type, complexity, and novelty of the product or disease.

Preclinical tests include laboratory evaluation of product chemistry, formulation, and toxicity, as well as animal trials to assess the characteristics and potential safety and efficacy of the product. The conduct of the preclinical tests must comply with federal regulations and requirements, including good laboratory practices. The results of preclinical testing are submitted to the FDA as part of an IND along with other information, including information about product chemistry, manufacturing and controls, and a proposed clinical trial protocol. Long term preclinical tests, such as animal tests of reproductive toxicity and carcinogenicity, may continue after the IND is submitted.

A 30-day waiting period after the submission of each IND is required prior to the commencement of clinical testing in humans. If the FDA has neither commented on nor questioned the IND within this 30-day period, the clinical trial proposed in the IND may begin.

Clinical trials involve the administration of the investigational new drug or biologic to healthy volunteers or patients under the supervision of a qualified investigator. Clinical trials must be conducted: (i) in compliance with federal regulations; (ii) in compliance with good clinical practice, or GCP, an international standard meant to protect the rights and health of patients and to define the roles of clinical trial sponsors, administrators, and monitors; as well as (iii) under protocols detailing the objectives of the trial, the parameters to be used in monitoring safety, and the effectiveness criteria to be evaluated. Each protocol involving testing on U.S. patients and subsequent protocol amendments must be submitted to the FDA as part of the IND.

The FDA may order the temporary, or permanent, discontinuation of a clinical trial at any time, or impose other sanctions, if it believes that the clinical trial either is not being conducted in accordance with FDA requirements or presents an unacceptable risk to the clinical trial patients. The study protocol and informed consent information for patients in clinical trials must also be submitted to an institutional review board, or IRB, for approval. An IRB may also require the clinical trial at the site to be halted, either temporarily or permanently, for failure to comply with the IRB’s requirements, or may impose other conditions.

Clinical trials to support NDAs or BLAs for marketing approval are typically conducted in three sequential phases, but the phases may overlap. In Phase 1, the initial introduction of the drug or biologic into healthy human subjects or patients, the product is tested to assess metabolism, pharmacokinetics, pharmacological actions, side effects associated with increasing doses, and, if possible, early evidence on effectiveness. Phase 2 usually involves trials in a limited patient population to determine the effectiveness of the drug or biologic for a particular indication, dosage tolerance, and optimum dosage, and to identify common adverse effects and safety risks. If a compound demonstrates evidence of effectiveness and an acceptable safety profile in Phase 2 evaluations, Phase 3 trials are undertaken to obtain the additional information about clinical efficacy and safety in a larger number of patients, typically at geographically dispersed clinical trial sites, to permit the FDA to evaluate the overall benefit-risk relationship of the drug or biologic and to provide adequate information for the labeling of the product. In most cases, the FDA requires two adequate and well-controlled Phase 3 clinical trials to demonstrate the efficacy of the drug or biologic. A single Phase 3 trial with other confirmatory evidence may be sufficient in rare instances where the study is a large multicenter trial demonstrating internal consistency and a statistically very persuasive finding of a clinically meaningful effect on mortality, irreversible morbidity or prevention of a disease with a potentially serious outcome and confirmation of the result in a second trial would be practically or ethically impossible.

After completion of the required clinical testing, an NDA or BLA is prepared and submitted to the FDA. FDA approval of the NDA or BLA is required before marketing of the product may begin in the United States. The NDA or BLA must include the results of all preclinical, clinical, and other testing and a compilation of data relating to the product’s pharmacology, chemistry, manufacture, and controls. The cost of preparing and submitting an NDA or BLA is substantial. The submission of most NDAs and BLAs is additionally subject to a substantial application user fee, currently exceeding $2,335,200, and the manufacturer and/or sponsor under an approved new drug application are also subject to annual product and establishment user fees, currently exceeding $110,370 per product and $569,200 per establishment. These fees are typically increased annually.

The FDA has 60 days from its receipt of an NDA or BLA to determine whether the application will be accepted for filing based on the agency’s threshold determination that it is sufficiently complete to permit substantive review. Once the submission is accepted for filing, the FDA begins an in-depth review. The FDA has agreed to certain performance goals in the review of NDAs and BLAs. Most such applications for standard review drug or biologic products are reviewed within ten to 12 months; most applications for priority review drugs or biologics are reviewed in six to eight months. The FDA can extend these reviews by three months. Priority review can be applied to drugs that the FDA determines offer major advances in treatment, or provide a treatment where no adequate therapy exists. For biologics, priority review is further limited only for products intended to treat a serious or life-threatening disease relative to the currently approved products. The review process for both standard and priority review may be extended by the FDA for three additional months to consider certain late-submitted information, or information intended to clarify information already provided in the submission.

The FDA may also refer applications for novel drug or biologic products, or drug or biologic products that present difficult questions of safety or efficacy, to an advisory committee – typically a panel that includes clinicians and other experts – for review, evaluation, and a recommendation as to whether the application should be approved. The FDA is not bound by the recommendation of an advisory committee, but it generally follows such recommendations. Before approving an NDA or BLA, the FDA will typically inspect one or more clinical sites to assure compliance with GCP. Additionally, the FDA will inspect the facility or the facilities at which the drug is manufactured. FDA will not approve the product unless compliance with current good manufacturing practice, or cGMP, is satisfactory and the NDA or BLA contains data that provide substantial evidence that the drug or biologic is safe and effective in the indication studied.

After the FDA evaluates the NDA or BLA and the manufacturing facilities, it issues either an approval letter or a complete response letter. A complete response letter generally outlines the deficiencies in the submission and may require substantial additional testing, or information, in order for the FDA to reconsider the application. If, or when, those deficiencies have been addressed to the FDA’s satisfaction in a resubmission of the NDA or BLA, the FDA will issue an approval letter. The FDA has committed to reviewing such resubmissions in two or nine months depending on the type of information included.

An approval letter authorizes commercial marketing of the drug or biologic with specific prescribing information for specific indications. As a condition of NDA or BLA approval, the FDA may require a risk evaluation and mitigation strategy, or REMS, to help ensure that the benefits of the drug or biologic outweigh the potential risks. REMS can include medication guides, communication plans for healthcare professionals, and elements to assure safe use, or ETASU. ETASU can include, but are not limited to, special training or certification for prescribing or dispensing, dispensing only under certain circumstances, special monitoring, and the use of patient registries. The requirement for a REMS can materially affect the potential market and profitability of the product. Moreover, product approval may require substantial post-approval testing and surveillance to monitor the product’s safety or efficacy. Once granted, product approvals may be withdrawn if compliance with regulatory standards is not maintained or problems are identified following initial marketing.

Changes to some of the conditions established in an approved application, including changes in indications, labeling, or manufacturing processes or facilities, require submission and FDA approval of a new NDA or BLA or NDA or BLA supplement before the change can be implemented. An NDA or BLA supplement for a new indication typically requires clinical data similar to that in the original application, and the FDA uses the same procedures and actions in reviewing NDA or BLA supplements as it does in reviewing NDAs or BLAs.

Post-Approval Requirements

Once an NDA or BLA is approved, a product will be subject to certain post-approval requirements. For instance, the FDA closely regulates the post-approval marketing and promotion of drugs and biologics, including standards and regulations for direct-to-consumer advertising, off-label promotion, industry-sponsored scientific and educational activities and promotional activities involving the internet. Drugs and biologics may be marketed only for the approved indications and in accordance with the provisions of the approved labeling.

Adverse event reporting and submission of periodic reports is required following FDA approval of an NDA or BLA. The FDA also may require post-marketing testing, known as Phase 4 testing, REMS, and surveillance to monitor the effects of an approved product, or the FDA may place conditions on an approval that could restrict the distribution or use of the product. In addition, quality control, drug manufacture, packaging, and labeling procedures must continue to conform to cGMPs after approval. Drug and biologic manufacturers and certain of their subcontractors are required to register their establishments with the FDA and certain state agencies. Registration with the FDA subject entities to periodic unannounced inspections by the FDA, during which the agency inspects manufacturing facilities to assess compliance with cGMPs. Accordingly, manufacturers must continue to expend time, money, and effort in the areas of production and quality-control to maintain compliance with cGMPs. Regulatory authorities may withdraw product approvals or request product recalls if a company fails to comply with regulatory standards, if it encounters problems following initial marketing, or if previously unrecognized problems are subsequently discovered.

Orphan Drugs

Under the Orphan Drug Act, the FDA may grant orphan drug designation to drugs or biologics intended to treat a rare disease or condition – generally a disease or condition that affects fewer than 200,000 individuals in the United States. Orphan drug designation must be requested before submitting an NDA or BLA. After the FDA grants orphan drug designation, the generic identity of the drug or biologic and its potential orphan use are disclosed publicly by the FDA. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process. The first NDA or BLA applicant to receive FDA approval for a particular active ingredient to treat a particular disease with FDA orphan drug designation is entitled to a seven-year exclusive marketing period in the United States for that product, for that indication. During the seven-year exclusivity period, the FDA may not approve any other applications to market the same drug or biologic for the same disease, except in limited circumstances, such as a showing of clinical superiority to the product with orphan drug exclusivity. Orphan drug exclusivity does not prevent the FDA from approving a different drug or biologic for the same disease or condition, or the same drug or biologic for a different disease or condition. Among the other benefits of orphan drug designation are tax credits for certain research and a waiver of the NDA or BLA application user fee.

Fast Track Designation and Accelerated Approval

The FDA is required to facilitate the development, and expedite the review, of drugs or biologics that are intended for the treatment of a serious or life-threatening disease or condition for which there is no effective treatment and which demonstrate the potential to address unmet medical needs for the condition. Under the fast track program, the sponsor of a new drug or biologic candidate may request that the FDA designate the candidate for a specific indication as a fast track drug or biologic concurrent with, or after, the filing of the IND for the candidate. The FDA must determine if the drug or biologic candidate qualifies for fast track designation within 60 days of receipt of the sponsor’s request.

Under the fast track program and FDA’s accelerated approval regulations, the FDA may approve a drug or biologic for a serious or life-threatening illness that provides meaningful therapeutic benefit to patients over existing treatments based upon a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments.

In clinical trials, a surrogate endpoint is a measurement of laboratory or clinical signs of a disease or condition that substitutes for a direct measurement of how a patient feels, functions, or survives. Surrogate endpoints can often be measured more easily or more rapidly than clinical endpoints. A drug or biologic candidate approved on this basis is subject to rigorous post-marketing compliance requirements, including the completion of Phase 4 or post-approval clinical trials to confirm the effect on the clinical endpoint. Failure to conduct required post-approval studies, or confirm a clinical benefit during post-marketing studies, will allow the FDA to withdraw the drug or biologic from the market on an expedited basis. All promotional materials for drug candidates approved under accelerated regulations are subject to prior review by the FDA.

In addition to other benefits such as the ability to use surrogate endpoints and engage in more frequent interactions with the FDA, the FDA may initiate review of sections of a fast track product’s NDA or BLA before the application is complete. This rolling review is available if the applicant provides, and the FDA approves, a schedule for the submission of the remaining information and the applicant pays applicable user fees. However, the FDA’s time period goal for reviewing an application does not begin until the last section of the NDA or BLA is submitted. Additionally, the fast track designation may be withdrawn by the FDA if the FDA believes that the designation is no longer supported by data emerging in the clinical trial process.

On March 5, 2015, we were notified that the FDA granted FAST Track designation for HS-410 for the treatment of non-muscle invasive bladder cancer. We believe that this designation will expedite our development of HS-410.

Pediatric Information

Under the Pediatric Research Equity Act, or PREA, NDAs or BLAs or supplements to NDAs or BLAs must contain data to assess the safety and effectiveness of the drug for the claimed indications in all relevant pediatric subpopulations and to support dosing and administration for each pediatric subpopulation for which the drug is safe and effective. The FDA may grant full or partial waivers, or deferrals, for submission of data. Unless otherwise required by regulation, PREA does not apply to any drug for an indication for which orphan designation has been granted.

Additional Controls for Biologics

To help reduce the increased risk of the introduction of adventitious agents, the PHSA emphasizes the importance of manufacturing controls for products whose attributes cannot be precisely defined. The PHSA also provides authority to the FDA to immediately suspend licenses in situations where there exists a danger to public health, to prepare or procure products in the event of shortages and critical public health needs, and to authorize the creation and enforcement of regulations to prevent the introduction or spread of communicable diseases in the United States and between states.

After a BLA is approved, the product may also be subject to official lot release as a condition of approval. As part of the manufacturing process, the manufacturer is required to perform certain tests on each lot of the product before it is released for distribution. If the product is subject to official release by the FDA, the manufacturer submits samples of each lot of product to the FDA together with a release protocol showing a summary of the history of manufacture of the lot and the results of all of the manufacturer’s tests performed on the lot. The FDA may also perform certain confirmatory tests on lots of some products, such as viral vaccines, before releasing the lots for distribution by the manufacturer. In addition, the FDA conducts laboratory research related to the regulatory standards on the safety, purity, potency, and effectiveness of biological products. As with drugs, after approval of biologics, manufacturers must address any safety issues that arise, are subject to recalls or a halt in manufacturing, and are subject to periodic inspection after approval.

Biosimilars

The Biologics Price Competition and Innovation Act of 2009, or BPCIA, creates an abbreviated approval pathway for biological products shown to be highly similar to or interchangeable with an FDA-licensed reference biological product. Biosimilarity sufficient to reference a prior FDA-approved product requires that there be no differences in conditions of use, route of administration, dosage form, and strength, and no clinically meaningful differences between the biological product and the reference product in terms of safety, purity, and potency. Biosimilarity must be shown through analytical studies, animal studies, and at least one clinical study, absent a waiver by the Secretary. A biosimilar product may be deemed interchangeable with a prior approved product if it meets the higher hurdle of demonstrating that it can be expected to produce the same clinical results as the reference product and, for products administered multiple times, the biologic and the reference biologic may be switched after one has been previously administered without increasing safety risks or risks of diminished efficacy relative to exclusive use of the reference biologic. No biosimilar or interchangeable products have been approved under the BPCIA to date. Complexities associated with the larger, and often more complex, structures of biological products, as well as the process by which such products are manufactured, pose significant hurdles to implementation which are still being evaluated by the FDA.

A reference biologic is granted 12 years of exclusivity from the time of first licensure of the reference product, and no application for a biosimilar can be submitted for four years from the date of licensure of the reference product. The first biologic product submitted under the abbreviated approval pathway that is determined to be interchangeable with the reference product has exclusivity against a finding of interchangeability for other biologics for the same condition of use for the lesser of (i) one year after first commercial marketing of the first interchangeable biosimilar, (ii) 18 months after the first interchangeable biosimilar is approved if there is no patent challenge, (iii) 18 months after resolution of a lawsuit over the patents of the reference biologic in favor of the first interchangeable biosimilar applicant, or (iv) 42 months after the first interchangeable biosimilar’s application has been approved if a patent lawsuit is ongoing within the 42-month period.

Cell and Tissue Based Biologics

Establishments that manufacture cell and tissue based products must comply with the FDA’s current good tissue practices, or cGTP, which are FDA regulations that govern the methods used in, and the facilities and controls used for, the manufacture of such products. The primary intent of the cGTP requirements is to ensure that cell and tissue based products are manufactured in a manner designed to prevent the introduction, transmission and spread of communicable disease. FDA regulations also include requirements for a unified registration and listing system, donor screening and testing, adverse reaction reporting, and labeling.

Cell and tissue based products may also be subject to the same approval standards, including demonstration of safety and efficacy, as other biologic and drug products if they meet certain criteria such as if the cells or tissues are more than minimally manipulated or if they are intended for a non-homologous use. Products manufactured using the ImPACT™ technology meet this threshold and therefore are considered biological drugs. Manufacture of ImPACT™ products are subject to both cGTP and cGMP regulations for manufacturing quality. Marketing of these products in the United States will require FDA approval under the BLA pathway as discussed above.

Disclosure of Clinical Trial Information

Sponsors of clinical trials of FDA-regulated products, including drugs, are required to register and disclose certain clinical trial information. Information related to the product, patient population, phase of investigation, study sites and investigators, and other aspects of the clinical trial is then made public as part of the registration. Sponsors are also obligated to discuss the results of their clinical trials after completion. Disclosure of the results of these trials can be delayed until the new product or new indication being studied has been approved. Competitors may use this publicly available information to gain knowledge regarding the progress of development programs.

Non-U.S. Regulation

Before our products can be marketed outside of the United States, they are subject to regulatory approval of the respective authorities in the country in which the product should be marketed. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary widely from country to country. No action can be taken to market any product in a country until an appropriate application has been approved by the regulatory authorities in that country. The current approval process varies from country to country, and the time spent in gaining approval varies from that required for FDA approval. In certain countries, the sales price of a product must also be approved. The pricing review period often begins after market approval is granted. Even if a product is approved by a regulatory authority, satisfactory prices might not be approved for such product.

In Europe, marketing authorizations may be submitted at a centralized, a decentralized or national level; however, the centralized procedure is mandatory for the approval of biotechnology products and provides for the grant of a single marketing authorization that is valid in all European Union member states. There can be no assurance that the chosen regulatory strategy will secure regulatory approval on a timely basis or at all.

While we intend to market our products outside the United States in compliance with our respective license agreements, we have not made any applications with non-U.S. authorities and have no timeline for such applications or marketing.

Research and Development

We have built an internal and external research and development organization that includes expertise in discovery research, preclinical development, product formulation, analytical and medicinal chemistry, manufacturing, clinical development and regulatory and quality assurance. We engage third parties on a limited basis to conduct portions of our preclinical research; however, we are not substantially dependent upon any third parties for our preclinical research nor do any of these third parties conduct a major portion of our preclinical research. Research and development expenses were $2,861,231 and $2,737,688 during the years ended December 31, 2014 and 2013, respectively.

Employees

As of December 31, 2015, we had a total of 25 employees, of which 24 are full-time employees and 1 is part-time. We believe our relationships with our employees are satisfactory. None of our employees is represented by a labor union. We anticipate that we will need to identify, attract, train and retain other highly skilled personnel to pursue our development program. Hiring for such personnel is competitive, and there can be no assurance that we will be able to retain our key employees or attract, assimilate or retain the qualified personnel necessary for the development of our business.

Legal Proceedings

There are currently no pending legal proceedings against the Company or its subsidiaries.

Our Common Stock Listing and Holders

Market Information

Our common stock has traded on the NASDAQ Capital Market under the symbol “HTBX” since July 29, 2013. Prior to that time, there was no public market for our common stock.  The following table states the range of the high and low sales prices of our common stock for each quarter during the year ended December 31, 2015 and the year ended December 31, 2014, respectively. These quotations represent inter-dealer prices, without retail mark-up, markdown, or commission, and may not represent actual transactions. The last price of our common stock as reported on the NASDAQ on January 20, 2016 was $2.14 per share.

	High	Low
YEAR ENDED DECEMBER 31, 2014

First Quarter	$9.29	$6.09
Second Quarter	$6.80	$3.95
Third Quarter	$6.98	$3.81
Fourth Quarter	$7.31	$3.89

YEAR ENDED DECEMBER 31, 2015

First Quarter	$8.30	$3.99
Second Quarter	$8.35	$5.73
Third Quarter	$6.58	$3.42
Fourth Quarter	$4.50	$1.84

Equity Compensation Plan Information

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2014.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2009 Equity Incentive Plan	581,842	$4.17	5,620
2014 Equity Incentive Plan	436,748	$6.21	63,252
Equity compensation plans not approved by security holders	—	—	—
Total	1,018,590	$5.04	68,872

Subsequent to year-end, we issued Anil Goyal, Taylor Schreiber and Jeff Wolf options exercisable for 12,500, 10,000, and 12,500 shares vesting pro rata on a monthly basis over four years as part of their 2014 bonus.

Holders

As of January 20, 2016, we had 8,424,641 shares of common stock outstanding held by approximately 29 holders of record.

MANAGEMENT AND BOARD OF DIRECTORS

Board of Directors

Our business and affairs are organized under the direction of our board of directors, or our Board, which currently consists of six members. The primary responsibilities of our board are to provide oversight, strategic guidance, counseling and direction to our management. Our Board meets on a regular basis and additionally as necessary.

Executive Officers and Board of Directors

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Directors, Executive Officers and Corporate Governance

Below is certain information regarding our directors and executive officers.

Name	Age	Position	Served as an Officer or Director Since
Jeffrey Wolf	52	Chairman, Chief Executive Officer and Director	2008
Timothy Creech	55	Chief Financial Officer	2015
Anil K. Goyal Ph.D.	51	Vice President of Business Development	2013
Melissa Price Ph.D.	42	Vice President of Product Development	2013
Taylor Schreiber	36	Chief Scientific Officer	2014
John Monahan, Ph.D.	69	Director	2009
Paul Belsky, MD	58	Director	2009
Michael Kharitonov, Ph.D.	52	Director	2009
Edward B. Smith	40	Director	2009
Louis C. Bock	50	Director	2013

Jeffrey Wolf, Chairman and Chief Executive Officer

Mr. Wolf founded Heat Biologics in August, 2008.  Mr. Wolf served from June 1997 to March 2011 as managing director at Seed-One Ventures, LLC a venture firm focused on launching and growing exceptional healthcare companies from the ground up. Since founding Seed-One, Mr. Wolf has founded and run several biomedical companies. Mr. Wolf’s start-ups include Avigen, a gene therapy company where he was a co-founder and director; TyRx Pharma, a company focused on the development of bio-compatible polymers where he was a co-founder and Chairman; EluSys Therapeutics, a company focused on the development of a novel technology to remove blood-borne pathogens where he was a co-founder, Chairman and Chief Executive Officer; and GenerationOne, a company focused on mobile-based collaborative care, where he was the founder, Chairman and Chief Executive Officer. Mr. Wolf received his M.B.A. from Stanford Business School, his J.D. from New York University School of Law and his B.A. from the University of Chicago, where he graduated with honors in Economics. Mr. Wolf serves as a director of several Seed-One portfolio companies and serves as a director of Synthetic Biologics, Inc., a biotechnology company focused on the development of novel anti-infective biologic and drug candidates targeting specific pathogens that cause serious infections and other diseases.

We selected Mr. Wolf to serve on our Board as our chairman because he brings to the board extensive knowledge of the pharmaceutical and biotechnology industries. Having served in senior corporate positions in several biomedical companies, he has a vast knowledge of the industry and brings to the board significant executive leadership and operational experience. His business experience provides him with a broad understanding of the operational, financial and strategic issues facing public companies and his service on other public company boards provides him with extensive corporate governance knowledge.

Timothy Creech, Chief Financial Officer

Mr. Creech joined Heat Biologics in November 2015 as Chief Financial Officer.  Prior to joining Heat, Mr. Creech served as Acting Chief Financial Officer of Salix Pharmaceutical, Inc., a publicly-held specialty pharmaceutical company acquired by Valeant for $11 billion in April 2015.  Before his appointment as Acting Chief Financial Officer for Salix, Mr. Creech held several financial leadership positions at Salix over the last seven years including Senior Vice President, Finance and Administrative Services.  Before joining Salix in 2007, Mr. Creech served as Vice President of Finance and Chief Accounting Officer at Voyager Pharmaceutical Corporation, a privately held biotechnology company.  Mr. Creech also previously spent seven years at Trimeris, Inc., a publicly-listed biotechnology company engaged in the discovery and development of novel therapeutic agents, serving in the role of Vice President of Finance, and Principal Accounting Officer and Secretary.

Mr. Creech is a certified public accountant (CPA).  He received a MBA from the Fuqua School of Business at Duke University and a B.S. in business administration and accounting from the University of North Carolina at Chapel Hill.

Anil Goyal, Ph.D., Vice President of Business Development

Dr. Goyal joined Heat Biologics in December 2013 as Vice President of Business Development of the Company. Prior to joining Heat Biologics, Dr. Goyal served as President and Chief Executive Officer of Qualiber, Inc., a company which he co-founded, from April 2010 until December 2013 and Managing Director of OpenDoors Group, LLC, a company he founded, from August 2008 until December 2013. From January 2009 until January 2010, Dr. Goyal served as the Vice President of Business Development at Optherion, Inc. and from January 2003 until January 2008 he served as Vice President of Business Development of Serenex, Inc., an oncology company that was acquired by Pfizer. Prior thereto, he served in various key management and development positions at Millennium Pharmaceuticals, Genome Therapeutics Corporation and Merck & Co.

Melissa Price, Ph.D., Vice President of Product Development

Dr. Price is responsible for coordinating the clinical development and operational efforts at Heat Biologics. Prior to joining Heat Biologics, Inc., Dr. Price served in various positions at INC Research including Vice President of Global FSP Solutions at INC Research from February 2012 until October 2013 and Executive Director, Strategic Alliance Management from January 2010 until February 2012. From June 2009 until January 2010, Dr. Price served as the Senior Director, Drug Development Partnerships at Novaquest, a Quintiles Company. Prior thereto, from 2006 until 2009 she served in various positions at INC Research and Attenuon. Dr. Price received her Ph.D. in Organic Chemistry from Yale University.

Taylor H. Schreiber, M.D., Ph.D., Chief Scientific Officer

Dr. Schreiber joined Heat Biologics in March 2014 initially as Vice President of Research and Development and in July 2015 was appointed Chief Scientific Officer, leading Heat's preclinical drug development and scientific operations.  As a cancer biologist and drug development scientist, Dr. Schreiber possesses over 15 years of laboratory experience in the discovery of novel therapeutic immuno-oncology compounds.  He is the co-inventor of significant elements of Heat’s ImPACT™ and ComPACT immunotherapy platforms as well as a co-inventor of TNFRSF25 agonist technologies.  Dr. Schreiber received his Ph.D. from the Sheila and David Fuente Program in cancer biology as well as his M.D. at the University of Miami Miller School of Medicine.  In addition, he completed his post-doctoral fellowship with the original inventor of Heat’s ImPACT technology platform, Eckhard R. Podack, M.D., Ph.D., studying the immunobiology of TNFRSF25.  Dr. Schreiber has authored over 25 peer-reviewed tumor immunology and heat shock protein-based cancer immunotherapy publications.  In 2011, he was nominated as a Future Leader in Cancer Research by the American Association for Cancer Research.

Paul Belsky, M.D., Director

Dr. Belsky has served on our Board since November 2009. Dr. Belsky has been a partner at Concorde Medical Group, LLC since June of 1998. Dr. Belsky served as a scientific advisor to Elusys Therapeutics, Sensatex, GenerationOne and TyRx Pharma. Dr. Belsky has extensive expertise in the clinical practice of internal medicine and cardiovascular diseases, and was formerly on the clinical academic faculty at Weill College of Medicine, Cornell University. He is a fellow of the American College of Cardiology and the American College of Chest Physicians, is a member of the American College of Physicians, and a Clinical Assistant Professor of Medicine at New York University School of Medicine. Dr. Belsky received his M.D. from the University of California at San Francisco, and his AB in Biology from Brown University, where he was elected Phi Beta Kappa.

We selected Dr. Belsky to serve on our Board because he brings to the board extensive knowledge of the medical industry. His medical background aids in the understanding of the detailed science behind our intellectual property.

Louis C Bock, Director

Louis C. Bock was a Managing Director of Scale Venture Partners, a venture capital firm, until June 2014. Mr. Bock joined Scale Venture Partners in September 1997 from Gilead Sciences, Inc., a biopharmaceutical company where he worked from September 1989 to September 1997. Prior to Gilead, he was a research associate at Genentech, Inc. from November 1987 to September 1989. He currently serves as a director of the following publicly traded companies: Orexigen Therapeutics, Inc., for which he also serves as a member of the Audit and Nominating and Governance committees, and Zogenix, Inc., for which he also serves as a member of the Audit, Compensation and Nominating and Governance committees. In addition, Mr. Bock serves on the board of directors of the following privately-held companies: Molecular Templates, CardioKinetix and Powervision and also serves on the board of directors of Arizona Technology Enterprises, LLC, a non-profit organization. Mr. Bock is responsible for Scale Venture Partners’ investment in Seattle Genetics, Inc. In the past five years, Mr. Bock has also served as a member of the boards of directors of the following publicly traded companies: diaDexus Inc and Horizon Pharma, Inc. Mr. Bock received his B.S. in Biology from California State University, Chico and an M.B.A. from California State University, San Francisco.

We selected Mr. Bock to serve on our Board because of his extensive clinical and leadership experience in the biotechnology and biopharmaceuticals industries, including experience in research, project management, business development and sales from his time at Gilead. His membership on other companies’ boards of directors, including positions on other audit and nominating/corporate governance committees provides him with extensive corporate governance knowledge and insight into issues faced by companies similar to ours.

Michael Kharitonov, Ph.D., Director

Dr. Kharitonov is a high technology entrepreneur and computer scientist whose areas of expertise include advanced computer and communication technologies and quantitative finance. Dr. Kharitonov is a founder and CEO of Voleon Capital Management LP, an investment management firm. Dr. Kharitonov was a co-founder and former Chairman and CEO of Netli Inc., a successful Silicon Valley startup that pioneered the development of Application Delivery Networks. Under Dr. Kharitonov’s leadership Netli raised over $20 million in venture financing from a number of Silicon Valley’s best known venture capital firms. In 2007 Netli was acquired by Akamai Technologies (NASDAQ: AKAM). Dr. Kharitonov also served as a Vice President of D. E. Shaw and Co., an investment firm known as one of the most quantitatively advanced and computerized securities trading firms in the world. Dr. Kharitonov holds a Ph.D. degree from the Department of Computer Science at Stanford University. At Stanford he was awarded a Hertz Fellowship and was a winner of several scholarly awards. He also holds a B.A. in Computer Science and Mathematics with highest honors from University of California at Berkeley.

We selected Dr. Kharitonov to serve on our Board because he brings a strong start-up and finance background to the Company, and adds significant strategic, business and financial experience. His prior successful management experience and fundraisings provides him with a broad understanding issues faced by growing companies and of the financial markets and the financing opportunities available to us.

John Monahan, Ph.D., Director

Dr. Monahan is currently the Chief Technology Officer of Synthetic Biologics, Inc., a biotechnology company focused on the development of synthetic DNA-based therapeutics and innovative disease-modifying medicines for serious illnesses. Dr. Monahan Co-Founded Avigen Inc. (NASDAQ:AVGN) in 1992, a company which has become a leader in its sector for the development of novel pharmaceutical products for the treatment of serious human diseases. Over a 12 year period as CEO of Avigen he raised over $235M in several private and public financings including its IPO. From 1989-1992, he was VP of R&D at Somatix Therapy Corp., Alameda, CA and from 1985-1989 he was Director of Molecular & Cell Biology at Triton Biosciences Inc., Alameda, CA. Prior to that from 1982-1985, he was Research Group Chief, Department of Molecular Genetics, Hoffmann-LaRoche, Inc. Nutley, NJ, and from 1975 to 1977 he was an Instructor at Baylor College of Medicine, Houston TX. He received his Ph.D. in Biochemistry in 1974 from McMaster University, Canada and his B.Sc. from University College Dublin, Ireland in 1969. Dr. Monahan is a board member of Tacere Therapeutics, CA. He is also a board member of a number of Irish biotech companies including Genable, Cellix, Luxcel, Identigen, Pharmatrin and GK Technologies.

We selected Dr. Monahan to serve on our Board because he brings to the board extensive knowledge of the pharmaceutical and biologics industry. Having served in senior corporate positions in many medical companies he has a vast knowledge of the industry.

Edward B. Smith, Director

Since January 2015, Mr. Smith has been the Chief Executive Officer of Z Trim Holdings Inc. (“Z Trim”) (OTC:ZTHO), a manufacturer of environmentally friendly agricultural functional ingredients and has been a board member of Z Trim since 2009.  Since January 1, 2015, Mr. Smith has also been Managing Member of Aristar Capital Management, LLC, a New York-based investment firm founded in 2015.  From April 2005 through December 2014 Mr. Smith served as the Managing Partner of Brightline Capital Management, LLC (“BCM”), a New York-based investment firm founded in 2005. Prior to founding BCM, Mr. Smith worked at Gracie Capital from 2004-2005, GTCR Golder Rauner from 1999-2001 and Credit Suisse First Boston from 1997-1999. Mr. Smith holds a Bachelor of Arts in Social Studies from Harvard College and a Masters in Business Administration from Harvard Business School. He is currently a Director of Z Trim Holdings Inc. (OTC: ZTHO), a manufacturer of environmentally friendly agricultural functional ingredients.

We selected Mr. Smith to serve on our Board because he brings a strong business background to the Company, and adds significant strategic, business and financial experience. Mr. Smith’s business background provides him with a broad understanding of the issues facing us, the financial markets and the financing opportunities available to us. His service on other public company boards provides him with extensive corporate governance knowledge and insight into issues faced by companies similar to ours.

Board Composition and Election of Directors

Our board of directors consists of six members: Messrs. Belsky, Bock, Kharitonov, Monahan, Smith and Wolf. Our board of directors has undertaken a review of its composition and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that each of Messrs. Belsky, Bock, Kharitonov, Monahan and Smith is “independent” under the applicable rules of the SEC and NASDAQ and that Mr. Wolf is not “independent” as defined under the such rules. In making such determination, our board of directors considered the relationship that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his independence, including the beneficial ownership of our capital stock by each non-employee director. Mr. Wolf is not an independent director under these rules because he is our President and Chief Executive Officer.

Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The following table shows the directors who are currently members or Chairman of each of these committees.

Board Members	Audit Committee	Compensation Committee	Nominating and Governance Committee
Jeff Wolf	–	–	–
Paul Belsky	–	Member	Member
Louis Bock	Chairman	–	–
John Monahan	Member	Chairman	–
Edward Smith	Member		Chairman
Michael Kharitonov	–	Member	Member

Audit Committee

Dr. Monahan, Mr. Smith, and Mr. Bock currently serve as members of the Audit Committee. The Board has determined that Mr. Bock, Mr. Smith and Dr. Monahan are each “independent” in accordance with the NASDAQ definition of independence and each is a “financial expert”, as defined by the SEC regulations, and each has the related financial management expertise within the meaning of the NASDAQ rules.

The primary purpose of the Audit Committee is to act on behalf of the Board of Directors in its oversight of all material aspects of our accounting and financial reporting processes, internal controls and audit functions, including our compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Pursuant to its charter, our Audit Committee reviews on an on-going basis for potential conflicts of interest, and approves if appropriate, all our “Related Party Transactions.”  For purposes of the Audit Committee Charter, “Related Party Transactions” shall mean those transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.  In addition, the Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s independent registered public accounting firm, the scope of the annual audits, fees to be paid to the independent registered public accounting firm, the performance of the Company’s independent registered public accounting firm and the accounting practices of the Company and the Company’s internal controls and legal compliance functions. The Committee also reviews, prior to publication, our quarterly earnings releases and our reports to the Securities and Exchange Commission on Forms 10-K and 10-Q. The formal report of the Audit Committee for fiscal year 2014 is set forth below under Proposal 2 under the caption “Audit Committee Report.” The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on the Company’s website at www.heatbio.com.  The charter describes the nature and scope of responsibilities of the Audit Committee.

Compensation Committee

Our Compensation Committee is comprised of Dr. Belsky, Dr. Kharitonov and Dr. Monahan, each of whom is deemed to be independent in accordance with the NASDAQ definition of independence.  This Committee determines, approves, and reports to the Board of Directors on all elements of compensation of our executive officers. The Compensation Committee also has the power to prescribe, amend, and rescind rules relating to our stock incentive plans, to recommend the grant of options and other awards under the stock incentive plans, and to interpret the stock incentive plans.

The Compensation Committee operates under a formal charter that governs its duties and standards of performance. A copy of the charter is available on our website at www.heatbio.com.

Our Compensation Committee annually reviews the compensation program for our Chief Executive Officer and other members of senior management and then makes recommendations to the full board for determination. In each case, the Committee takes into account the results achieved by the executive, his or her future potential, and his or her scope of responsibilities and experience. During our fiscal year ended December 31, 2014, the committee evaluated the performance of our executives and considered the compensation levels and equity programs at comparable companies and related industries and the analysis of its outside consultant before it made its compensation recommendations to the full board, including recommendations regarding salary increases, awards of cash bonuses and awards of stock options.

The Committee administers our stock plan, including review and recommendation of long-term incentive compensation for each executive, director and employee, including grants of stock options. The Committee believes that this long-term incentive compensation aligns the interests of our executives with those of our stockholders and furthers executive retention.

The Committee also reviews and recommends to the Board of Directors appropriate director compensation programs for service as directors, committee chairs and committee members.

Nominating and Corporate Governance Committee

The Nominating and Governance Committee is comprised of Dr. Belsky, Dr. Kharitonov and Mr. Smith.

The functions performed by the Nominating and Governance Committee include:

•

recommending to the Board of Directors, individuals for appointment or election as directors;

•

recommending to the Board of Directors individuals for appointment to vacancies on any committee of the Board of Directors;

•

recommending to the Board of Directors regarding any changes to the size of the Board of Directors or any committee;

•

reporting to the Board of Directors on a regular basis; and

•

performing any other duties or responsibilities expressly delegated to the committee by the Board of Directors relating to board or committee members.

The Nominating and Governance Committee operates under a formal charter that governs its duties and standards of performance. A copy of the charter is available on our website at www.heatbio.com.

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s strategy, finances and operations, as well as the risks associated with each. The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting, internal controls and legal and regulatory compliance. The Audit Committee undertakes, at least annually, a review to evaluate these risks. The members then meet separately with management responsible for such area, including the Company’s Chief Financial Officer, and report to the Audit Committee on any matters identified during such discussions with management. In addition, the Compensation Committee considers risks related to the attraction and retention of talent as well as risks relating to the design of compensation programs and arrangements. In addition, the Nominating and Governance Committee manages risks associated with the independence of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. The full Board considers strategic risks and opportunities and regularly receives detailed reports from the committees regarding risk oversight in their respective areas of responsibility.

Code of Conduct

The Board of Directors has adopted a Code of Conduct that applies to the Company’s directors, executives (including its Chief Executive Officer and Chief Financial Officer) and employees. The Code is posted on the Company’s website at www.heatbio.com.

Our Chief Executive Officer also serves as our Chairman of the Board. Our Board does not have a lead independent director. Our board of directors has determined its leadership structure was appropriate and effective for us given our stage of development.

2015 Director Compensation

Compensation of Directors

The following table sets forth information for the fiscal year ended December 31, 2015 regarding the compensation of our directors who at December 31, 2015 were not also named executive officers.

Name	Fees Earned or Paid in Cash	Option Awards	Other Compensation	Total
Paul Belsky, MD	$43,750	$—	$—	$43,750
Louis Bock	$40,000	$—	$—	$40,000
Michael Kharitonov, Ph.D.	$46,250	$—	$—	$46,250
John Monahan, Ph.D.	$46,250	$—	$—	$46,250
Edward Smith	$43,750	$—	$—	$43,750

As of December 31, 2015, the following table sets forth the number of aggregate outstanding option awards held by each of our directors who were not also named executive officers:

Name	Aggregate Number of Option Awards
Paul Belsky, MD	33,441
Louis Bock	28,223
Michael Kharitonov, Ph.D.	41,050
John Monahan, Ph.D.	41,050
Edward Smith	33,441

Our Compensation Committee conducted an evaluation of the compensation of the members of our board of directors.  In order to aid its decision- making, the Compensation Committee considered the compensation practices and the competitive market for directors at companies with which we compete for personnel and an independent compensation advisor was retained to conduct a study of our peer group compensation. Based substantially upon the results of the study, commencing January 2016, directors who are not employees receive an annual cash fee of $35,000 as well as a cash fee of $8,000 for service on the Audit Committee and 5,000 for service on each of the Compensation and Nominating Committees.  In addition, the Chairman of each of the Audit, Compensation and Nominating Committees will each receive an additional $12,500, $8,500 and $7,000, respectively. In addition, on January 11, 2016, each director who is not an employee was granted an option exercisable for shares of common stock (having a value of $45,000) vesting on the one year anniversary of the date of grant.  Each nonemployee director also received an option grant on the date of the 2014 Annual Meeting of Stockholders having a value of $25,000 on such date, which for 2014 resulted in the issuance of options exercisable for 6,483 shares of common stock to each non-employee director. During 2014 and 2015, directors who were not employees received an annual cash fee of $25,000 as well as a cash fee of $5,000 for each committee on which they serve and the Chairman of the Audit and Compensation Committees receive an additional $2,000. Upon election to the Board, each non-employee director receives a grant of stock options exercisable for 21,740 shares of common stock vesting over four years having an exercise price equal to the fair market value of the common stock on the date of the grant.  Each nonemployee director also received an option grant on the date of the 2014 Annual Meeting of Stockholders having a value of $25,000 on such date, which for 2014 resulted in the issuance of options exercisable for 6,483 shares of common stock to each non-employee director.

EXECUTIVE COMPENSATION

Set forth below is the compensation paid or accrued to our executive officers during the years ended December 31, 2015 and December 31, 2014 that exceeded $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Options	Other (1)	Total
Jeffrey Wolf	2015	$395,000	—	$47,513	—	$442,513
Chairman and CEO	2014	$381,893	$127,500(2)	$346,600	$12,108	$868,101

Tim Creech	2015	$285,000	—	$144,627	—	$429,627
Chief Financial Officer

Stephen J. DiPalma	2015	$13,798	—	—	—	$13,798
Interim Chief Financial Officer (3)

Matt Czajkowski	2015	$168,000	—	—	—	$168,000
Former Chief Financial Officer (4)	2014	$162,500	$40,500(2)	$73,300	—	$276,300

Anil Goyal	2015	$255,000	—	$47,513	—	$302,513
Vice President of Business Development	2014	$219,975	$49,500(2)	$257,880	—	$527,355

Melissa Price	2015	$250,000	—	—	—	$250,000
Vice President of Product Development(5)	2014	$210,000	$47,250(2)	$43,870	—	$301,120

Taylor Schreiber	2015	$300,000	—	$187,390	—	$487,390
Chief Scientific Officer(6)	2014	$174,411	$39,483(2)	$191,300	$2,567	$407,761

———————

(1)

Represents payment for health insurance.

(2)

This bonus was accrued in 2014 and paid in 2015.

(3)

Mr. DiPalma served on a part time basis as our Chief Financial Officer until the appointment of Mr. Creech effective November 30, 2015.

(4)

Mr. Czajkowski resigned as our Chief Financial Officer effective March 15, 2015, includes $45,000 severance.

(5)

On July 23, 2015, Dr. Price was appointed our Vice President of Product Development.

(6)

On July 23, 2015, Dr. Schreiber was appointed our Chief Scientific Officer.

The chart above does not include the year-end cash bonuses paid to each of Mr. Wolf, Dr. Schreiber, Dr. Price and Dr. Goyal in January 2016 in the amount of $177,750, $95,202, $75,000 and $51,000 and the grant of options exercisable for 94,048, 57,567, 51,587 and 21,587 shares of common stock issued to each of Mr. Wolf, Dr. Schreiber, Dr. Price and Dr. Goyal in January 2016.

Outstanding Equity Awards at Fiscal Year-End (December 31, 2015)

Name and Principal Position	Number of securities underlying unexercised options/ exercisable	Number of securities underlying unexercised options/ unexercisable	Option exercise price	Option expiration date
Jeffrey Wolf	10,965(1)	—	$2.30	12/18/2019
Chairman and CEO	108,696(1)	—	$0.71	4/7/2016
	50,000(2)	50,000	$8.62	6/11/2024
	3,125(3)	9,375	$4.53	1/12/2025

Tim Creech	2,916	67,084	$3.10	11/30/2025
Chief Financial Officer(4)

Matt Czajkowski	36,227	—	$8.81	5/15/2023
Former Chief Financial Officer(5)	5,208	—	$8.62	1/17/2024

Anil Goyal	20,000(6)	20,000	$7.58	12/16/2023
Vice President of Business Development	3,125(7)	9,375	$4.53	1/12/2025

Melissa Price	28,125(8)	21,875	$12.57	10/1/2023
Vice President of Product Development	2,916(9)	7,084	$5.30	10/15/2024

Taylor Schreiber	22,914(10)	27,086	$4.57	6/11/2024
Chief Scientific Officer	2,500(11)	7,500	$4.53	1/12/2025
	3,645(12)	31,355	$6.03	7/22/2025

———————

(1)

All shares are fully vested as of December 31, 2013.

(2)

Issued on June 11, 2014, these options vest over a two year period and will be fully vested in January 2016.

(3)

Issued on January 12, 2015 these options vest over a four year period and will be fully vested in December 2018.

(4)

On November 30, 2015, Mr. Creech was appointed our Chief Financial Officer and was issued these options which vest over a 48 month period and will be fully vested in October 2019.

(5)

Mr. Czajkowski resigned as our Chief Financial Officer effective March 15, 2015. Mr. Czajkowski has 36,227 vested option which are exercisable up to the ten year anniversary date of grant, May 15, 2023 and 5,208 vested options which are exercisable up to the ten year anniversary of the date of grant, January 17, 2024.

(6)

Issued on December 16, 2013, these shares vest over a 48 month period and will be fully vested in December 2017.

(7)

Issued on January 12, 2015 these options vest over a four year period and will be fully vested in December 2018.

(8)

Issued on October 1, 2013, these shares vest over a 48 month period and will be fully vested in September 2017.

(9)

Issued on October 15, 2014, these shares vest over a 48 month period and will be fully vested in October 2018.

(10)

Issued on June 11, 2014, these shares vest over a 46 month period and will be fully vested in February 2018.

(11)

Issued on January 12, 2015 these options vest over a four year period and will be fully vested in December 2018.

(12)

Issued on July 23, 2015, these options vest over a four year period and will be fully vested in July 2019.

The chart above does not include the grant of options exercisable for 94,048, 57,567, 51,587 and 21,587 shares of common stock issued to each of Mr. Wolf, Dr. Schreiber, Dr. Price and Dr. Goyal in January 2016.

Employment Agreements

On December 18, 2009, we entered into an employment agreement with Jeffrey Wolf to act as our Chief Executive Officer, which was amended on November 22, 2011, and further amended on each of January 20, 2014 and January 11, 2016. Mr. Wolf receives an annual base salary of $405,000 per year.  He also may receive, at the sole discretion of the board, an additional cash performance-based bonuses equal to up to 50% of his then outstanding base salary at the end of each year and a discretionary equity award. Upon execution of the agreement, Mr. Wolf was issued options exercisable for 119,661 shares of our common stock. In addition, he is to receive certain options to purchase 2% of our fully diluted equity at an exercise price equal to the then current market price if our stock is traded on a nationally recognized exchange or NASDAQ and our market capitalization is at least $250 million for at least 5 days. In January 2014, in accordance with the terms of his amended employment agreement, Mr. Wolf was also granted options exercisable for 100,000 shares of common stock, vesting annually pro rata over a two-year period of time, subject to approval of the stockholders of the 2014 Equity Incentive Plan. The decision to amend Mr. Wolf’s Employment Agreement to effect an upward adjustment in his compensation was substantially based on the Compensation Committee’s review of competitive market information, including the study conducted by the compensation advisor.  The competitive market information and peer group study results indicated that the overall compensation of our CEO was below market, in fact it was below the 25th percentile of the peer group, and that following the upward adjustment it remains below but closer to the 25th percentile of the peer group.

If Mr. Wolf’s employment contract is terminated for death or disability (as defined in the agreement), he (or his estate in the event of death) will receive six months severance. If Mr. Wolf’s employment is terminated by us other than for cause, he will receive 12 months severance. In addition, if Mr. Wolf’s employment is terminated by us other than for cause all Restricted Shares, common stock and options to purchase common stock that would have vested shall immediately vest. Mr. Wolf will not be entitled to any additional severance in the event he is terminated for cause or voluntarily resigns. Under his employment agreement, Mr. Wolf has also agreed to non-competition provisions.

Effective November 30, 2015, we appointed Timothy Creech as our Chief Financial Officer. In connection with his appointment, Mr. Creech entered into a four-year employment agreement with us (the “Creech Employment Agreement”), which was amended on January 11, 2016. Pursuant to the Creech Employment Agreement, Mr. Creech receives an annual base salary of $285,000 and will be eligible for a discretionary cash performance bonus payment of thirty five percent (35%) of his base salary and a discretionary equity award.  Additionally Mr. Creech was granted an option to purchase 70,000 shares of our common stock with an exercise price equal to the Company’s per share market price on the date of issue.  These options vest pro rata, on a monthly basis, over forty-eight months. The Creech Employment Agreement also includes confidentiality obligations and inventions assignments by Mr. Creech. If Mr. Creech’s employment is terminated for any reason, he or his estate as the case may be, will be entitled to receive the accrued base salary, vacation pay, expense reimbursement and any other entitlements accrued by him to the extent not previously paid (the “Accrued Obligations”); provided, however, that if  his employment is terminated (1) by us without Just Cause (as defined in the Creech Employment Agreement) or (2) by Mr. Creech for Good Reason (as defined in the Creech Employment Agreement) then in addition to paying the Accrued Obligations: (x) we shall continue to pay his then current base salary for a period of six months; (y) he shall receive a pro-rated amount of the annual bonus which he would have received during the year without the occurrence of such termination at 100% of the targeted amount. If there is a Change of Control (as defined in our Amended and Restated 2014 Stock Incentive Plan) during the term of the Employment Agreement and at such time Mr. Creech has been employed by us for (i) less than five (5) months then fifty percent (50%) of the options granted to Mr. Creech will immediately vest, (ii) at least five (5) months but less than ten (10) months, then seventy five percent (75%) of the option granted to Mr. Creech will immediately vest; or (iii) at least ten (10) months, then the entire option will immediately vest.

Effective March 3, 2014, we appointed Taylor Schreiber, M.D., Ph.D., as our Vice President of Research and Development and effective July 23, 2015, Dr. Schreiber was appointed our Chief Scientific Officer. In connection with his appointment, Dr. Schreiber entered into a four-year employment agreement with us, which was amended January 12, 2015 and further amended on July 23, 2015 and January 11, 2016.  Pursuant to the employment agreement, Dr. Schreiber receives an annual base salary of $300,000 and will be eligible for discretionary performance bonus payments.  Additionally, on June 11, 2014, the date that our stockholders approved our 2014 Stock Incentive Plan, we granted Dr. Schreiber an option to purchase 50,000 shares of our common stock with an exercise price equal to our per share market price on the date of issue ($4.57). These options will vest pro rata, on a monthly basis, over 48 months, with a certain percentage vesting immediately upon grant. Dr. Schreiber was also eligible to receive, on the one year anniversary of his employment, an option to purchase 10,000 additional shares of our common stock if certain milestones were attained and such option was issued on January 11, 2015. The employment agreement also includes confidentiality obligations and inventions assignments by Dr. Schreiber.  If Dr. Schreiber’s employment is terminated for any reason, he or his estate as the case may be, will be entitled to receive the Accrued Obligations accrued by him to the extent not previously paid (the “Accrued Obligations”); provided, however, that if his employment is terminated (1) by the Company without Just Cause (as defined in the Employment Agreement), or (2) by Dr. Schreiber for Good Reason (as defined in the Employment Agreement) then in addition to paying the Accrued Obligations, (x) the Company shall continue to pay his then current base salary for a period of four months; (y) he shall receive a pro-rated amount of the annual bonus which he would have received during the year without the occurrence of such termination and (z) he will have the right to exercise any vested options until the earlier of the expiration of the severance or the expiration of the term of the option.

Effective December 16, 2013, we appointed Anil K. Goyal, Ph.D. as our Vice President of Business Development. In connection with his appointment, Dr. Goyal entered into a four-year employment agreement with us (the “Goyal Employment Agreement”), which was amended January 12, 2015 and further amended on January 11, 2016.  Pursuant to the Goyal Employment Agreement, Dr. Goyal receives an annual base salary of $255,000 and will be eligible for discretionary performance bonus payments.  Additionally, Dr. Goyal was granted an option to purchase 40,000 shares of our common stock with an exercise price equal to the Company’s per share market price on the date of issue. These options vest pro rata, on a monthly basis, over 48 months.  Dr. Goyal was also eligible to receive, on the one year anniversary of his employment, an option to purchase 12,500 shares of our common stock if certain milestones were attained and such option was issued on January 12, 2015. The Goyal Employment Agreement also includes confidentiality obligations and inventions assignments by Dr. Goyal. If Dr. Goyal’s employment is terminated for any reason, he or his estate as the case may be, will be entitled to receive the accrued base salary, vacation pay, expense reimbursement and any other entitlements accrued by him to the extent not previously paid (the “Accrued Obligations”); provided, however, that if  his employment is terminated (1) by us without Just Cause (as defined in the Goyal Employment Agreement) or (2) by Dr. Goyal for Good Reason (as defined in the Goyal Employment Agreement) then in addition to paying the Accrued Obligations: (x) we shall continue to pay his then current base salary for a period of four months; (y) he shall receive a pro-rated amount of the annual bonus which he would have received during the year without the occurrence of such termination; and (z) he will have the right to exercise any vested options and any options that would have vested in the next four months until the earlier of the expiration of the severance or the expiration of the term of the option.

Effective October 1, 2013, we appointed Melissa Price, Ph.D. as our Vice President of Clinical and Regulatory Affairs.  In connection with her appointment, Dr. Price entered into a four-year employment agreement with us (the “Price Employment Agreement”), which was amended on January 20, 2014 and further amended on January 12, 2015, July 23, 2015 and January 11, 2016.  On July 23, 2015, Dr. Price was appointed our Vice President of Product Development.  Pursuant to the Price Employment Agreement, Dr. Price receives an annual base salary of $250,000 and will be eligible for discretionary performance bonus payments. Additionally, Dr. Price was granted an option to purchase 50,000 shares of our common stock with an exercise price equal to our per share market price on the date of issue. These options vest pro rata, on a monthly basis, over 48 months. Dr. Price was also eligible to receive, an option to purchase 10,000 shares of our common stock if certain agreed to milestones were attained and such option was issued in October 2014. The Price Employment Agreement also includes confidentiality obligations and inventions assignments by Dr. Price.  If Dr. Price’s employment is terminated for any reason, she or her estate as the case may be, will be entitled to receive the Accrued Obligations accrued by her to the extent not previously paid; provided, however, that if her employment is terminated (1) by us without Just Cause (as defined in the Price Employment Agreement) or by Dr. Price for Good Reason (as defined in the Price Employment Agreement) then in addition to paying the Accrued Obligations, (x) we shall continue to pay her then current base salary for a period of four months; (y) she shall receive a pro-rated amount of the annual bonus which she would have received during the year without the occurrence of such termination and (z) she will have the right to exercise any vested options and any options that would have vested in the next four months until the earlier of the expiration of the severance or the expiration of the term of the option.

On March 9, 2015, we entered into a consulting agreement (the “Consulting Agreement”) with Danforth Advisors, LLC (“Danforth”), for finance, accounting and administrative functions, including interim chief financial officer services provided by Mr. Stephen J. DiPalma. We will pay Danforth an agreed upon hourly rate for such services and will reimburse Danforth for expenses. The Consulting Agreement continued until December 31, 2015.

On May 15, 2013, we entered into an employment agreement with Matthew E. Czajkowski to act as our Chief Financial Officer, which was amended on January 20, 2014 and further amended on May 1, 2014. Mr. Czajkowski received an annual base salary of $180,000 per year for his provision of services to us for 80% of his professional time. In addition, Mr. Czajkowski was eligible to receive, at the sole discretion of the board, additional performance-based bonuses equal to up to 50% of this then outstanding base salary at the end of each year. Mr. Czajkowski’s employment contract provided for three month’s severance pay upon termination not for cause (as defined in the agreement) and accelerated vesting of all options that would have vested within one year of such termination. The agreement also provided for payments in the event of death and disability. On March 9, 2015, we entered into a severance agreement with Mr. Czajkowski effective as of March 15, 2015. In accordance with the terms of the severance agreement, Mr. Czajkowski resigned as our Chief Financial Officer effective as of March 15, 2015, and we paid Mr. Czajkowski all accrued and unpaid base salary and an expense reimbursement in addition to $45,000.  Mr. Czajkowski has the ability to exercise all stock options issued to him that vested prior to the date of resignation in accordance with the terms of his employment agreement at any time prior to the ten year anniversary of the date of grant and any unvested options at the time of resignation were immediately vested and are exercisable for 90 days after March 15, 2015. The severance agreement also contained additional provisions that are customary for agreements of this type, including confidentiality, non-competition and non-solicitation provisions.

DESCRIPTION OF OUR SECURITIES

General

The following is a summary of the rights of our common stock and related provisions of our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws.

We are authorized to issue 50,000,000 shares of common stock, par value $0.0002 per share, of which 8,424,641 shares are outstanding and 10,000,000 shares of Preferred Stock, par value $.0001 per share, of which 112,500 shares are designated Series 1 Preferred Stock, 2,000,000 shares are designated Series A Preferred Stock, 4,100,000 are designated as Series B-1 Preferred Stock and 2,000,000 are designated Series B-2 Preferred Stock. There are currently no shares of Preferred Stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the shareholders. Subject to preferences that may be applicable to any outstanding shares of Preferred Stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefore. If we liquidate, dissolve or wind up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of Preferred Stock. Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable. Except as otherwise required by Delaware law, all stockholder action, other than the election of directors, is taken by the vote of a majority of the outstanding shares of common stock voting as a single class present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy. The election of directors by our stockholders, is determined by a plurality of the votes cast by the stockholders entitled to vote at any meeting held for such purposes at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy.

Reverse Stock Split

On May 29, 2013, we effected a 1-for-2.3 reverse stock split. Upon the effectiveness of the reverse stock split, every 2.3 shares of outstanding common stock decreased to one share of common stock. Similarly, the number of shares of common stock into which each outstanding option and warrant to purchase common stock is exercisable decreased on a 1-for-2.3 basis and the exercise price of each outstanding option and warrant to purchase common stock increased proportionately. In addition, the applicable conversion price of the Preferred Stock that was outstanding at such time was proportionately increased to adjust for the stock split resulting in a proportionate decrease in the number of shares that were issued upon conversion of the Preferred Stock upon the closing of our initial public offering.

Unless otherwise indicated, all references to share numbers in this prospectus filed as part of this registration statement reflect the effects of this reverse stock split.

Outstanding Common Stock Warrants

On March 10, 2011, we issued warrants to purchase 32,610 shares of common stock to non-employee placement agents in consideration for a private equity placement transaction, of which 17,392 remain outstanding. The warrants have an exercise price of $0.48 per share and expire 10 years from the issuance date.

In connection with our initial public offering, we issued warrants to the underwriters for 125,000 shares of common stock issuable at $12.50 per share upon exercise. The warrants have a five-year life and expire on July 23, 2018. In addition, the warrants provide for registration rights upon request, in certain cases. The holders of the warrants were granted demand registration rights for a period of five years from the effective date of the offering and piggyback registration rights for a period of seven years from the effective date of the offering The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Stock Option Plans

In January, 2014, the Board adopted, and on June 11, 2014 at our 2014 Annual Meeting of Stockholders our stockholders approved our 2014 Stock Incentive Plan (the “2014 Plan”) under which we are authorized to grant 500,000 awards in the form of options, restricted stock, restricted stock units and other stock based awards.  In 2009, our Board adopted and our stockholders approved our 2009 Stock Incentive Plan (the “2009 Plan”) under which we are authorized to grant 869,565 awards in the form of options, restricted stock, restricted stock units and other stock based awards. As of January   , 2016: (1) 858,892 awards had been granted under the 2014 Plan, of which 3,750 were exercised, and 183,959 were canceled and there were 425,067 shares of Common Stock available for grant under the 2014 Plan, and (2) 860,270 awards had been granted under the 2009 Plan, of which 188,719 were exercised, and 118,446 were canceled and there were 27,835 shares of Common Stock available for grant under the 2009 Plan.

In March 2015, our Compensation Committee recommended and our Board of Directors adopted, subject to stockholder approval at the 2015 Annual Meeting, an amendment to the 2014 Plan to increase by 600,000 shares the aggregate number of shares of our Common Stock that may be delivered pursuant to awards granted during the life of the 2014 Plan, which would allow us to grant up to 1,100,000 awards under the 2014 Plan, as amended.

Potential Anti-Takeover Effects

Certain provisions set forth in our Third Amended and Restated Certificate of Incorporation, as amended, in our bylaws and in Delaware law, which are summarized below, may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Blank Check Preferred Stock. Our Certificate of Incorporation and bylaws contain provisions that permit us to issue, without any further vote or action by the stockholders, up to 10,000,000 shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers, if any, of the shares of the series, and the preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called only by the chairman or by our board. Stockholders are not permitted to call a special meeting of stockholders, to require that the board call such a special meeting, or to require that our board request the calling of a special meeting of stockholders.

While the foregoing provisions of our certificate of incorporation, bylaws and Delaware law may have an anti-takeover effect, these provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of directors and in the policies formulated by the Board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. In that regard, these provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Delaware Takeover Statute

In general, Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation that is a public company from engaging in any “business combination” (as defined below) with any “interested stockholder” (defined generally as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with such entity or person) for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the Board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the Board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the Delaware General Corporation Law defines “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of ten percent or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Listing of Common Stock

Our common stock is currently listed on the NASDAQ Capital Market under the trading symbol “HTBX.”

Transfer Agent

We have retained Continental Stock Transfer & Trust Company as our transfer agent. They are located at 17 Battery Place, 8th floor, New York, New York 10004. Their telephone number is (212) 509-4000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of January 15, 2016, or as otherwise set forth below, with respect to the beneficial ownership of our common stock (i) all persons know to us to be the beneficial owners of more than 5% of the outstanding shares of our common stock, (ii) each of our directors and our executive officer named in the Summary Compensation Table, and (iii) all of our directors and our executive officer as a group. As of January 15, 2016 we had 8,424,641 shares of common stock outstanding.  Unless otherwise indicated the mailing address of each of the stockholders below is c/o Heat Biologics, Inc., 801 Capitola Drive, Bay 12, Durham, North Carolina 27713. Except as otherwise indicated, and subject to applicable community property laws, except to the extent authority is shared by both spouses under applicable law, the Company believes the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

Name of Beneficial Owner	Common Stock	Shares subject to Options (1)	Total Number of Shares Beneficially Owned	Percentage Ownership
Executive Officers & Directors
Paul Belsky, M.D. (Director)	47,190	33,441	80,631	1.0%
Louis Bock (Director)	—	20,068	20,068	*
Timothy Creech (Chief Financial Officer)	—	5,834	5,834	*
Anil Goyal, Ph.D. (Vice President of Business Development)	—	26,920	26,920	*
Michael Kharitonov, Ph.D. (Director)(2)	49,960	41,050	91,010	1.1%
John Monahan, Ph.D. (Director)	1,211	41,050	42,261	*
Melissa Price, Ph.D. Vice President of Product Development (3)	692	37,807	38,499	*
Taylor Schreiber, M.D., PhD Chief Scientific Officer(4)	39,132	36,824	75,956	*
Edward Smith (Director)(5)	697,303	33,441	730,744	8.6%
Jeffrey Wolf (Director, CEO, Treasurer & Secretary)(6)	1,237,396	229,184	1,466,580	16.9%
Matthew Czajkowski (Former Chief Financial Officer)	—	41,435	41,435	*
Stephen DiPalma (Former Chief Financial Officer)	—	—	—
All Executive Officers & Directors, as a group (11 persons)	2,072,884	547,054	2,619,938	29.2%

5% Stockholders(1)
Aristar Capital Management, LLC(5)			697,303	8.3%
Orion Holdings V, LLC (6)			695,653	8.3%
Seed-One Holdings VI, LLC(6)			536,862	6.4%
FW Heat Biologics, LLC(7)			453,673	5.4%
Franklin Resources, Inc. (8)			1,433,300	17.0%

————————

*less than 1%

(1)

Represents shares subject to options which are vested and exercisable within 60 days of January 15, 2016.

(2)

Includes 49,960 shares of common stock held by Dr. Kharitonov. Dr. Kharitonov disclaims beneficial ownership of these shares except to the extent of any pecuniary interest (as defined in Rule 16a–1(a)(2) promulgated under the Exchange Act) that he may have in Sunrise Equity, LLC.

(3)

The 692 shares of common stock are held in custodial accounts in the names of Dr. Price’s children, of which Dr. Price disclaims beneficial ownership except to the extent of any pecuniary interest (as defined in Rule 16a–1(a)(2) promulgated under the Exchange Act) that she may have.

(4)

Dr. Schreiber and an entity controlled by Dr. Schreiber have been issued an aggregate of 39,132 shares of common stock that are included in the number of shares beneficially owned by Dr. Schreiber.

(5)

Information obtained from a Schedule 13D/A filed on January 8, 2015 with the Securities and Exchange Commission filed on behalf of Aristar Capital Management, LLC of which Mr. Smith disclaims beneficial ownership of 697,303 shares of common stock, except to the extent of any pecuniary interest (as defined in Rule 16a–1(a)(2) promulgated under the Exchange Act) that he may have in such entities.

(6)

Includes 695,653 shares of common stock held by Orion Holdings V, LLC and 536,862 shares of common stock held by Seed-One Holdings VI, LLC, entities for which Mr. Wolf serves as the managing member. Mr. Wolf is deemed to beneficially own the shares held by such entities as in his role as the managing member he has the control over the voting and disposition of any shares held by these entities. Includes 3,660 shares purchased May 2014 and 1,221 shares converted from Series B, does not include 86,957 shares of common stock beneficially owned by Mr. Wolf’s children’s trust of which Mr. Wolf is not the trustee. Mr. Wolf disclaims beneficial ownership of these shares except to the extent of any pecuniary interest (as defined in Rule 16a–1(a)(2) promulgated under the Exchange Act) that he may have in such entities. In addition, if our Company is traded on a recognized national exchange or NASDAQ while Mr. Wolf is employed by us and the market capitalization of our Company is in excess of $250 million for at least five consecutive trading days, then Mr. Wolf will be entitled to receive an additional stock option equal to 2% of the then outstanding shares of our common stock, at an exercise price equal to the then current market price as determined in good faith by the board.

(7)

Information obtained from a Schedule 13G filed February 12, 2014 with the Securities and Exchange Commission filed on behalf of (i) FW Heat Investors, L.P. (the “Fund”), a Delaware limited partnership, (ii) FW Heat Genpar, LLC (the “General Partner”), a Delaware limited liability company, as the general partner to the Fund, and (iii) Jay H. Hebert, as the sole member of the General Partner (“Hebert” and, together with the Fund and the General Partner, the “Reporting Persons”). All 453,673 shares of Common Stock are held by the Fund. The mailing address of FW Heat Investors L.P is 201 Main Street, Fort Worth, Texas 76102.

(8)

Information obtained from a Schedule 13G/A filed with the Securities and Exchange Commission on April 10, 2015. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of Franklin Resources, Inc. (“FRI”) and are the principal stockholders of FRI. Franklin Advisor, Inc. a management subsidiary of FRI is also deemed to be a beneficial owner of the common stock owned by FRI. The address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, California 94403-1906.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS; DIRECTOR INDEPENDENCE

Related-Party Transaction Policy

Pursuant to our charter, our Audit Committee shall review on an on-going basis for potential conflicts of interest, and approve if appropriate, all our “Related Party Transactions” as required by of NASDAQ Rule 4350(h). For purposes of the Audit Committee Charter, “Related Party Transactions” shall mean those transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

The following is a summary of transactions since January 1, 2014 to which we have been a party in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at the end of the most recently completed fiscal year and in which any of our executive officers, directors or beneficial holders of more than five percent of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section entitled “Management—Non-Employee Director Compensation” and “Management—Executive Compensation.”

On January 11, 2016, our named executive officers were awarded the following 2015 year-end bonus compensation: Jeffrey A. Wolf, our Chief Executive Officer, was granted options to purchase 94,048 shares of our common stock and received a cash bonus in the amount of $177,500; Dr. Goyal was granted options to purchase 21,587 shares of our common stock and received a cash bonus in the amount of $51,000; Dr. Price was granted options to purchase 51,587 shares of our common stock and  received a cash bonus in the amount of $75,000; and Dr. Schreiber was granted options to purchase 57,567 shares of our common stock and received a cash bonus in the amount of $95,202.  The stock options granted have an exercise price of $2.47 per share, which is the closing price of our common stock on the grant date (January 11, 2016), vest pro rata, on a monthly basis, over a four (4) year period and expire ten (10) years from the date of the grant, unless terminated earlier.

On January 11, 2016 our nonexecutive directors were granted options to purchase 23,810 shares of our common stock. The stock options granted have an exercise price of $2.47, which is the closing price of our common stock on the grant date (January 11, 2016), vest on January 11, 2017 and expire ten (10) years from the date of the grant, unless terminated earlier.

On July 23, 2015, we issued an additional 35,000 options to Dr. Schreiber vesting monthly on a pro rata basis over a four-year period.

On March 9, 2015, we entered into a severance agreement with Mr. Czajkowski effective as of March 15, 2015. In accordance with the terms of the severance agreement, Mr. Czajkowski resigned as our Chief Financial Officer effective as of March 15, 2015, and we paid Mr. Czajkowski all accrued and unpaid base salary and an expense reimbursement in addition to $45,000.  Mr. Czajkowski has the ability to exercise all stock options issued to him that vested prior to the date of resignation in accordance with the terms of his employment agreement at any time prior to the ten-year anniversary of the date of grant and any unvested options at the time of resignation were immediately vested and are exercisable for 90 days after March 15, 2015. The severance agreement also contained additional provisions that are customary for agreements of this type, including confidentiality, non-competition and non-solicitation provisions.

On January 12, 2015,  our named executive officers were awarded the following 2014 year-end bonus compensation: Jeffrey A. Wolf, our Chief Executive Officer, was granted options to purchase 12,500 shares of our common stock and received a cash bonus in the amount of $127,500; Dr. Goyal was granted options to purchase 12,500 shares of our common stock and received a cash bonus in the amount of $49,500; Dr. Price received a cash bonus in the amount of $47,250; and Dr. Schreiber was granted options to purchase 10,000 shares of our common stock and received a cash bonus in the amount of $39,483.  The stock options granted have an exercise price of $4.53, which is the closing price of the Common Stock on the grant date (January 12, 2015), vest pro rata, on a monthly basis, over a four (4) year period and expire ten (10) years from the date of the grant, unless terminated earlier.

UNDERWRITING

We have entered into an underwriting agreement with Roth Capital Partners, LLC, acting as the representative of the several underwriters named below, with respect to the shares of common stock subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the number of shares of common stock provided below opposite their respective names.

Underwriters	Number of Shares
Roth Capital Partners, LLC

Total

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale.  The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions.  The underwriters are obligated to take and pay for all of the shares of common stock if any such shares are taken.  However, the underwriters are not required to take or pay for the shares of common stock covered by the underwriters’ over-allotment option described below.

Over-Allotment Option

We have granted the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of        additional shares of common stock to cover over-allotments, if any, at the public offering price set forth on the cover page of this prospectus, less the underwriting discount.  The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of common stock offered by this prospectus.  If the underwriters exercise this option, each underwriter will be obligated, subject to certain conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above for which the option has been exercised.

Discount, Commissions and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $         per share.  The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $     per share to certain brokers and dealers.  After this offering, the initial public offering price, concession and reallowance to dealers may be changed by the representative.  No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.  The shares of common stock are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.  The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the underwriting discount payable to the underwriters by us in connection with this offering.  Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase additional shares.

	Per Share	Total Without Exercise of Over-Allotment Option	Total With Exercise of Over-Allotment Option
Public offering price	$	$	$
Underwriting discount	$	$	$

We have agreed to reimburse the underwriters for certain out-of-pocket expenses not to exceed $60,000 in the aggregate without our consent which shall not be unreasonably withheld.  We estimate that expenses payable by us in connection with this offering, including reimbursement of the underwriters out-of-pocket expenses, but excluding the underwriting discount referred to above, will be approximately $      .

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-up Agreements

We, our officers, directors and certain of our stockholders have agreed, subject to limited exceptions, for a period of 90 days after the date of the underwriting agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representative.  The representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•

Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of shares of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriters and any selling group members may engage in passive market making transactions in our common stock on The NASDAQ Stock Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates.  Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other

From time to time, certain of the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.  In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans.

Except for services provided in connection with this offering, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

NOTICE TO INVESTORS

Notice to Investors in the United Kingdom

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus [supplement and the related prospectus] may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any such securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)

to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)

by the underwriter to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d)

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of these securities shall result in a requirement for the publication by the issuer or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any such securities to be offered so as to enable an investor to decide to purchase any such securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented, warranted and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of any of the securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)

it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

European Economic Area

In particular, this document does not constitute an approved prospectus in accordance with European Commission’s Regulation on Prospectuses no. 809/2004 and no such prospectus is to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (being the Directive of the European Parliament and of the Council 2003/71/EC and including any relevant implementing measure in each Relevant Member State) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

•

to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in the last annual or consolidated accounts; or

•

in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. For these purposes the shares offered hereby are “securities.”

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Gracin & Marlow, LLP, New York, New York. Lowenstein Sandler LLP, New York, New York, is acting as counsel to the underwriters in this offering.

EXPERTS

The consolidated financial statements as of December 31, 2014 and 2013 and for each of the two years in the period ended December 31, 2014 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read and copy all or any portion of the registration statement without charge at the public reference room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the Securities and Exchange Commission at prescribed rates from the public reference room of the Securities and Exchange Commission at such address. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. In addition, registration statements and certain other filings made with the Securities and Exchange Commission electronically are publicly available through the Securities and Exchange Commission’s website at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the Securities and Exchange Commission. You may also read all or any portion of the registration statement on our website at www.heatbio.com. The information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

We are subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, are required to file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the Securities and Exchange Commission. You will be able to inspect and copy such periodic reports, proxy statements and other information at the Securities and Exchange Commission’s public reference room, the website of the Securities and Exchange Commission referred to above, and our website referred to above.

INDEX TO FINANCIAL STATEMENTS

Heat Biologics, Inc. and Subsidiaries

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Heat Biologics, Inc.

Durham, North Carolina 27713

We have audited the accompanying consolidated balance sheets of Heat Biologics, Inc. as of December 31, 2014 and 2013 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Heat Biologics, Inc. at December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

BDO USA, LLP

Raleigh, North Carolina

March 27, 2015

HEAT BIOLOGICS, INC.

Consolidated Balance Sheets

	December 31,
	2014	2013
Current Assets
Cash and cash equivalents	$3,714,304	$4,566,992
Investments, held to maturity (net)	10,698,982	17,297,165
Prepaid expenses and other current assets	863,227	1,066,638
Total Current Assets	15,276,513	22,930,795

Property and Equipment, net	445,534	53,753

Other Assets
Restricted cash	101,129	1,252
Deposits	19,798	9,320
Related party receivable	48,642	24,946
Deferred financing costs, net	24,554	—
Total Other Assets	194,123	35,518

Total Assets	$15,916,170	$23,020,066

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$1,367,426	$651,917
Accrued expenses and other payables	805,968	503,050
Accrued interest	—	25,364
Current portion of long term debt	397,465	—
Total Current Liabilities	2,570,859	1,180,331

Long Term Liabilities
Long term debt, net of discount and current portion	2,314,124	—
Stock warrants liability	—	122,590
Total Liabilities	4,884,983	1,302,921

Commitments and Contingencies – see Note 15

Stockholders' Equity
Common stock, $.0002 par value; 50,000,000 shares authorized, 6,492,622 and 6,375,426 issued and outstanding at December 31, 2014 and 2013, respectively	982	961
Additional paid in capital	35,894,823	34,337,591
Accumulated deficit	(24,135,447)	(12,346,630)
Total Stockholders' Equity - Less Non-Controlling Interest	11,760,358	21,991,922
Non-Controlling Interest	(729,171)	(274,777)
Total Stockholders' Equity – Heat Biologics, Inc.	11,031,187	21,717,145

Total Liabilities and Stockholders' Equity	$15,916,170	$23,020,066

See Notes to Consolidated Financial Statements

HEAT BIOLOGICS INC.

Consolidated Statements of Operations

	Years ended,
	December 31,
	2014	2013
Operating expenses:
Research and development	$2,861,231	$2,737,688
Clinical and regulatory	5,348,091	1,397,157
General and administrative	3,977,605	2,429,796
Total operating expenses	12,186,927	6,564,641

Loss from operations	(12,186,927)	(6,564,641)

Interest income	40,570	10,068
Other (expense) income	(23,500)	23,828
Interest expense	(73,354)	(79,119)
Total non-operating income (expense)	(56,284)	(45,223)

Net loss	(12,243,211)	(6,609,864)
Net loss - non-controlling interest	(454,394)	(198,516)
Beneficial conversion charge	—	(2,300,000)
Preferred stock dividend	—	(361,668)
Net loss attributable to common stockholders	$(11,788,817)	$(9,073,016)

Net loss per share attributable to common stockholders - basic and diluted	$(1.83)	$(2.42)

Weighted number of common shares used in net loss attributable to common stockholders - basic and diluted	6,454,866	3,747,357

See Notes to Consolidated Financial Statements

HEAT BIOLOGICS INC.

Consolidated Statements of Stockholders’ Equity

								Total
	Preferred Stock			Common		Accumulated	Non-Controlling	Stockholders
	Series 1	Series A	Series B	Stock	APIC	Deficit	Interest	Equity
Balance at December 31, 2012	$11	$186	$—	$405	$4,495,832	$(5,935,282)	$(76,261)	$(1,515,109)
Preferred Stock Issued:
March 25, 2013, 1,891,419 shares at $2.67 per share	—	—	189	—	5,049,901	—	—	5,050,090
Common Stock Issued:
Preferred Series 1 Converted to Common Stock, July 29, 2013, 49,960	(11)	—	—	—	11	—	—	—
Preferred Series A Converted to Common Stock, July 29, 2013, 810,057	—	(186)	—	—	186	—	—	—
Preferred Series B Converted to Common Stock, July 29, 2013, 836,666	—	—	(189)	—	189	—	—	—
Common Stock Issued:
Initial public offering, 2,700,000 shares, net of underwriting discounts	—	—	—	540	25,110,000	—	—	25,110,540
Exercise of stock options, 80,706 shares	—	—	—	16	54,026	—	—	54,042
Vesting of restricted stock, 2,899 shares	—	—	—	—	—	—	—	—
Preferred Stock Dividend, July 29, 2013, 36,167 shares	—	—	—	—	—	—	—	—
Stock based compensation	—	—	—	—	571,924	—	—	571,924
Stock issuance costs	—	—	—	—	(944,478)	—	—	(944,478)
Net loss	—	—	—	—	—	(6,411,348)	(198,516)	(6,609,864)
Balance at December 31, 2013	$—	$—	$—	$961	$34,337,591	$(12,346,630)	$(274,777)	$21,717,145

Exercise of stock options, 66,707 shares	—	—	—	13	37,923	—	—	37,936
Cashless exercise of options, 10,442 shares	—	—	—	—	—	—	—	—
Cashless exercise of warrants, 40,047 shares	—	—	—	8	452,866	—	—	452,874
Stock based compensation	—	—	—	—	1,066,443	—	—	1,066,443
Net loss	—	—	—	—	—	(11,788,817)	(454,394)	(12,243,211)
Balance at December 31, 2014	$—	$—	$—	$982	$35,894,823	$(24,135,447)	$(729,171)	$11,031,187

See Notes to Consolidated Financial Statements

HEAT BIOLOGICS, INC.

Consolidated Statements of Cash Flows

	Years ended
	December 31,
	2014	2013
Cash Flows from Operating Activities
Net loss	$(12,243,211)	$(6,609,864)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	66,895	6,348
Amortization of debt issuance costs	37,556	28,229
Amortization of bond premium	173,204	50,781
Re-measurement of fair value of stock warrant liability	7,263	30,440
Stock based compensation	1,066,443	571,924
Increase (decrease) in cash arising from changes in assets and liabilities:
Related party receivable	(23,696)	(15,375)
Prepaid expenses and other current assets	203,411	(1,008,202)
Restricted cash	(99,877)	24,962
Deposits	(10,478)	—
Accounts payable	715,509	146,446
Accrued expenses and other payables	302,918	373,842
Accrued interest	(25,364)	11,601
Net Cash Used by Operating Activities	(9,829,427)	(6,388,868)

Cash Flows from Investing Activities
Proceeds from maturities of short-term investments	18,623,826	—
Purchases of short term investments	(12,198,847)	(17,347,946)
Purchase of property and equipment	(458,676)	(49,319)
Net Cash Provided by (Used in) Investing Activities	5,966,303	(17,397,265)

Cash Flows from Financing Activities
Proceeds from initial public offering, net of underwriting discounts	—	25,110,000
Proceeds from long term debt, net	2,972,500	—
Borrowings on notes payable	—	200,000
Payments on notes payable	—	(925,000)
Issuance of convertible notes payable, net of issuance costs	—	(197,099)
Issuance of common stock	—	540
Proceeds from the exercise of stock options	37,936	54,042
Issuance of series B-1 preferred stock	—	5,050,090
Stock issuance costs	—	(944,478)
Net Cash Provided by Financing Activities	3,010,436	28,348,095

Net (Decrease) Increase in Cash and Cash Equivalents	(852,688)	4,561,962
Cash and Cash Equivalents - Beginning of Period	4,566,992	5,030
Cash and Cash Equivalents - End of Period	$3,714,304	$4,566,992

Supplemental Disclosure for Cash Flow Information
Interest paid	$32,025	$60,922

Supplemental Schedule of Noncash Investing and Financing Activities
Beneficial conversion charge	$—	$2,300,000
Non-cash conversion of preferred stock into common stock	$—	$386
Preferred conversion of preferred stock into common stock	$—	$361,668
Cashless exercise of stock warrants	$452,874	$—
Issuance of warrants	$323,021	$—

See Notes to Consolidated Financial Statements

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.

Organization

Heat Biologics, Inc. (“Heat” or “the Company”), was incorporated in 2008 pursuant to the laws of the state of Delaware. Heat Biologics, Inc. is a development stage company focused on the development and commercialization of ImPact™ Therapy, a platform technology that offers a novel approach to treating cancer and other diseases by using live, modified cell lines to activate the immune system against specific defined targets. Heat is currently in Phase II clinical trials with its first drug for patients with advanced non-small cell lung cancer.  During 2010 and part of 2011, Heat was headquartered in Miami Beach, Florida. In July 2011, Heat moved its headquarters to Chapel Hill, North Carolina. In May 2014, Heat moved its headquarters and established a lab facility in Durham, North Carolina.

Heat owns 92.5% interest in its subsidiary, Heat Biologics I, Inc. On May 30, 2012, Heat formed two-wholly owned subsidiaries, Heat Biologics III, Inc. (“Heat III”) and Heat Biologics, IV, Inc. (“Heat IV”). Heat formed Heat Biologics GmbH (Heat GmbH), a wholly-owned limited liability company, organized in Germany on September 11, 2012. Heat also formed Heat Biologics Australia Pty LTD, a wholly-owned proprietary company, registered in Australia on March 14, 2014.

Heat’s product candidates require clinical trials and approvals from regulatory agencies, as well as acceptance in the marketplace. Part of Heat’s strategy is to develop and commercialize some of its product candidates by continuing existing arrangements with academic and corporate collaborators and licensees and by entering into new collaborations.

2.

Summary of Significant Accounting Policies

Basis of Accounting

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of Heat Biologics, Inc. and its subsidiaries, Heat Biologics I, Inc. (“Heat I”) Heat Biologics III, Inc. (“Heat III”), Heat Biologics IV, Inc. (“Heat IV”), Heat Biologics GmbH and Heat Biologics Australia Pty Ltd. All significant intercompany accounts and transactions have been eliminated in consolidation. At December 31, 2014 and 2013, Heat held a 92.5% controlling interest in Heat I and accounts for its less than 100% interest in the consolidated financial statements in accordance with U.S. GAAP. Accordingly, the Company presents non-controlling interests as a component of stockholders’ equity  on its consolidated balance sheets and reports non-controlling interest net loss under the heading “net loss – non-controlling interest” in the consolidated statements of operations.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Estimates are used for, but not limited to, useful lives of fixed assets, income taxes and stock-based compensation. Actual results may differ from those estimates.

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Cash and Cash Equivalents and Restricted Cash

The Company considers all cash and other highly liquid investments with initial maturities from the date of purchase of three months or less to be cash and cash equivalents. The Company had a restricted cash balance of $101,129 and $1,252 at December 31, 2014 and 2013, respectively. The United States Patent and Trade Office (“USPTO”) requires the Company to maintain an account with a minimum of $1,000 to be used to pay fees associated with new trademarks of the Company and one of the Company’s lenders required a minimum $100,000 cash balance to be maintained with the lending bank to secure the Company credit card during 2014.

Concentration of Credit Risk

At times, cash balances may exceed the Federal Deposit Insurance Corporation (“FDIC”) insurable limits. The Company has never experienced any losses related to these balances. As of December 31, 2014 and 2013, cash amounts in excess of $250,000 were not fully insured. The uninsured cash balance as of December 31, 2014 was $3,704,026. The Company does not believe it is exposed to significant credit risk on cash and cash equivalents.

Deferred Financing Costs, net

Deferred financing costs, net include the costs incurred to obtain financing and are amortized using the straight-line method, which approximates the effective interest method, over the life of the related debt. Deferred financing costs, net are included in the accompanying consolidated balance sheets net of amortization.

Property and Equipment

Property and equipment are stated at cost and are capitalized if the cost exceeds $500. Depreciation is calculated using the straight-line method and is based on estimated useful lives of five years for lab equipment and computer equipment, and seven years for furniture and fixtures.

Stock Warrants Liability

In 2012 and 2013, the Company issued warrants exercisable for a total of 20,549 shares of common stock. The freestanding warrants for the Company’s common stock were recognized as a liability and recorded at fair value in all periods prior to exercise. Upon the cashless exercise of these warrants in January and February 2014, the sum of the fair value of the exercised warrants were credited to additional paid in capital and the liability was eliminated.

In connection with the Square 1 Bank Loan (“Loan”), in August 2014, the Company issued Square 1 Bank a warrant, exercisable for 52,695 shares of the Company’s common stock at an exercise price of $4.27. In accordance with ASC 480-10, Distinguishing Liabilities from Equity, the freestanding warrant for the Company’s common stock was recognized as a liability and recorded at fair value in all periods prior to exercise. The warrant liability was re-measured to fair value prior to reclassification to additional paid in capital upon its exercise.  The initial fair value of the warrant of $323,021 was recorded as a liability and a discount to notes payable and is being amortized to interest expense over the term of the note. In September 2014, the warrants were exercised via a cashless exercise into 17,664 shares of the Company’s common stock.

The fair value of the warrants was calculated using the Black-Scholes option pricing model with the following assumptions:

	December 31,
	2014	2013

Risk-free interest rate	2.23-2.46%	2.75%
Expected volatility	73.0-100%	71.6-71.9%
Expected life (years)	7.8-10	7.96-8.6
Expected dividend yield	0%	0%

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The Company had no stock warrant liability as of December 31, 2014.

Beneficial Conversion Feature

When the Company issues an equity security that is convertible into common stock at a discount from the fair value of the common stock at the date the equity security counterparty is legally committed to purchase such a security (Commitment Date), a beneficial conversion charge is measured and recorded on the Commitment Date for the difference between the fair value of the Company’s common stock and the effective conversion price of the equity security. If the intrinsic value of the beneficial conversion feature is greater than the proceeds allocated to the equity security, the amount of the discount assigned to the beneficial conversion feature is limited to the amount of the proceeds allocated to the equity.

The amount allocated to the beneficial conversion feature is presented as an immediate charge to earnings available to common stockholders for convertible preferred stock instruments that are convertible by the stockholders at any time. In connection with the Company’s issuance of Series B-1 Preferred Stock during fiscal year 2013, the Company recorded a beneficial conversion charge of $2.3 million representing the difference between the effective conversion price of $6.14 and the fair value of the Company’s common stock as of the Commitment Date of $8.81.

Net Loss per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during each year. Fully diluted net loss per share is computed using the weighted average number of common shares and dilutive securities outstanding during each year. Dilutive securities having an anti-dilutive effect on diluted loss per share are excluded from the calculation.

Fair Value of Financial Instruments

The carrying amount of certain of the Company’s financial instruments, including cash and cash equivalents, prepaid expenses and other current assets, deposits, accounts payable and accrued expenses and other payables approximate fair value due to their short maturities. The carrying value of debt approximates fair value because the interest rate under the obligation approximates market rates of interest available to the Company for similar instruments.

As a basis for determining the fair value of certain of the Company’s financial instruments, the Company utilizes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level I – Observable inputs such as quoted prices in active markets for identical assets or liabilities.

Level II – Observable inputs, other than Level I prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level III – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value. The Company’s financial instruments that are measured at fair value on a recurring basis consist only of the stock warrants liability. The Company’s stock warrants liability was classified within Level III of the fair value hierarchy and as of December 31, 2014 and 2013.

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The change in the fair value of the Level III warrants liability is summarized below:

Fair value at December 31, 2012	$92,150
Change in fair value during the period	30,440
Fair value at December 31, 2013	122,590
Issuance of new warrants	323,021
Change in fair value during the period	7,263
Cashless exercise during the period	(452,874)
Fair value at December 31, 2014	$—

There were no assets or liabilities measured at fair value on a recurring basis as of December 31, 2014. The liabilities measured at fair value on a recurring basis as of December 31, 2013 are summarized below:

	December 31, 2013
	Identical Assets	Observable Inputs	Unobservable Inputs	Total December 31,
Description	(Level 1)	(Level 2)	(Level 3)	2013
Liabilities measured at fair value
Stock Warrant Liability	$—	$—	$(122,590)	$(122,590)

Total Liabilities measured at fair value	$—	$—	$(122,590)	$(122,590)

Marketing

Marketing costs are expensed as incurred. Marketing expense totaled $135,372 and $135,366 for the years ended December 31, 2014 and 2013, respectively.

Income Tax

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of assets and liabilities and their respective tax bases, operating loss carryforwards, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In accordance with FASB ASC 740, Accounting for Income Taxes, the Company reflects in the financial statements the benefit of positions taken in a previously filed tax return or expected to be taken in a future tax return only when it is considered ‘more-likely-than-not’ that the position taken will be sustained by a taxing authority. As of December 31, 2014 and 2013, the Company had no unrecognized income tax benefits and correspondingly there is no impact on the Company’s effective income tax rate associated with these items. The Company’s policy for recording interest and penalties relating to uncertain income tax positions is to record them as a component of income tax expense in the accompanying consolidated statements of operations. As of December 31, 2014 and 2013, the Company had no such accruals.

Stock-Based Compensation

The Company accounts for stock-based compensation arrangements with employees and non-employee directors using a fair value method which requires the recognition of compensation expense for costs related to all stock-based payments, including stock options. The fair value method requires the Company to estimate the fair value of stock-based payment awards on the date of grant using an option pricing model.

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Stock-based compensation costs are based on the fair value of the underlying option calculated using the Black-Scholes-Merton option pricing model on the date of grant for stock options and recognized as expense on a straight-line basis over the requisite service period, which is the vesting period. Determining the appropriate fair value model and related assumptions requires judgment, including estimating stock price volatility, forfeiture rates and expected term. The expected volatility rates are estimated based on the actual volatility of comparable public companies over the expected term. The expected term for the years ended December 31, 2014 and 2013 represents the average time that options are expected to be outstanding based on the mid-point between the vesting date and the end of the contractual term of the award. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company has not paid dividends and does not anticipate paying a cash dividend in the foreseeable future and, accordingly, uses an expected dividend yield of zero. The risk-free interest rate is based on the rate of U.S. Treasury securities with maturities consistent with the estimated expected term of the awards. The measurement of nonemployee share-based compensation is subject to periodic adjustments as the underlying equity instruments vest and is recognized as an expense over the period over which services are received.

Net loss attributable to non-controlling interests

Net loss attributable to non-controlling interests is the result of the Company's consolidation of subsidiaries of which it does not own 100%. The Company's net loss attributable to non-controlling interests relates to the University's ownership in Heat I, for the years ended December 31, 2014 and 2013.

Revenue Recognition

The Company recognizes government grants when there is reasonable assurance that they will comply with the conditions attached to the grants and the grants will be received. The grants are recognized using an income approach and grant revenue is recognized as the related expenses are incurred.

Research and Development

Research and development costs are expensed as incurred. The Company has acquired exclusive licensing rights to intellectual property to further its research and development. These costs are expensed as incurred. The Company also incurs intellectual property costs relating to the filing and application fees for patents which are owned by the universities with which the Company has license agreements. These costs are also expensed as research and development expense as incurred.

Impact of recently issued Accounting Standards:

In July 2014, the FASB issued Accounting Standards Update (“ASU”) ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The amendments in this ASU remove all incremental financial reporting requirements from U.S. GAAP for development stage entities, including the removal of Topic 915, Development Stage Entities, from the FASB Accounting Standards Codification™. A development stage entity is one that devotes substantially all of its efforts to establishing a new business and for which: (a) planned principal operations have not commenced; or (b) planned principal operations have commenced, but have produced no significant revenue. Current U.S. GAAP requires a development stage entity to present the same basic financial statements and apply the same recognition and measurement rules as established companies. In addition, U.S. GAAP requires a development stage entity to present inception-to-date information about income statement line items, cash flows, and equity transactions. For public business entities, the presentation and disclosure requirements in Topic 915 will no longer be required for the first annual period beginning after December 15, 2014. The revised consolidation standards are effective one year later, in annual periods beginning after December 15, 2015. Early adoption is permitted for financial statements that have not yet been issued or made available for issuance. The Company has elected to adopt the guidance as of June 30, 2014. The adoption did not impact the Company’s financial position or results of operations.

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). The amendments in ASU 2014-15 are intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Under GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, GAAP lacks guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. This update is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. We do not expect this ASU to have an impact on its consolidated financial statements.

In January 2015, the FASB issued ASU No. 2015-1, Income Statement - Extraordinary and Unusual Items. ASU 2015-01 will eliminate from U.S. GAAP the concept of extraordinary items and will no longer require an entity to separately classify, present, and disclose extraordinary events and transactions. ASU 2015-01 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015, and early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The Company does not believe the adoption of this guidance will have a material impact on its consolidated financial statements or related footnote disclosures.

3.

Investments

Investments in certain securities may be classified into three categories:

•

Held-to-maturity - Debt securities that the Company has the positive intent and ability to hold to maturity are reported at amortized cost.

•

Trading securities - Debt and equity securities that are bought and held principally for the purpose of selling in the near term are reported at fair value with unrealized gains and losses included in earnings.

•

Available-for-sale - Debt and equity securities not classified as either securities held-to-maturity or trading securities are reported at fair value with unrealized gains or losses excluded from earnings and reported as a separate component of stockholders’ equity.

The Company reassesses the appropriateness of the classification of its investments at the end of each reporting period. The Company has determined that its debt securities should be classified as held-to-maturity as of December 31, 2014 and 2013. This classification was based upon management’s determination that it has the positive intent and ability to hold the securities until their maturity dates, as the underlying cash invested in these securities is not required for current operations. Investments consist of short-term FDIC insured certificates of deposit, commercial paper rated A1/P1 or above and corporate notes and bonds rated A and above carried at amortized cost using the effective interest method.

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following summarizes information about short term investments at December 31, 2014 and 2013, respectively:

	Amortized Cost	Gross Unrealized Losses	Estimated Fair Value
2014
Certificates of deposit, commercial paper	$10,698,982	$2,209	$10,696,773

2013
Certificates of deposit, commercial paper	$17,297,165	$16,493	$17,280,672

As of December 31, 2014 and 2013, the estimated fair value of the investments was less than the amortized cost. Because management intends to hold the investments until their maturity dates, these unrealized losses were not recorded in the consolidated financial statements.

The maturities of held-to-maturity investments at December 31, 2014 and 2013, respectively were as follows:

	Less than 1 Year	Total
2014
Certificates of deposit, commercial paper	$10,698,982	$10,698,982

2013
Certificates of deposit, commercial paper	$17,297,165	$17,297,165

4.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method, over estimated useful lives, ranging generally from five to seven years. Expenditures for maintenance and repairs are charged to expense as incurred.

Property and equipment consisted of the following at:

	December 31,
	2014	2013

Furniture and fixtures	$50,391	$10,780
Computers	24,174	13,175
Lab equipment	447,423	39,357

Total	521,988	63,312
Accumulated depreciation	(76,454)	(9,559)

Property and equipment, net	$445,534	$53,753

Depreciation expense totaled $66,895 and $6,348 for the years ended December 31, 2014 and 2013, respectively.

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5.

Accrued Expenses

Accrued expenses consist of the following at:

	December 31,
	2014	2013

Compensation and related benefits	$519,092	$356,588
Patent fees	40,000	40,000
Deferred Rent	51,155	—
Accrued clinical trial expense	195,721	106,462
	$805,968	$503,050

6.

Debt Issuance Costs

During 2014, the Company recorded $323,021 to debt discount for the initial fair value of the warrant to purchase common stock and $27,500 to deferred financing costs related to third party fees paid in connection to the Square 1 Bank loan, which are amortized over the 42 months term of the loan.

Total amortization expense for the debt issuance costs was $37,556 and $28,229 during fiscal year 2014 and 2013, respectively.

7.

Convertible Notes Payable

On October 20, 2011, the Company entered into a convertible note agreement with a vendor for an amount up to $950,000. The note accrues 12% simple interest per annum beginning on the day of the first advance. The note is convertible into common or Series A preferred stock at the latest valuation. The type of security converted will depend on whether common or Series A preferred stock is issued as part of a successful future equity raise of at least $7.5 million at the qualified offering price. Unless earlier converted into equity, the note will be payable upon demand after the eighth anniversary of the execution date of the vendor agreement which occurs in October 2019. The agreement allows the vendor to treat unpaid invoices as advances of principal under the promissory note. The note payable balance of $197,099 was paid off in July 2013 and terminated.

8.

Notes Payable

On August 7, 2012, the Company entered into a loan and security agreement (“the Loan and Security Agreement”) with a bank. The terms of the agreement provide for a $1,000,000 term loan (“Tranche A”) to be available to the Company as of the date of the Loan and Security Agreement. The Tranche A term loan may be increased to $2,775,000 upon the Company receiving grant funding totaling at least $16,000,000. The Tranche A term loan accrues interest monthly at an interest rate of 3% plus Prime or 6% per annum, whichever is greater. The Tranche A term loan principal balance, along with any accrued interest, is to be paid in thirty-six equal monthly installments beginning September 7, 2013 and ending August 7, 2016. Additionally, the Loan and Security Agreement provides for a term loan in an aggregate principal amount not to exceed $225,000 (“Term Loan B”). Payments of 5% of the outstanding principal balance, plus accrued interest are each due on August 2013 and 2014, with the remaining principal balance, plus all accrued interest, due December 14, 2014. The term loan accrues interest monthly at 4.25% per annum. On August 27, 2013, the Company repaid the entire outstanding balance on the Tranche A term loan and the Term Loan B with the bank, in the amount of $725,000 and the loan agreement was terminated.

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

On January 10, 2013, the Company signed a Second Amendment to its Loan and Security Agreement which granted an extension of credit in the form of a Non-Formula Revolving Line (“the Non-Formula Line”) for an amount up to $200,000. This increase in credit was through a limited guaranty by an investor who secured the additional obligation by maintaining as collateral a money market account of a minimum of $200,000 with the bank. This guarantee was only for the amounts arising from the Non-Formula Line. It was the intention of both the investor and the Company that the Non-Formula Line was to be repaid within a reasonable time period after the successful raise of capital but no later than January 9, 2014, the maturity date of the Non-Formula Line. The payoff of the Non-Formula Line would release the investor of its obligation to the bank. The Company borrowed $200,000 on the Non-Formula Line in January 2013, and the entire balance was paid in April 2013.

In conjunction with the Loan and Security Agreement, the Company issued warrants to the bank to purchase 17,500 shares of Heat’s Series A Preferred Stock. The warrants were issued on August 7, 2012 with an initial exercise price of $4.83 per share and expire on August 7, 2022. The warrants converted from preferred stock warrants into 7,609 warrants to purchase common stock upon the completion of the initial public offering in July 2013 and the number of shares were adjusted for the 1-for-2.3 reverse stock split.  In February 2014, all 7,609 warrants were exercised in cashless transactions that resulted in the issuance of 3,072 shares of common stock.

In August 2014, the Company entered into a secured loan with Square 1 Bank (“Loan”). The Loan provides the Company with a term loan in the aggregate principal amount not to exceed $7,500,000 to be used to supplement working capital.  The Loan is available to the Company in four tranches:  $1,500,000 was made available to the Company on August 22, 2014 (“Tranche 1 Loan”), $1,500,000 became available to the Company upon its enrollment of its first patient in its the Phase 2 clinical trial for HS-110 (“Tranche 2 Loan ”), $2,250,000 will be available to the Company upon Square 1 Bank’s receipt or before June 30, 2015 of evidence satisfactory to it of the initiation and continuation of the ImPACT™ cell line for a third indication (“Tranche 3 Loan”) and $2,250,000 will be available to the Company upon Square 1 Bank’s receipt or before October 31, 2015 of evidence satisfactory to it of the full enrollment of our Phase 1/2 clinical trial for HS -410 (“Tranche 4 Loan”). As of December 31, 2014, the Company had drawn down $1,500,000 each under the Tranche 1 Loan and Tranche 2 Loan, totaling $3,000,000.

The Loan accrues interest monthly at an interest rate of 3.05% plus prime or 6.30 % per annum whichever is greater. The Tranche 1 Loan was payable as interest-only until December 31, 2014, upon which the Company drew down the Tranche 2 Loan, extending the interest-only until June 30, 2015. The Tranche 1 Loan is payable in monthly installments of principal plus accrued interest until February 22, 2018.   The Tranche 2 Loan is available prior to December 31, 2014 and is payable as interest-only prior to June 30, 2015 (unless the Company achieves the Tranche 3 milestone at which time the interest only period will be extended until October 31, 2015) and thereafter is payable in monthly installments of principal plus accrued interest until February 22, 2018. The Tranche 3 Loan is available until June 30, 2015 and is payable as interest-only prior to October 31, 2015 and thereafter is payable in monthly installments of principal plus accrued interest until February 22, 2018. The Tranche 4 Loan is available until October 31, 2015 and is payable in monthly installments of principal plus accrued interest until February 22, 2018.  As of December 31, 2014, the Company has made $0 in principal payments and $24,150 in interest payments on the outstanding loan. The agreement with Square 1 Bank sets forth various affirmative and negative covenants. The failure of the Company to comply with the covenants constitutes a default under the Loan. The covenants include the Company having at least two ongoing clinical trials at all times, the attainment of the funding conditions set forth in the agreement and covenants regarding financial reporting, limits on the Company’s cash burn, incurrence of indebtedness, permitted investments, encumbrances, distributions, investments and mergers and acquisitions. The Loan is also secured by a security interest in all of the Company’s personal property, excluding its intellectual property.

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

In connection with the Loan, in August 2014, the Company issued Square 1 Bank a warrant, exercisable for 52,695 shares of the Company’s common stock at an exercise price of $4.27. In accordance with ASC 480-10, Distinguishing Liabilities from Equity, the freestanding warrant for the Company’s common stock was recognized as a liability and recorded at fair value in all periods prior to exercise. The warrant liability was re-measured to fair value prior to reclassification to additional paid in capital upon its exercise.  The initial fair value of the warrant of $323,021 was recorded as a liability and a discount to notes payable and is being amortized to interest expense over the term of the Loan. In September 2014, the warrants were exercised via a cashless exercise into 17,664 shares of the Company’s common stock. The fair value of the warrants is shown as a debt discount and is netted against the outstanding loan balance in the consolidated balance sheets.

As of December 31, 2014 future principal payments under the Company’s notes payable agreement are as follows:

Years ending December 31,
2015	$397,465
2016	1,223,502
2017	1,223,502
2018	155,531
Total	$3,000,000

9.

License Agreements

On July 11, 2008, Heat entered into two agreements with The University of Miami (the “University”) to license, from the University, certain technology and processes in various stages of patent pursuit on an exclusive basis for use in its research and development and commercial activities (“License Agreement 03-31, 05-39” and “License Agreement 97-14”, or collectively “License Agreements”). Heat has the right to grant sublicenses under the License Agreements.

Heat is also responsible for all patent costs, past and future, associated with the preparation, filing, prosecution, issuance, and maintenance of United States patent applications. Heat is also required to make minimum royalty payments to the University under the terms of the License Agreements.

In connection with the License Agreements, Heat agreed to issue to the University 10% of all issued and outstanding common stock in each class and series on a fully-diluted basis together with rights to participate in future stock offerings.

In April 2009, Heat and the University agreed to amend the original License Agreements of July 11, 2008 to extend the terms of payments. For the additional consideration of $12,500 and additional stock of 2.5% of fully-dilutable shares issued and outstanding for each License Agreement, a revised extension date of August 11, 2009 was granted for all past due license fees and patent costs. Furthermore, the 10% original stock holdings were given assurance of anti-dilution protection until a “Qualified Investment” pursuant to this agreement. This anti-dilution protection has been distinguished with the subsequent agreement described below.

On June 26, 2009, Heat assigned all rights and obligations of License Agreement 97-14 to its subsidiary, Heat I. All previous stock ownership and rights of the University to participate in future stock offerings by Heat were mutually terminated. Heat I agreed to issue the University 5% of the subsidiary’s issued and outstanding common stock in each class and series on a fully-diluted basis, together with fully-dilutable common shares equal to 2.5% of the total number of shares in each class and series issued outstanding. As a result, the University owns 7.5% of Heat I’s issued and outstanding common stock. The Company agreed to make minimum royalty payments of $10,000 for three years beginning 2010 due on the anniversary date of the agreement. Beginning in 2013, and thereafter for the life of the agreement, the minimum royalty payment shall be $20,000 due on the same date. A milestone payment is due no later than May 2017 of $250,000 for License Agreement 97-14.

In August 2009, Heat I and the University entered into a second amendment (“Amendment 2”) to License Agreement 97-14 to extend the foregoing payment due dates for all past due license fees and patent costs.

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

On August 30, 2010, Heat entered into an option agreement with the University of Michigan (“University II”) to acquire the right to negotiate an exclusive license for certain materials which includes cancer bladder cells and all unmodified derivatives of these cells. An option fee of $2,000 was paid on September 8, 2010 to grant a period of nine months for this consideration. In July 2011, the Company exercised the option to acquire the license for $10,000.

On February 18, 2011, Heat I entered into a license agreement (“SS114A”) with the University to obtain additional technology related to License Agreement 97-14. Heat I agreed to reimburse the University for all past patent costs of $37,381. As partial consideration for the license, Heat II agreed to grant back certain exclusive rights to the University.

On February 18, 2011, Heat I entered into a license agreement (“143”) with the University to obtain additional technology related to License Agreement 97-14. In consideration for the license, Heat I agreed to pay the University a fee of $50,000 and reimburse them for past patent costs of $14,158.

On February 18, 2011, Heat I entered into a license agreement (“J110”) with the University to obtain additional technology related to License Agreement 97-14. In consideration for the license, Heat I agreed to pay the University a fee of $10,000 and reimburse them for past patent costs of $1,055.

On February 18, 2011, Heat I entered into a license agreement (“D-107”) with the University to obtain additional technology related to License Agreement 97-14.

On April 12, 2011, Heat entered into a non-exclusive evaluation and biological material license agreement with a not-for-profit corporation for evaluation and production of vaccines. In consideration for the evaluation and commercial use license, Heat agreed to pay the not-for-profit corporation a fee of $5,000 and $50,000, respectively. Heat has the option to renew the license once the original term has expired.  Milestone payments are due upon certain events agreed upon by Heat and the not-for-profit corporation.

At December 31, 2011, Heat owed the University $160,000 in unpaid license fees. At December 19, 2012, Heat I owed the University $102,784 in unpaid license fees. Heat entered into a payment agreement on December 19, 2012 to extend the payment due of Heat I obligations until the earlier of the closing of a Series B financing round or June 1, 2013.  As consideration for the extension of payment Heat I made an additional payment to the University equal to 18% annual interest of the outstanding balance on or before the due date or at the University’s option convert into shares of preferred stock according to the terms stipulated in the agreement.

On September 23, 2014, Heat entered into an exclusive license agreement for a multiple myeloma cell line with Professor Kenneth Nilsson in Sweden. In consideration of the commercial license, Heat agreed to pay an up-front license fee of $5,000 and is obligated to pay an annual maintenance fee of $3,000 each year until the first commercial sale of a licensed product at which time the annual maintenance fee increases to $30,000. Milestone payments are due upon certain events agreed upon by Heat and Professor Kenneth Nilsson.

In addition, Heat entered into an agreement with the University of Miami in September 2014 for a cancer cell line where the University agreed not to license the cell line to third parties while we are in good standing and in compliance of our patent license agreements with the University relating to our ImPACT™ platform. There are no financial obligations on our part under the arrangement.

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Future minimum royalty payments as of December 31, 2014 are as follows:

Year ended December 31,

2015	$33,000
2016	33,000
2017	283,000
2018	33,000
2019	33,000
Thereafter	99,000

Total	$514,000

10.

Stock Warrants Liability

The summary of stock warrants liability activity for the years ended December 31, 2014 and 2013 is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Weighted Average Fair Value

Outstanding at December 31, 2012	20,549	$4.83	8.9	$1. 64
Granted	—	—	—	—
Exercised	—	—	—	—
Expired/cancelled	—	—	—	—
Outstanding at December 31, 2013	20,549	$4.83	8.2	$5.95
Granted	52,695	$4.27	10.0	$6.13
Exercised	(73,244)	$4.43	9.5	$6.08
Expired/cancelled	—	—	—	—
Outstanding at December 31, 2014	—	$—	—	$—

The aggregate intrinsic value of the stock warrants in the table above is $0 and $46,646 at December 31, 2014 and 2013, respectively. The aggregate intrinsic value is before applicable income taxes and is calculated based on the difference between the exercise price of the warrants and the estimated fair market value of the Company’s common stock as of the respective dates.

11.

Stockholders’ Equity

Authorized Capital

Heat has authorized 10,000,000 shares of Preferred Stock (par value $0.0001) as of December 31, 2014 and 2013. In March 2013, the Company sold an aggregate of 1,891,419 shares of the Company’s Series B-1 Preferred Stock for gross proceeds of approximately $5.0 million in our Series B Preferred Stock private placement. All shares of the Series B Preferred Stock, together with accrued dividends, automatically converted into shares of the Company’s common stock upon the consummation of the Company’s initial public offering on July 29, 2013. In addition, the investors in the Series B-1 Preferred Stock were issued shares of the Company’s common stock having a value based upon the initial public offering price of $361,668 and the Company’s obligation to issue, and the investors, obligation to purchase, Series B-2 Preferred Stock and warrants upon fulfillment of certain conditions specified in the Company’s stock purchase agreement dated as of March 25, 2013 entered into in connection with such private placement (the “Stock Purchase Agreement”) terminated. As of December 31, 2014 and 2013 there were no outstanding shares of Preferred Stock.

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Heat had 50,000,000 shares of common stock (par value $0.0002) authorized as of December 31, 2014 and 2013. Of the 50,000,000 common stock shares, 6,492,622 and 6,375,426 were issued and outstanding as of December 31, 2014 and 2013, respectively.

Preferred Stock

Series A, Series B-1, and Series B-2

Automatic Conversion

Each share of Preferred Stock automatically converts to common stock upon the earlier to occur of (i) on the date of consummation of a sale of common stock in a firm commitment underwritten public offering resulting in aggregate net cash proceeds to the Company (after deducting applicable underwriting discounts and commissions) of at least $15 million net proceeds; (ii) with respect to the Series A Preferred Stock, if 2/3 of the Series A Preferred Stock holders (including one of the larger investors so long as they hold 40% of the Series A Preferred Stock) vote in favor of a conversion then the Series A will automatically convert to common stock; and (iii) with respect to the Series B Preferred Stock if 2/3 of the Series B Preferred Stock holders vote in favor of a conversion then the Series B will automatically convert to common stock. As a result of the IPO, all outstanding shares of preferred stock were automatically converted to common stock.

Optional Conversion

The preferred stock is convertible into common stock at the option of the holder at any time. The conversion ratio for each share of the Series A Preferred Stock was its Original Issue Price ($2.10 for each share of the Series A Preferred Stock) divided by its Conversion Price, as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like, which Conversion Price initially was the Original Issue Price. The conversion ratio for each share of the Series B-1 Preferred Stock and the Series B-2 Preferred Stock was its Original Issue Price ($2.67 and $5.00 for each share of the Series B-1 Preferred Stock and Series B-2 Preferred Stock, respectively) plus accrued but unpaid dividends thereon divided by its conversion price, as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like, which conversion price initially was the Original Issue Price. As a result of the 1-for-2.3 reverse stock split, the conversion ratio for the Preferred Stock was 0.4348.

In the event the Company at any time or from time to time after the Initial Series B Issuance Date shall issue additional shares of common stock without consideration or for consideration per share less than the Series A Conversion Price, Series B-1 Conversion Price, or Series B-2 Conversion Price, in effect on the date of and immediately prior to such issue, then the Series A Conversion Price, the Series B-1 Conversion Price, Series B-2 Conversion Price, shall be reduced, to a price determined by multiplying the Series A Conversion Price, the Series B-1 Conversion Price, or the Series B-2 Conversion Price in effect by a fraction, (A) the numerator of which shall be the number of shares of common stock outstanding immediately prior to such issuance, on a fully-diluted basis, plus the number of shares of common stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Series A Conversion Price, the Series B-1 Conversion Price, or the Series B-2 Conversion Price, as in effect immediately prior to such issuance, and (B) the denominator of which shall be the number of shares of common stock outstanding immediately prior to such issuance, on a fully-diluted basis, plus the number of such Additional Shares of common stock so issued. As a result of the IPO, all outstanding shares of preferred stock were automatically converted to common stock.

The preferred stock was determined to have characteristics more akin to equity than debt. Particularly, the preferred stock had no mandatory redemption provision nor was it redeemable at the option of the holder. As a result, the conversion option was determined to be clearly and closely related to the preferred stock and therefore did not need to be bifurcated and classified as a liability.

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Dividends

The Series B Preferred Stock has a priority with respect to dividend distributions and distributions upon liquidation. The Series B Preferred Stock receive dividends when and as and if declared by the Board at a rate of 5% of their original issue price of such shares which is $6.14 per share for the Series B-1 Preferred Stock and $11.50 per share for the Series B-2 Preferred Stock. If the Company declares or pays a dividend upon the common stock, they must also pay to the holders of the Series A and B Preferred Stock the dividends that would have been declared with respect to common stock issuable upon conversion of the Series A and B Preferred Stock; provided, however that the Company cannot declare or pay a dividend unless and until all accrued dividends on the Series B Preferred Stock have been paid.

Liquidation

In the event of a liquidation, the holders of the Series B-1 and B-2 Preferred Stock are entitled to receive before any payment to any other Preferred Stockholder or common stock holder an amount per share equal to the greater of $6.14 for the Series B-1 Preferred Stock and $11.50 for the Series B-2 Preferred Stock plus any dividends accrued and unpaid whether or not declared. After payment in full of the Series B Preferred Stockholders the holders of the Series A Preferred Stock are entitled to receive before any payment to the common stock holder an amount per share equal to $4.83 plus any dividends declared but unpaid. After the payment in full of the amounts set forth above, the Company’s assets will be distributed ratably to all holders of common stock and Series B Preferred Stock on an as converted basis except that the Series B Preferred Stockholders shall not continue to share in such distribution after each has received 3 times its Original Issue Price.

Voting Rights

Each holder of Preferred Stock is entitled to vote on all matters stockholders are entitled to vote and to cast the number of votes as shall equal the whole number of shares of common stock into which their shares of Preferred Stock are convertible.

Initial Public Offering

On July 29, 2013, the Company sold 2,500,000 shares of common stock at a public offering price of $10.00 per share upon the closing of the Company’s initial public offering (“IPO”) with gross proceeds of $25 million and net proceeds of $22.4 million. On August 15, 2013, the Company sold an additional 100,000 shares of common stock at a public offering price of $10.00 per share pursuant to the partial exercise of the over-allotment option granted to the underwriters resulting in additional gross proceeds to the Company of $1,000,000 and additional net proceeds of $930,000. On September 6, 2013, the Company sold an additional 100,000 shares of common stock at a public offering price of $10.00 per share pursuant to the partial exercise of the over-allotment option granted to the underwriters resulting in additional gross proceeds to the Company of $1,000,000 and additional net proceeds of $930,000. The total gross proceeds raised from the offering and over-allotment option were $27,000,000, before underwriting discounts, commissions and other offering expenses payable by the Company. The total net proceeds from the offering were approximately $24.3 million. Upon the closing of the IPO, all shares of the Company’s then-outstanding preferred stock automatically converted into an aggregate of 1,696,683 shares of common stock. In addition, upon the closing of the IPO, the Company issued an additional 36,167 shares of common stock to the Series B Preferred Stockholders as a Preferred Stock dividend. This transaction is discussed above under “Preferred Stock Dividend”. At that time, the Company’s obligation to issue, and the Series B Preferred Stockholders’ obligation to purchase Series B-2 Preferred Stock under the Stock Purchase Agreement terminated.

Restricted Stock

As of December 31, 2014 and 2013, all restricted stock has vested and accordingly all stock-based compensation expense related to vested restricted stock has been recognized.

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Common Stock Warrants

In December 2011 and August 2012, the Company issued 20,549 warrants to lenders that were originally exercisable into Series A Preferred stock. The warrants had an expiration period of 10 years and converted from preferred stock warrants into warrants to purchase common stock at an exercise price of $4.83 per share upon the completion of the initial public offering in July 2013. In January and February 2014, all 20,549 warrants were exercised in cashless transactions that resulted in the issuance of 8,065 shares of common stock.

On March 10, 2011, the Company issued warrants to purchase 32,610 shares of common stock to non-employee placement agents in consideration for a private equity placement transaction. The warrants have an exercise price of $0.48 per share and expire 10 years from the issuance date. These warrants do not meet the criteria required to be classified as liability awards and therefore they are treated as equity awards. In February 2014, 15,218 warrants were exercised in cashless transactions that resulted in the issuance of 14,318 shares of common stock.

In connection with our initial public offering, the Company issued warrants to the underwriters for 125,000 shares of common stock issuable at $12.50 per share upon exercise. The warrants have a five-year life and expire on July 23, 2018. These warrants do not meet the criteria required to be classified as liability awards and therefore they are treated as equity awards.

In connection with the Loan, in August 2014, the Company issued Square 1 Bank a warrant, exercisable for 52,695 shares of the Company’s common stock at an exercise price of $4.27. In September 2014, the warrants were exercised via a cashless exercise into 17,664 shares of the Company’s common stock.

The following table summarizes the activity of the Company’s common stock warrants, retroactively adjusted for the 1-for-2.3 reverse stock split.

Common Stock Warrants
Outstanding, December 31, 2012	53,159
Granted to underwriters	125,000
Exercised	—
Expired	—
Outstanding, December 31, 2013	178,159
Granted to lenders	52,695
Exercised	(88,462)
Expired	—
Outstanding, December 31, 2014	142,392

The weighted average exercise price of 142,392 outstanding warrants as of December 31, 2014 is $11.03.

Equity Compensation Plan

2009 Stock Incentive Plan

In 2009, the Company adopted the 2009 Stock Option Plan of Heat Biologics, Inc. (the “2009 Plan”), under which stock options to acquire 217,391 common shares could be granted to key employees, directors, and independent contractors. Under the 2009 Plan, both incentive and non-qualified stock options could be granted under terms and conditions established by the Board of Directors. The exercise price for incentive stock options was the fair market value of the related common stock on the date the stock option was granted. Stock options granted under the 2009 Plan generally have terms of 10 years and have various vesting schedules.

The Company amended the 2009 Stock Option Plan and all related addendum agreements in April 2011. This second amendment increased the number of shares available for issuance from 217,391 to 652,174. The Company amended the 2009 Plan to increase the number of shares available for issuance to 869,565. As of December 31, 2014 and 2013, there were 581,842 and 633,482 stock options outstanding under the 2009 Plan, respectively.

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2014 Stock Incentive Plan

In June 2014, the stockholders approved the 2014 Stock Option Plan of Heat Biologics, Inc. (the “2014 Plan”), under which the Company is authorized to grant 500,000 awards in the form of both incentive and non-qualified stock options, restricted stock, stock appreciation rights and other stock based awards on terms established by the Compensation Committee of the Board of Directors which has been appointed by the Board of Directors to administer the 2014 Plan. Persons eligible to participate in the 2014 Plan include employees, directors, and consultants. Stock options granted under the 2014 Plan generally have terms of 10 years and have various vesting schedules.

The 2014 Plan supplements the Company’s 2009 Stock Incentive Plan (the “2009 Plan”) under which the Company is authorized to grant 500,000 awards in the form of options, restricted stock, restricted stock units and other stock based awards. As of December 31, 2014, there were 436,748 stock options outstanding under the 2014 Plan.

As of December 31, 2014, awards for 1,416,091 shares of common stock have been granted and 115,398 shares had been forfeited under the 2009 and 2014 Plans (“the Plans), of which 1,018,590 are outstanding, leaving 68,872 shares of common stock remaining available for grant under the Plans. The following table summarizes the components of the Company’s stock-based compensation included in net loss:

	For the years ended
	December 31,
	2014	2013

Employee stock options	$570,760	$131,178
Non-employee stock options	495,683	415,212
Restricted stock awards	—	25,534
	$1,066,443	$571,924

Stock Options

The fair value of each stock option is estimated on the date of grant using the Black-Scholes-Merton option pricing model with the following assumptions for stock options granted during the years ended:

	December 31,
	2014	2013
Dividend yield	0.0%	0.0%
Expected volatility	107-110%	90-112%
Risk-free interest rate	2.06-2.23%	1.39-2.26%
Expected lives (years)	5.9-6.5	5.75-6.5

The risk-free interest rate is based on U.S. Treasury interest rates at the time of the grant whose term is consistent with the expected life of the stock options. The Company used an average historical stock price volatility based on an analysis of reported data for a peer group of comparable companies that have issued stock options with substantially similar terms, as the Company did not have any trading history for its common stock. Expected term represents the period that the Company’s stock option grants are expected to be outstanding. The Company elected to utilize the “simplified” method to estimate the expected term. Under this approach, the weighted-average expected life is presumed to be the average of the vesting term and the contractual term of the option.

Expected dividend yield was considered to be 0% in the option pricing formula since the Company had not paid any dividends and had no plans to do so in the future. The forfeiture rate was considered to be none insofar as the historical experience of the Company is very limited. As required by ASC 718, the Company will adjust the estimated forfeiture rate based upon actual experience.

The Company recognized $1,066,443 and $571,924 in stock-based compensation expense for the years ended December 31, 2014 and 2013, respectively for the Company’s stock option awards.

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following tables summarize the stock option activity for the years ended December 31, 2013 and 2014:

	Shares	Weighted Average Exercise Price
Outstanding, December 31, 2012	590,047	$0.71
Granted	186,736	$10.07
Exercised	(80,706)	$0.67
Forfeited	(62,595)	$1.96
Outstanding, December 31, 2013	633,482	$3.36
Granted	507,879	$6.30
Exercised	(78,664)	$0.60
Forfeited	(44,107)	$3.19
Outstanding, December 31, 2014	1,018,590	$5.04

The weighted average grant-date fair value of stock options granted during the years ended December 31, 2014 and 2013 was $5.66 and $8.51, respectively.

The total fair value of stock options that vested during the year ended December 31, 2014 was approximately $1,704,121.

The following table summarizes information about stock options outstanding at December 31, 2014:

Options Outstanding			Options Exercisable			Options Vested or Expected to Vest
Balance as of 12/31/2014	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Balance as of 12/31/2014	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Balance as of 12/31/2014	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price
1,018,590	7.81	$5.04	473,696	5.99	$2.67	473,696	5.99	$2.67

As of December 31, 2014, the unrecognized stock-based compensation expense related to unvested stock options was approximately $3,872,221 that is expected to be recognized over a weighted average period of approximately 14.9 months.

12.

Income Tax

The components of income tax expense (benefit) attributable to continuing operations are as follows:

Years ended December 31,
	2014	2013

Current expense:
Federal	$—	$—
State	—	—

Deferred expense (benefit):
Federal	$—	$—
State	—	—

Total	$—	$—

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The differences between the Company’s consolidated income tax expense attributable to continuing operations and the expense computed at the 34% United States statutory income tax rate were as follows:

	Years ended December 31,
	2014	2013

Federal income tax expense at statutory rate	$(4,162,691)	$(2,247,353)
State and local income taxes, net of federal benefit	(344,247)	(186,475)
Non-deductible expenses	239,213	4,985
Prior-period true-up	(161,018)	162,061
Research & development credit	(454,031)	(180,687)
Change in tax rate	—	32,774
Stock based compensation	135,008	—
Increase in valuation allowance	4,747,766	2,414,695
	$—	$—

The income tax effects of temporary differences from continuing operations that give rise to significant portions of deferred income tax assets (liabilities) are presented below:

	December 31,
	2014	2013

Deferred tax assets:
Net operating loss carryforward	$8,141,857	$4,167,785
Research & development credit	961,445	424,739
Other	484,954	247,966
Valuation allowance	(9,588,256)	(4,840,490)

Deferred income taxes	$—	$—

During 2014, the Company’s valuation allowance increased by $4,747,766. This increase was primarily due to the generation of additional net operating loss carryforwards and income tax credits.

The Company has approximately $42,039,675 of federal and state operating loss carryforwards which begin to expire in 2023.

In accordance with FASB ASC 740, Accounting for Income Taxes, the Company reflects in the financial statements the benefit of positions taken in a previously filed tax return or expected to be taken in a future tax return only when it is considered ‘more-likely-than-not’ that the position taken will be sustained by a taxing authority. As of December 31, 2014 and 2013, the Company had no unrecognized income tax benefits and correspondingly there is no impact on the Company’s effective income tax rate associated with these items. The Company’s policy for recording interest and penalties relating to uncertain income tax positions is to record them as a component of income tax expense in the accompanying statements of income. As of December 31, 2014 and 2013, the Company had no such accruals.

The Company files income tax returns in the United States and various state jurisdictions. The Company is subject to examination by taxing authorities for the tax years ended December 31, 2008 through 2013.

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

13.

Related Party

A member of the Company’s management was paid $28,000 and $34,480 in consulting fees for the years ended December 31, 2014 and 2013, respectively.

The Company compensates its board members. Board members received between $32,000 and $37,000 and between $5,000 and $10,870 for services rendered during 2014 and 2013, respectively. Board members were not compensated prior to the Company’s initial public offering in 2013.

The Company had a related party payable balance of $26,750 and $13,000 as of December 31, 2014 and 2013, respectively.

The Company had a related party receivable balance of $48,642 and $24,946 as of December 31, 2014 and 2013, respectively.

14.

Net Loss Per Share

Basic net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted-average number of common shares outstanding during the periods. Fully diluted net loss per common share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the periods. Common equivalent shares consist of stock options and warrants that are computed using the treasury stock method.

For the years ended December 31, 2014 and 2013, all of the Company’s common stock options and warrants are anti-dilutive and therefore have been excluded from the diluted calculation.

The following table reconciles net loss to net loss applicable to common stockholders:

	For the years ended December 31,
	2014	2013
Net loss	$(12,243,211)	$(6,609,864)
Net loss: Non-controlling interest	(454,394)	(198,516)
Beneficial conversion charge	—	(2,300,000)
Preferred Stock Dividend	—	(361,668)
Net loss applicable to common stockholders	$(11,788,817)	$(9,073,016)

Weighted-average number of common shares used in net loss per share applicable to common stockholders—basic and diluted	6,454,866	3,747,357
Net loss per share applicable to common stockholders—basic and diluted	$(1.83)	$(2.42)

The following potentially dilutive securities were excluded from the calculation of diluted net loss per share due to their anti-dilutive effect):

	For the years ended December 31,
	2014	2013
Outstanding stock options	1,018,590	633,482
Common stock warrants	142,392	178,159

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Reverse Stock Split

In May 2013, the Company's board of directors and stockholders approved a 1-for-2.3 reverse stock split of the Company's common stock. The reverse stock split became effective on May 29, 2013. All share and per share amounts in the financial statements have been retroactively adjusted for all periods presented to give effect to the reverse stock split, including reclassifying an amount equal to the increase in par value to additional paid-in capital.

15.

Commitments and Contingencies

On January 24, 2014 the Company entered into a five year lease for 5,303 square feet of office and laboratory space for monthly rent of $10,341 exclusive of payments required for maintenance of common areas and utilities. On September 30, 2014 the lease was amended to expand the premises by an additional 676 square feet for a total of 5,979 square feet for a monthly rent of $11,638. Based on the Company’s current operational plans, the Company believes that such facilities are adequate for operations for the near future. Prior to January 2014, the Company leased approximately 2,111 square feet of office space for monthly rent of $4,046. Rent expense was $100,973 and $48,377, for the years ended December 31, 2014 and 2013, respectively.  The Company’s approximate future minimum payments for its operating lease obligations that have initial remaining non-cancelable terms in excess of one year are as follows:

Years ending December 31,

2015	$192,833
2016	218,271
2017	224,282
2018	231,010
2019	194,401
Total	$1,060,797

16.

Subsequent Events

Departure of Certain Officers and Appointment of Certain Officers

On March 9, 2015 the Company entered into a Severance Agreement (the “Severance Agreement”) with Matthew Czajkowski, the Company’s Chief Financial Officer effective March 15, 2015. The complete terms of the Severance Agreement is filed as Exhibit 10.1 to Form 8-K filed March 11, 2015.   Mr. Czajkowski has the ability to exercise all stock options issued to him that vested prior to the date of resignation at any time prior to the ten year anniversary of the date of grant and any unvested options at the time of resignation were immediately vested and are exercisable for 90 days after March 15, 2015.

On March 9, 2015, the Company entered into a consulting agreement (the “Consulting Agreement”) with Danforth Advisors, LLC (“Danforth”), pursuant to which Danforth will provide finance, accounting and administrative functions, including interim chief financial officer services to be provided by Mr. Stephen J. DiPalma. The Company will pay Danforth an agreed upon hourly rate for such services and will reimburse Danforth for expenses. The Consulting Agreement will continue until December 31, 2015 and may be extended by mutual agreement of the parties. The Consulting Agreement may be terminated by the Company with cause immediately and without cause, upon 30 days written notice.

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Public Offering

On March 10, 2015, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (“Aegis”), as representative of the several underwriters named therein (the “Underwriters”), providing for the offer and sale in a firm commitment underwritten public offering (the “Offering”) of 1,640,000 shares of the Company’s common stock, and 246,000 additional shares of the common stock to cover over-allotments at an offering price of $6.50 per share. The net proceeds to the Company from the Offering were approximately $11.1 million, after deducting underwriting discounts and commissions and other estimated offering expenses. The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The Underwriting Agreement is filed as Exhibit 1.1 to the Form 8-K filed March 12, 2015.

HEAT BIOLOGICS, INC.

Consolidated Balance Sheets

	September 30, 2015	December 31, 2014
	(unaudited)
Assets

Current Assets
Cash and cash equivalents	$8,210,938	$3,714,304
Investments, held to maturity (net)	6,742,987	10,698,982
Prepaid expenses and other current assets	986,264	863,227
Total Current Assets	15,940,189	15,276,513

Property and Equipment, net	467,999	445,534

Other Assets
Restricted cash	101,146	101,129
Deposits	69,798	19,798
Related party receivable	58,017	48,642
Deferred financing costs, net	25,379	24,554
Total Other Assets	254,340	194,123

Total Assets	$16,662,528	$15,916,170

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$936,361	$1,367,426
Accrued expenses and other payables	2,074,174	805,968
Current portion of long term debt	2,053,859	397,465
Total Current Liabilities	5,064,394	2,570,859

Long Term Liabilities
Long term debt, net of discount and current portion	2,831,787	2,314,124
Other long term liabilities	12,228	—
Total Liabilities	7,908,409	4,884,983
Commitments and Contingencies
Stockholders' Equity
Common stock, $.0002 par value; 50,000,000 shares authorized, 8,415,434 and 6,492,622 shares issued and outstanding at September 30, 2015 (unaudited) and December 31, 2014, respectively	1,365	982
Additional paid in capital	48,038,935	35,894,823
Accumulated deficit	(37,943,582)	(24,135,447)
Accumulated other comprehensive loss	(64,238)	—
Total Stockholders' Equity– Less Non-Controlling Interest	10,032,480	11,760,358
Non-Controlling Interest	(1,278,361)	(729,171)
Total Stockholders' Equity - Heat Biologics, Inc.	8,754,119	11,031,187

Total Liabilities and Stockholders' Equity	$16,662,528	$15,916,170

See Notes to Consolidated Financial Statements

HEAT BIOLOGICS, INC.

Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

	Three Months Ended, September 30,		Nine Months Ended, September 30,
	2015	2014	2015	2014
Operating expenses:
Research and development	$677,151	$1,025,442	$1,767,942	$2,425,404
Clinical and regulatory	3,718,902	1,258,566	9,261,529	3,218,137
General and administrative	947,392	832,101	3,150,394	2,844,883
Total operating expenses	5,343,445	3,116,109	14,179,865	8,488,424

Loss from operations	(5,343,445)	(3,116,109)	(14,179,865)	(8,488,424)

Non-operating (expenses) income
Interest income	20,121	9,740	49,970	27,261
Other income (expense)	4,449	(12,762)	29,909	(39,291)
Interest expense	(108,834)	(8,138)	(257,339)	(8,138)
Total non-operating (expenses) income	(84,264)	(11,160)	(177,460)	(20,168)

Net loss	(5,427,709)	(3,127,269)	(14,357,325)	(8,508,592)
Net loss – non-controlling interest	(242,244)	(126,865)	(549,190)	(330,675)
Net loss attributable to Heat Biologics, Inc.	$(5,185,465)	$(3,000,404)	$(13,808,135)	$(8,177,917)

Net loss per share attributable to Heat Biologics, Inc.—basic and diluted	$(0.62)	$(0.46)	$(1.75)	$(1.27)

Weighted-average number of common shares used in net loss per share attributable to common stockholders—basic and diluted	8,408,376	6,469,272	7,880,637	6,445,129

Net loss	(5,427,709)	(3,127,269)	(14,357,325)	(8,508,592)
Other comprehensive loss:
Unrealized loss on foreign currency translation	(27,244)	—	(64,238)	—
Total comprehensive loss	(5,454,953)	(3,127,269)	(14,421,563)	(8,508,592)
Comprehensive loss attributable to non-controlling interest	(242,244)	(126,865)	(549,190)	(330,675)
Comprehensive loss – Heat Biologics, Inc.	$(5,212,709)	$(3,000,404)	$(13,872,373)	$(8,177,917)

See Notes to Consolidated Financial Statements

HEAT BIOLOGICS INC.

Consolidated Statements of Stockholders’ Equity

(unaudited)

				Accumulated
				Other		Total
	Common		Accumulated	Comprehensive	Non-Controlling	Stockholders’
	Stock	APIC	Deficit	Loss	Interest	Equity
Balance at December 31, 2014	$982	$35,894,823	$(24,135,447)	$—	$(729,171)	$11,031,187
March 2015 public offering, 1,886,000 shares, net of underwriters discounts	377	11,400,493	—	—	—	11,400,870
Cashless exercise of options, 6,812 shares	—	—	—	—	—	—
Vesting of restricted stock, 30,000 shares	6	(6)	—	—	—	—
Stock based compensation	—	1,046,086	—	—	—	1,046,086
Stock issuance costs	—	(302,461)	—	—	—	(302,461)
Accumulated other comprehensive loss	—	—	—	(64,238)	—	(64,238)
Net loss	—	—	(13,808,135)	—	(549,190)	(14,357,325)
Balance at September 30, 2015	$1,365	$48,038,935	$(37,943,582)	$(64,238)	$(1,278,361)	$8,754,119

See Notes to Consolidated Financial Statements

HEAT BIOLOGICS, INC.

Consolidated Statements of Cash Flows

(unaudited)

	Nine Months Ended
	September 30,
	2015	2014

Cash Flows from Operating Activities
Net loss	$(14,357,325)	$(8,508,592)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	84,373	41,850
Amortization of debt issuance costs	75,818	13,848
Amortization of bond premium	102,618	137,897
Re-measurement of fair value of stock warrants liability	—	7,263
Stock-based compensation	1,046,086	722,358
Increase (decrease) in cash arising from changes in assets and liabilities:
Related party receivable	(9,375)	(18,446)
Prepaid expenses, and other current assets, and restricted cash	(157,440)	318,275
Deposits	(50,000)	(10,478)
Accounts payable	(385,161)	28,561
Accrued expenses and other payables	1,260,355	(56,888)
Other long term liabilities	12,228	—
Accrued interest	—	(25,364)
Net Cash Used in Operating Activities	(12,377,823)	(7,349,716)

Cash Flows from Investing Activities
Proceeds from maturities of short term investments	14,943,468	13,827,773
Purchases of short term investments	(11,090,091)	(8,783,623)
Purchases of property and equipment	(106,838)	(452,444)
Net Cash Provided by Investing Activities	3,746,539	4,591,706

Cash Flows from Financing Activities
Proceeds from March 2015 public offering, net of underwriting discounts	11,400,870	—
Proceeds from the exercise of stock options	—	37,719
Proceeds from issuance of long term debt	2,242,575	1,435,283
Payments on long term debt	(145,161)	—
Stock issuance costs	(302,461)	—
Net Cash Provided by Financing Activities	13,195,823	1,473,002

Effect of exchange rate changes on cash and cash equivalents	(67,905)	—

Net Increase in Cash and Cash Equivalents	4,496,634	(1,285,008)

Cash and Cash Equivalents – Beginning of Period	3,714,304	4,566,992

Cash and Cash Equivalents – End of Period	$8,210,938	$3,281,984

Supplemental Disclosure for Cash Flow Information
Interest paid	$257,339	$8,138
Cashless exercise of stock warrants	$—	$452,874

See Notes to Consolidated Financial Statements

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying unaudited consolidated financial statements included in this Quarterly Report on Form 10-Q have been prepared in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") for interim financial reporting. However, certain information or footnote disclosures normally included in complete financial statements prepared in accordance with U.S. GAAP have been condensed, or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). In the opinion of the Company’s management, the unaudited consolidated financial statements in this Quarterly Report on Form 10-Q include all normal and recurring adjustments necessary for the fair statement of the results for the interim periods presented. The results for the three months and nine months ended September 30, 2015 are not necessarily indicative of the results that may be expected for any other interim period or for the fiscal year ending December 31, 2015.

The consolidated financial statements as of and for the three and nine months ended September 30, 2015 and 2014 included in this Quarterly Report on Form 10-Q are unaudited. The balance sheet as of December 31, 2014 is derived from the audited consolidated financial statements as of that date. The accompanying unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes, together with Management’s Discussion and Analysis of Financial Condition and Results of Operations, contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 27, 2015 (the “2014 Annual Report”).

The accompanying consolidated financial statements as of and for the three and nine months ended September 30, 2015 and 2014 include the accounts of Heat Biologics, Inc. and its subsidiaries, Heat Biologics I, Inc. (“Heat I”), Heat Biologics III, Inc. (“Heat III”), Heat Biologics IV, Inc. (“Heat IV”), Heat Biologics GmbH and Heat Biologics Australia Pty Ltd. The functional currency of the entities located outside the United States of America (the foreign entities) is the applicable local currency. Assets and liabilities of the foreign entities are translated at period-end exchange rates.  Statement of operations accounts are translated at the average exchange rate during the period. The effects of foreign currency translation adjustments are included in other comprehensive loss, which is a component of accumulated other comprehensive loss in stockholders’ equity. All significant intercompany accounts and transactions have been eliminated in consolidation. At December 31, 2014 and September 30, 2015, Heat Biologics, Inc. held a 92.5% controlling interest in Heat I and accounts for its less than 100% interest in the consolidated financial statements in accordance with U.S. GAAP. Accordingly, the Company presents non-controlling interests as a component of stockholders’ equity on its consolidated balance sheets and reports non-controlling interest net loss under the heading “net loss – non-controlling interest” in the consolidated statements of operations and comprehensive loss.

The accompanying consolidated financial statements have been prepared on a going concern basis. The Company has an accumulated a deficit of approximately $37.9 million as of September 30, 2015 and a net loss of approximately $14.4 million for the nine months ended September 30, 2015, and has not generated significant revenue or positive cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts of liabilities that might result from the outcome of this uncertainty. To meet its capital needs, the Company is considering multiple alternatives, including, but not limited to, additional equity financings, debt financings and other funding transactions. There can be no assurance that the Company will be able to complete any such transactions on acceptable terms or otherwise. If the Company is unable to obtain the necessary capital, it will need to pursue a plan to scale back its operations, license or sell its assets, seek to be acquired by another entity and/or cease operations.

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

In April 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”). ASU 2015-03 revises Subtopic 835-30 to require that debt issuance costs be reported in the balance sheet as a direct deduction from the face amount of the related liability, consistent with the presentation of debt discounts.  Prior to the amendments, debt issuance costs were presented as a deferred charge (i.e., an asset) on the balance sheet.  The ASU provides examples illustrating the balance sheet presentation of notes net of their related discounts and debt issuance costs. Further, the amendments require the amortization of debt issuance costs to be reported as interest expense. Similarly, debt issuance costs and any discount or premium are considered in the aggregate when determining the effective interest rate on the debt. The amendments are effective for public business entities for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years.  The amendments are effective for all other entities for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. The amendments must be applied retrospectively.  All entities have the option of adopting the new requirements as of an earlier date for financial statements that have not been previously issued. The Company does not expect this ASU to have a material impact on its consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). The amendments in ASU 2014-15 are intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Under U.S. GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, U.S. GAAP lacks guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. This update is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The Company does not expect this ASU to have a significant impact on its consolidated financial statements.

2. Fair Value of Financial Instruments

The carrying amount of certain of the Company’s financial instruments, including cash and cash equivalents, restricted cash, accounts payable and accrued expenses and other payables approximate fair value due to their short maturities. The carrying value of debt approximates fair value because the interest rate under the obligation approximates market rates of interest available to the Company for similar instruments.

As a basis for determining the fair value of certain of the Company’s financial instruments, the Company utilizes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level I – Observable inputs such as quoted prices in active markets for identical assets or liabilities.

Level II – Observable inputs, other than Level I prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level III – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company's assessment of the significance of a particular input to the entire fair value measurement requires management to make judgments and consider factors specific to the asset or liability. The majority of the Company's cash equivalents and investments are classified within Level II of the fair value hierarchy.

3. Investments

Investments in certain securities may be classified into three categories:

•

Held-to-maturity - Debt securities that the Company has the positive intent and ability to hold to maturity are reported at amortized cost.

•

Trading securities - Debt and equity securities that are bought and held principally for the purpose of selling in the near term are reported at fair value with unrealized gains and losses included in earnings.

•

Available-for-sale - Debt and equity securities not classified as either securities held-to-maturity or trading securities are reported at fair value with unrealized gains or losses excluded from earnings and reported as a separate component of stockholders’ equity.

The Company reassesses the appropriateness of the classification of its investments at the end of each reporting period. The Company has determined that its debt securities should be classified as held-to-maturity as of September 30, 2015 and December 31, 2014. This classification was based upon management’s determination that it has the positive intent and ability to hold the securities until their maturity dates, as the underlying cash invested in these securities is not required for current operations. Investments consist of short-term FDIC insured certificates of deposit, tri-party repurchase agreement (“repo”) collateralized by U.S. Treasuries and agencies, and corporate notes and bonds rated A and above carried at amortized cost using the effective interest method.

The following table summarizes information about short term investments at December 31, 2014 and September 30, 2015, respectively:

	Amortized Cost	Gross Unrealized (Losses)	Estimated Fair Value
December 31, 2014
Certificates of deposit, corporate notes and bonds	$10,698,982	$(2,209)	$10,696,773

September 30, 2015
Certificates of deposit, tri-party repurchase agreement, corporate notes and bonds	$6,742,987	$(2,814)	$6,740,173

As of September 30, 2015, the estimated fair value of the investments was less than the amortized cost. Because management has the positive intention and ability to hold the investments until their maturity dates, these unrealized losses were not recorded in the accompanying unaudited consolidated financial statements.

The maturities of held-to-maturity investments at September 30, 2015 were as follows:

	Less than 1 Year	Total
Certificates of deposit, tri-party repurchase agreement, corporate notes and bonds	$6,742,987	$6,742,987

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

4. Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method, over the estimated useful lives, ranging generally from five to seven years. Expenditures for maintenance and repairs are charged to expense as incurred.

Property and equipment consisted of the following:

	September 30, 2015	December 31, 2014

Furniture and fixtures	$55,275	$50,391
Computers	32,485	24,174
Lab equipment	541,066	447,423

Total	628,826	521,988
Accumulated depreciation	(160,827)	(76,454)

Property and equipment, net	$467,999	$445,534

Depreciation expense was $30,436 and $22,952 for the three months ended September 30, 2015 and 2014, respectively. Depreciation expense was $84,373 and $41,850 for the nine months ended September 30, 2015 and 2014, respectively.

5. Accrued Expenses and other payables

Accrued expenses and other payables consisted of the following:

	September 30, 2015	December 31, 2014

Patent fees	$35,000	$40,000
Deferred rent	54,957	51,155
Compensation and related benefits	92,233	519,092
Accrued professional services fees	836,333	—
Accrued clinical trial expense	1,055,651	195,721
	$2,074,174	$805,968

6. Debt Issuance Costs

During 2014, the Company recorded $323,021 to debt discount for the initial fair value of the warrant to purchase common stock and $27,500 to deferred financing costs related to third party fees paid in connection with the Square 1 Bank loan, which are amortized on a straight-line basis over the 42 month term of the loan which approximates the effective interest method. During the nine months ended September 30, 2015, deferred financing costs increased $7,425 to reflect the fees related to the third tranche of the Square 1 loan, which is further discussed in footnote 7.

Total amortization expense for the debt issuance costs was $75,818 and $13,848 during the nine months ended September, 2015 and 2014, respectively.

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

7. Notes Payable

Square 1 Bank Loan

In August 2014, the Company entered into a secured loan with Square 1 Bank (“Loan”). The Loan provides the Company with a term loan in the aggregate principal amount not to exceed $7,500,000 to be used to supplement working capital. The Loan is available to the Company in four tranches:  $1,500,000 was made available to the Company on August 22, 2014 (“Tranche 1 Loan”), $1,500,000 was made available to the Company upon its enrollment of its first patient in its Phase 2 clinical trial for HS-110 (“Tranche 2 Loan ”), $2,250,000 was made available to the Company upon the initiation of the Phase 1B trial for lung cancer indication on June 30, 2015 (“Tranche 3 Loan”) and $2,250,000 will be available to the Company upon Square 1 Bank’s receipt on or before December 31, 2015 of evidence satisfactory to it of the full enrollment of our Phase 1/2 clinical trial for HS-410 (“Tranche 4 Loan”). As of September 30, 2015, the Company had drawn down $1,500,000 under each of the Tranche 1 Loan and Tranche 2 Loan, and $2,250,000 under the Tranche 3 Loan for a total of $5,250,000. The Company met the milestone for Tranche 4 in October 2015 and intends to draw down on this tranche by the end of the year.

The Loan accrues interest monthly at an interest rate at the greater of prime rate plus 3.05% or 6.30% per annum. The Tranche 1 Loan was payable as interest-only until June 30, 2015 and thereafter is payable in monthly installments of principal plus accrued interest until February 22, 2018. The Tranche 2 Loan is payable as interest-only prior to October 31, 2015 and thereafter is payable in monthly installments of principal plus accrued interest until February 22, 2018. The Tranche 3 Loan is payable as interest-only prior to October 31, 2015 and thereafter is payable in monthly installments of principal plus accrued interest until February 22, 2018. The Tranche 4 Loan is available until December 31, 2015 and is payable in monthly installments of principal plus accrued interest until February 22, 2018. The Company has made $145,161 and $0 in principal payments for the three and nine months ended September 30, 2015 and 2014, respectively. The Company has made $83,090 and $181,520 in interest payments on the outstanding loan for the three and nine months ended September 30, 2015, respectively, and $0 for the same periods in 2014. The agreement with Square 1 Bank sets forth various affirmative and negative covenants. The failure of the Company to comply with the covenants constitutes a default under the Loan. The covenants include the Company having at least two ongoing clinical trials at all times, the attainment of the funding conditions set forth in the agreement and covenants regarding financial reporting, limits on the Company’s cash burn, incurrence of indebtedness, permitted investments, encumbrances, distributions, investments and mergers and acquisitions. The Loan is also secured by a security interest in all of the Company’s personal property, excluding its intellectual property. The Company is in compliance with the covenants of the Loan as of September 30, 2015.

8. Stock-Based Compensation

Restricted Stock

During the three and nine month period ended September 30, 2015, the Company recognized $13,950 and $103,950 in stock-based compensation expense related to the issuance of restricted stock to non-employees in exchange for services. There was no stock-based compensation expense recorded for restricted stock for non-employees during the three and nine month periods ended September 30, 2014.

Common Stock Warrants

On March 10, 2011, the Company issued warrants to purchase 32,610 shares of common stock to third parties in consideration for a private equity placement transaction. The warrants have an exercise price of $0.48 per share and expire 10 years from the issuance date. In connection with our initial public offering, the Company issued warrants to the underwriters for 125,000 shares of common stock issuable at $12.50 per share upon exercise. The warrants have a five-year life and expire on July 23, 2018. These warrants do not meet the criteria required to be classified as liability awards and therefore they are treated as equity awards.  As of September 30, 2015, the Company has warrants outstanding to purchase 17,392 shares of common stock issuable at $0.48 per share and warrants to purchase 125,000 shares of common stock issuable at $12.50 per share.

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Stock Options

The following is a summary of the stock option activity for the nine months ended September 30, 2015:

	Shares	Weighted Average Exercise Price
Outstanding, December 31, 2014	1,018,590	$5.04
Granted	277,875	$6.09
Exercised	(10,272)	$1.97
Forfeited	(179,298)	$6.50
Outstanding, September 30, 2015	1,106,895	$5.10

The weighted average grant-date fair value of stock options granted during the nine months ended September 30, 2015 was $3.33. The fair value of each stock option is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions for stock options granted during the nine months ended September 30, 2015:

Dividend yield	0.0%
Expected volatility	83.62%
Risk-free interest rate	1.63%
Expected lives (years)	6.0

The risk-free interest rate is based on U.S. Treasury interest rates at the time of the grant whose term is consistent with the expected life of the stock options. The Company used an average historical stock price volatility based on an analysis of reported data for a peer group of comparable companies that have issued stock options with substantially similar terms, as the Company did not have sufficient trading history for its common stock. Expected term represents the period that the Company’s stock option grants are expected to be outstanding. The Company elected to utilize the “simplified” method to estimate the expected term. Under this approach, the weighted-average expected life is presumed to be the average of the vesting term and the contractual term of the option.

Expected dividend yield was considered to be 0% in the option pricing formula since the Company had not paid any dividends and had no plans to do so in the future. The forfeiture rate was considered to be none as the options vest on a monthly basis.

The Company recognized $245,289 and $224,586 in stock-based compensation expense for the three months ended September 30, 2015 and 2014, respectively and $942,136 and $722,358 for the nine months ended September 30, 2015 and 2014, respectively for the Company’s stock option awards.

The following table summarizes information about stock options outstanding at September 30, 2015:

Options Outstanding			Options Vested and Exercisable
Balance as of 9/30/2015	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Balance as of 9/30/2015	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price
1,106,895	7.4	$5.10	649,421	6.2	$3.89

As of September 30, 2015, the unrecognized stock-based compensation expense related to unvested stock options was $3,114,452, which is expected to be recognized over a weighted average period of approximately 15.8 months.

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

9. Financing

Public Offering

On March 10, 2015, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (“Aegis”), as representative of the several underwriters named therein (the “Underwriters”), providing for the offer and sale in a firm commitment underwritten public offering (the “Offering”) of 1,640,000 shares of the Company’s common stock, and 246,000 additional shares of common stock to cover over-allotments, at an offering price of $6.50 per share. The net proceeds to the Company from the Offering and subsequent over-allotment were approximately $11.1 million, after deducting underwriting discounts, commissions, and other third-party offering expenses. The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

10. Net Loss Per Share

Basic and diluted net loss per common share is calculated by dividing net loss applicable to Heat Biologics, Inc. by the weighted-average number of common shares outstanding during the period, without consideration for common stock equivalents. The Company's potentially dilutive shares, which include outstanding stock options and warrants, are considered to be common stock equivalents and are only included in the calculation of diluted net loss per share when their effect is dilutive. The following table reconciles net loss to net loss attributable to Heat Biologics, Inc.:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net loss	$(5,427,709)	$(3,127,269)	$(14,357,325)	$(8,508,592)
Net loss: Non-controlling interest	(242,244)	(126,865)	(549,190)	(330,675)
Net loss attributable to Heat Biologics, Inc.	$(5,185,465)	$(3,000,404)	$(13,808,135)	$(8,177,917)

Weighted-average number of common shares used in net loss per share attributable to Heat Biologics, Inc.—basic and diluted	8,408,376	6,469,272	7,880,637	6,445,129
Net loss per share attributable to Heat Biologics, Inc.—basic and diluted	$(0.62)	$(0.46)	$(1.75)	$(1.27)

The following potentially dilutive securities were excluded from the calculation of diluted net loss per share due to their anti-dilutive effect:

	For the Nine Months Ended September 30,
	2015	2014
Outstanding stock options	1,106,895	836,961
Common stock warrants	17,392	17,392
Underwriters warrants	125,000	125,000

HEAT BIOLOGICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

11. Income Tax

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases, operating loss carryforwards, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In accordance with FASB ASC 740, Accounting for Income Taxes, the Company reflects in the accompanying unaudited consolidated financial statements the benefit of positions taken in a previously filed tax return or expected to be taken in a future tax return only when it is considered ‘more-likely-than-not’ that the position taken will be sustained by a taxing authority. As of September 30, 2015 and December 31, 2014, the Company had no unrecognized income tax benefits and correspondingly there is no impact on the Company’s effective income tax rate associated with these items. The Company’s policy for recording interest and penalties relating to uncertain income tax positions is to record them as a component of income tax expense in the accompanying consolidated statements of operations and comprehensive loss. As of September 30, 2015 and December 31, 2014, the Company had no such accruals.

          Shares of Common Stock

——————————

PROSPECTUS

——————————

Sole Book-Running Manager

Roth Capital Partners

          , 2016

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares of common stock being registered in this registration statement) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the SEC registration fee and the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee, are estimates.

SEC registration fee		$1,448
FINRA filing fee		2,657
Accounting fees and expenses		*
Legal fees and expenses		*
Printing and related expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*
Total	$

———————

*

To be provided by amendment

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

Our amended and restated certificate of incorporation provides for indemnification of our directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws provide for indemnification of our directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us, within the meaning of the Securities Act, against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following information sets forth certain information with respect to all securities which we have sold during the last three years.

In April and May 2013, we issued options exercisable for an aggregate of 72,496 shares of common stock at an exercise price of $8.81 to 8 individuals for services rendered.  These issuances were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) (or Regulation D promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701.

Upon the closing of the IPO in July 2013, all shares of our then-outstanding preferred stock automatically converted into an aggregate of 1,696,683 shares of common stock. The issuance qualified for exemption under Section 3(a)(9) of the Securities Act.

We also issued in July 2013, in connection with the IPO, an additional 36,167 shares of our common stock to the Series B Preferred Stockholders and our obligation to issue and their obligation to purchase, Series B-2 Preferred Stock, under the Stock Purchase Agreement we entered into with them was terminated. These issuances were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D promulgated thereunder).

On or about August 25, 2014, the Company issued to Square 1 Bank a Warrant exercisable for 52,695 shares of its common stock. The Warrant is exercisable for a period of ten years at an exercise price of $4.27.  The Warrant was offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering with an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.

On March 3, 2015, we issued 10,000 shares of our common stock to an investor relations firm as partial consideration for services rendered pursuant to the terms of an agreement that we entered into with such firm.  These shares were issued upon the exemption from the registration provisions of the Securities Act provided for by Section 4(a)(2) thereof for transactions not involving a public offering.

On April 30, 2015, we issued 10,000 shares of our common stock to an investor relations firm, as partial consideration for services rendered pursuant to the terms of an agreement that we entered into with such firm. These shares were issued upon the exemption from the registration provisions of the Securities Act provided for by Section 4(a)(2) thereof for transactions not involving a public offering.

On August 30, 2015, we issued 10,000 shares of our common stock to an investor relations firm, as partial consideration for services rendered pursuant to the terms of an agreement that we entered into with such firm. These shares were issued upon the exemption from the registration provisions of the Securities Act provided for by Section 4(a)(2) thereof for transactions not involving a public offering.

ITEM 16. EXHIBITS

Exhibit No.	Description
1.1	Form of Underwriting Agreement
1.2	Form of Underwriting Agreement with Roth†
3.1	Certificate of Incorporation filed on June 10, 2008(4)
3.2	Amended and Restated Bylaws, as currently in effect(4)
3.3	Amended and Restated Certificate of Incorporation filed on October 16, 2009(4)
3.4	Second Amended and Restated Certificate of Incorporation filed on December 16, 2011(4)
3.5	Third Amended and Restated Certificate of Incorporation, as currently in effect(4)
3.6	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation filed on May 29, 2013(1)
4.1	2009 Stock Incentive Plan(4)##
4.2	First Amendment of the 2009 Stock Incentive Plan(4)##
4.3	Second Amendment of the 2009 Stock Incentive Plan(4)##
4.4	Third Amendment of the 2009 Stock Incentive Plan(4)##
4.5	Fourth Amendment of the 2009 Stock Incentive Plan(4)##
4.6	Warrant issued to Square 1 Bank(4)
4.7	Warrant issued to North Carolina Biotechnology Center(1)
4.8	Specimen Common Stock Certificate of Heat Biologics, Inc.(4)
4.9

Form of Stock Purchase Agreement by and among Heat Biologics, Inc. and the Series B investors (Portions of the exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed with the Commission)(4)##

4.10	Form of Representative’s Warrant (1)
4.11	Amendment to Stock Warrant with North Carolina Biotechnology Center(1)
4.12	2014 Stock Incentive Plan (5)##
4.13	Warrant issued to Square 1 Bank(6)
4.14	First Amendment to Loan and Security Agreement with Square 1 Bank dated June 22, 2015(16)
5.1	Opinion of Counsel, Gracin & Marlow, LLP†
10.1	License Agreement (UMJ110) between the University of Miami and Heat Biologics, Inc. effective February 18, 2011 (4)**
10.2	License Agreement (97-14) between the University of Miami and its School of Medicine and Heat Biologics, Inc. effective July 11, 2008(4)**
10.3	License Agreement (143) between the University of Miami and its School of Medicine and Heat Biologics I, Inc. effective February 11, 2011(4)**
10.4	License Agreement (D-107) between the University of Miami and its School of Medicine and Heat Biologics I, Inc. effective February 18, 2011(4)**
10.5	License Agreement (SS114A) between the University of Miami and its School of Medicine and Heat Biologics I, Inc. effective February 18, 2011 (4)**
10.6	Promissory Note with North Carolina Biotechnology Center dated December 14, 2011(4)
10.7	Loan Agreement with North Carolina Biotechnology Center dated December 14, 2011(4)
10.8	Common Stock Subscription Agreement between the University of Miami and Heat Biologics I, Inc. dated July 7, 2009(4)
10.9	Employment Agreement with Jeffrey Wolf dated December 18, 2009(4)##
10.10	Amendment to Employment Agreement with Jeffrey Wolf dated as of January 1, 2011(4)##
10.11	Lease with Europa Center dated as of November 18, 2011(4)

10.12	Non-Exclusive Evaluation and Biological Material License Agreement with American Type Culture Collection effective April 12, 2011(4) **
10.13	Manufacturing Services Agreement with Lonza Walkersville, Inc. dated as of October 20, 2011(1)
10.14	Assignment and Assumption Agreement dated June 26, 2009(4)
10.15	Termination Agreement UM97-114 dated June 26, 2009(4)
10.16	Loan and Security Agreement with Square 1 Bank dated August 7, 2012(2)
10.17	Employment Agreement with Jennifer Harris dated November 3, 2011 and amendment thereto dated May 1, 2013(1)##
10.18	Amendment to License Agreement (UM97-14) dated April 29, 2009(4)
10.19	First Amendment to Loan and Security Agreement with Square 1 Bank dated November 30, 2012(4)
10.20	Second Amendment to License Agreement (UMSS-114) dated August 11, 2009(4)
10.21	Exclusive License between Heat Biologics, Inc. and the University of Michigan dated July 22, 2011(4)
10.22	1st Lease Modification Agreement dated December 19, 2012(3)
10.23	Form of Co Sale and First Refusal Agreement by and among Heat Biologics, Inc. and the Series B investors(4)
10.24	Form of Voting Agreement by and among Heat Biologics, Inc. and the Series B investors(4)
10.25	Form of Investor’s Rights Agreement by and among Heat Biologics, Inc. and the Series B investors(4)
10.26	Second Amendment to Loan and Security Agreement with Square 1 Bank dated January 14, 2013(4)
10.27	Third Amendment to Loan and Security Agreement with Square 1 Bank dated February 28, 2013(4)
10.28	Fourth Amendment to Loan and Security Agreement with Square 1 Bank dated March 19, 2013(4)
10.29	Option Contract for Exclusive License between Heat Biologics, Inc. and the University of Miami dated April 1, 2013(4)
10.30	Fifth Amendment to the Loan and Security Agreement with Square 1 Bank dated April 18, 2013(4)
10.31	Employment Agreement with Matthew Czajkowski dated May 15, 2013(1)##
10.32	Form of Lock-up Agreement(1)
10.33	Form of Agreement with Series B Preferred Stockholders to amend Stock Purchase Agreement(1)
10.34	Employment Agreement, dated as of October 1, 2013, by and between Melissa Price and the Company(7)##
10.34	Employment Agreement, dated as of December 16, 2013, by and between Anil K. Goyal and the Company(8)##
10.35	Amendment to Employment Agreement, dated as of January 20, 2014 between the Company and Jeffrey Wolf(9)##
10.36	Amendment to Employment Agreement, dated as of January 20, 2014 between the Company and Melissa Price(9)##
10.37	Amendment to Employment Agreement, dated as of January 20, 2014 between the Company and Matthew Czajkowski(9)##
10.38	Employment Agreement, dated as of March 3, 2014 between the Company and Taylor Schreiber (11)##
10.39	Lease Agreement dated January 24, 2014(21)
10.40	License Agreement (UMK-161) between the University of Miami and its School of Medicine and Heat Biologics I, Inc. effective March 4, 2014(10) **
10.41	Amendment to Employment Agreement dated May 7, 2014, between the Company and Matthew Czajkowski(12)##
10.42	Loan and Security Agreement dated August 22, 2014 by and between Square 1 Bank, the Company and Heat Biologics I, Inc., Heat Biologics III, Inc. and Heat Biologics IV, Inc.(13)
10.43	Amendment to Employment Agreement dated January 12, 2015 between the Company and Melissa Price(14)##
10.44	Amendment to Employment Agreement dated January 12, 2015 between the Company and Anil Goyal(14)##
10.45	Amendment to Employment Agreement dated January 12, 2015 between the Company and Taylor Schreiber(14)##
10.46	Severance Agreement, dated as of March 9, 2015 with Matthew Czajkowski (15)
10.47	First Amendment to Lease dated January 24, 2014(21)
10.48	Second Amendment to Lease dated January 24, 2014(21)
10.49	Amendment to Employment Agreement between the Company and Taylor Schreiber, M.D., Ph.D., dated July 23, 2015(17)
10.50	Amendment to Employment Agreement between the Company and Melissa Price, Ph.D., dated July 23, 2015(17)
10.51	Amended and Restated Heat Biologics, Inc. 2014 Stock Incentive Plan(18)
10.52	Form of Incentive Stock Option Agreement under the 2014 Stock Incentive Plan, as amended(17)
10.53	Form of Non-Statutory Stock Option Agreement under the 2014 Stock Incentive Plan, as amended(17)
10.54	Employment Agreement, dated as of November 30, 2015 between the Company and Timothy Creech(19)
10.55	Amendment to Employment Agreement between the Company and Jeffrey Wolf, dated January 11, 2016(20)
10.56	Amendment to Employment Agreement between the Company and Melissa Price, dated January 11, 2016(20)
10.57	Amendment to Employment Agreement between the Company and Taylor Schreiber, dated January 11, 2016(20)
10.58	Amendment to Employment Agreement between the Company and Anil Goyal dated January 11, 2016(20)
10.59	Amendment to Employment Agreement between the Company and Timothy Creech dated January 11, 2016(20)
21.1	List of Subsidiaries*
23.1	Consent of Independent Registered Public Accounting Firm (BDO USA, LLP)*
23.2	Consent of Gracin & Marlow, LLP (included in its opinion filed as Exhibit 5.1) †
24.1	Power of Attorney (included on the signature page of this Registration Statement)*
101.INS	XBRL Instance Document *
101.SCH	XBRL Taxonomy Extension Schema Document *

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document *
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document *
101.LAB	XBRL Taxonomy Extension Label Linkbase Document *
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document *

———————

(1)

Previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 30, 2013 (File No. 333-188365).

(2)

Previously filed as an exhibit to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on October 10, 2014 (File No. 333-199274)

(3)

Previously filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2014 (File No. 001-35994).

(4)

Previously filed as an exhibit to the Registration Statement on Form S-1 with the Securities and Exchange Commission on May 6, 2013 (File No. 333-188365).

(5)

Previously filed as an exhibit to the Registration Statement on Form S-8 with the Securities and Exchange Commission on June 13, 2014 (File No. 333-196763)

(6)

Previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on August 15, 2014 (File No. 001-35994).

(7)

Previously filed as an exhibit to the Registration Statement on Form 8-K with the Securities and Exchange Commission on October 1, 2013.

(8)

Previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on December 19, 2013 (File No. 001-35994).

(9)

Previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on January 21, 2014(File No. 001-35994).

(10)

Previously filed as an exhibit to the Annual Report on Form 10-K with the Securities and Exchange Commission on March 31, 2014(File No. 001-35994).

(11)

Previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on March 5, 2014(File No. 001-35994).

(12)

Previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on May 7, 2014 File No. 001-35994).

(13)

Previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on August 25, 2014 File No. 001-35994).

(14)

Previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on January 16, 2015 (File No. 001-35994).

(15)

Previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on March 10, 2015 (File No. 001-35994).

(16)

Previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on June 24, 2015 (File No. 001-35994).

(17)

Previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on July 27, 2015 (File No. 001-35994).

(18)

Previously filed as Appendix A to the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 22, 2015).

(19)

Previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on December 1, 2015 (File No. 001-35994).

(20)

Previously filed as an exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on January 15, 2016 (File No. 001-35994).

(21)

Previously filed as an exhibit to the Annual Report on Form 10-K with the Securities and Exchange Commission on March 27, 2015 (File No. 001-35994).

*

Filed herewith.

†

To be filed by amendment.

##

Management contract or compensatory plan or arrangement required to be identified pursuant to Item 15(a)(3) of this report.

**

Confidential treatment has been requested as to certain portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, January 21, 2016.

HEAT BIOLOGICS, INC.

By:	/s/ Jeffrey Wolf
Name:	Jeffrey Wolf
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned hereby severally constitute and appoint Jeffrey Wolf our true and lawful attorney-in-fact and agent, with full power to sign for us, and in our names in the capacities indicated below, any and all amendments to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act 1933, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Wolf	Chief Executive Officer,	January 21, 2016
Jeffrey Wolf	President and Chairman (Principal Executive Officer)

/s/ Timothy Creech	Chief Financial Officer	January 21, 2016
Timothy Creech	(Principal Financial and Accounting Officer)

/s/ John Monahan, Ph.D.	Director	January 21, 2016
John Monahan, Ph.D.

/s/ Michael Kharitonov, Ph.D.	Director	January 21, 2016
Michael Kharitonov, Ph.D.

/s/ Louis C. Bock	Director	January 21, 2016
Louis C. Bock

/s/ Paul Belsky, MD	Director	January 21, 2016
Paul Belsky, MD

/s/ Edward B. Smith	Director	January 21, 2016
Edward B. Smith